UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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THE GOODYEAR TIRE & RUBBER COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of

2013 Annual Meeting of Shareholders

and

Proxy Statement

The Goodyear Tire & Rubber Company

200 Innovation Way

Akron, Ohio 44316-0001

DATE:	April 15, 2013

TIME:	4:30 p.m., Akron Time

PLACE:	Hilton Akron/Fairlawn

3180 West Market Street

Akron, Ohio 44333

YOUR VOTE IS IMPORTANT

Please vote. Most shareholders may vote by internet or telephone as well as by mail.

Please refer to your proxy card or page 78 of the Proxy Statement for information on how to vote by internet or telephone. If you choose to vote by mail, please complete, date and sign your proxy card and promptly return it in the enclosed envelope.

RICHARD J. KRAMER CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND PRESIDENT

March     , 2013

Dear Shareholders:

You are cordially invited to attend Goodyear’s 2013 Annual Meeting of Shareholders, which will be held at the Hilton Akron/Fairlawn, 3180 West Market Street, Akron, Ohio, at 4:30 p.m., Akron Time, on Monday, April 15, 2013. During the meeting, we will discuss each item of business described in the Notice of Annual Meeting of Shareholders and Proxy Statement, and give a report on matters of current interest to our shareholders.

This booklet includes the Notice of Annual Meeting as well as the Proxy Statement, which provides information about Goodyear and describes the business we will conduct at the meeting.

We hope you will be able to attend the meeting. Whether or not you plan to attend, it is important that you vote via the internet, by telephone or by completing, dating, signing and promptly returning your proxy card. This will ensure that your shares will be represented at the meeting. If you attend and decide to vote in person, you may revoke your proxy. Remember, your vote is important!

Sincerely,

RICHARD J. KRAMER Chairman of the Board, Chief Executive Officer and President

THE GOODYEAR TIRE & RUBBER COMPANY

NOTICE OF THE

2013 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 15, 2013

To the Shareholders:

The 2013 Annual Meeting of Shareholders of The Goodyear Tire & Rubber Company, an Ohio corporation, will be held at the Hilton Akron/Fairlawn, 3180 West Market Street, Akron, Ohio, on Monday, April 15, 2013 at 4:30 p.m., Akron Time, for the following purposes:

1.	To elect the twelve members of the Board of Directors named in the Proxy Statement to serve one-year terms expiring at the 2014 Annual Meeting of Shareholders (Proxy Item 1);

2.	To consider and approve an advisory resolution regarding the compensation of our named executive officers (Proxy Item 2);

3.	To consider and approve a proposal regarding the adoption of the 2013 Performance Plan (Proxy Item 3);

4.	To consider and approve a proposal to amend Goodyear’s Code of Regulations to reduce the voting standard to remove directors (Proxy Item 4);

5.	To consider and approve a proposal to amend Goodyear’s Articles of Incorporation to reduce the voting standard for certain business combination transactions (Proxy Item 5);

6.	To consider and approve a proposal to amend Goodyear’s Articles of Incorporation to eliminate cumulative voting in the election of directors (Proxy Item 6);

7.	To consider and approve a proposal to amend Goodyear’s Code of Regulations to extend the time to call special meetings (Proxy Item 7);

8.	To consider and approve a proposal to amend Goodyear’s Code of Regulations to “opt out” of the Ohio Control Share Acquisition Law (Proxy Item 8);

9.	To consider and approve a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013 (Proxy Item 9); and

10.	To act upon such other matters and to transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors fixed the close of business on February 20, 2013 as the record date for determining shareholders entitled to notice of, and to vote at, the 2013 Annual Meeting. Only holders of record of Goodyear common stock at the close of business on February 20, 2013 will be entitled to vote at the 2013 Annual Meeting and adjournments, if any, thereof.

March     , 2013

By order of the Board of Directors:

David L. Bialosky, Secretary

Please complete, date and sign your Proxy and return it promptly in the enclosed envelope, or vote via the internet or by telephone.

I

PROXY STATEMENT

The Goodyear Tire & Rubber Company

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Goodyear Tire & Rubber Company, an Ohio corporation (“Goodyear,” “Company,” “we,” “our” or “us”), to be voted at the annual meeting of shareholders to be held April 15, 2013 (the “Annual Meeting”), and at any adjournments thereof, for the purposes set forth in the accompanying notice.

Goodyear’s executive offices are located at 200 Innovation Way, Akron, Ohio 44316-0001. Our telephone number is 330-796-2121.

Our Annual Report to Shareholders for the year ended December 31, 2012 is enclosed with this Proxy Statement. The Annual Report is not considered part of the proxy solicitation materials. The approximate date on which this Proxy Statement and the related materials are first being sent to shareholders is March     , 2013.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on April 15, 2013:

The Proxy Statement, Proxy Card and Annual Report to Shareholders for the year ended December 31, 2012 are available at www.proxyvote.com.

Shares Voting.    Holders of shares of the common stock, without par value, of Goodyear (the “Common Stock”) at the close of business on February 20, 2013 (the “record date”) are entitled to notice of and to vote the shares of Common Stock they hold on the record date at the Annual Meeting. As of the close of business on the record date, there were 245,528,843 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

Quorum.    In order for any business to be conducted, holders of at least a majority of shares entitled to vote must be represented at the meeting, either in person or by proxy.

Adjourned Meeting.    The holders of a majority of shares represented at the meeting, whether or not a quorum is present, may adjourn the meeting. If the time and place of the adjourned meeting is announced at the time adjournment is taken, no other notice need be given.

Vote Required.    In accordance with Goodyear’s Articles of Incorporation, a director nominee must receive, in an uncontested election of directors for which cumulative voting is not in effect, a greater number of votes cast “for” his or her election than “against” his or her election. Under Ohio law, an incumbent director who is not re-elected will continue in office as a “holdover” director until his or her successor is elected by a subsequent shareholder vote, or his or her earlier resignation, removal from office or death. In order to address “holdover” terms for any incumbent directors who fail to be re-elected under our majority vote standard, our Corporate Governance Guidelines provide that if a director nominee does not receive a majority affirmative vote, he or she will promptly offer his or her resignation as a director to the Board of Directors. Within 90 days, the Board will decide, after taking into account the recommendation of the Governance Committee (in each case excluding the nominee(s) in question), whether to accept the resignation. The Governance Committee and the Board may consider any relevant factors in deciding whether to accept a director’s resignation. The Board’s explanation of its decision shall be promptly disclosed in a filing with the Securities and Exchange Commission.

The affirmative vote of at least a majority of the shares of Common Stock outstanding on the record date is required for a management or shareholder proposal, other than an advisory vote, to be adopted at the Annual

Meeting. When considering the results of advisory votes, the Board of Directors intends to consider only those votes actually cast at the Annual Meeting.

Abstentions and “broker non-votes,” which occur when your broker does not have discretionary voting authority on a matter and you do not provide voting instructions, have the same effect as votes against any proposal voted upon by shareholders but have no effect on the election of directors or advisory votes.

Voting Shares Held in Street Name.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares. If you do not return the voting instruction card, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote only on matters deemed to be routine, such as the ratification of the selection of an accounting firm (Proxy Item 9). The election of directors (Proxy Item 1), the executive compensation advisory vote (Proxy Item 2), the approval of the 2013 Performance Plan (Proxy Item 3) and the various amendments to our Articles of Incorporation and Code of Regulations (Proxy Items 4 through 8) are not considered to be routine matters, and your broker will not have discretion to vote on those matters unless you specifically instruct your broker to do so by returning your signed voting instruction card. If you do not provide voting instructions to your broker, your shares will not be voted for any director nominee or on any matter on which your broker does not have discretionary authority (resulting in a broker non-vote). Broker non-votes will have the same effect as a vote against a proposal, but will have no effect on the election of directors or advisory votes.

Cumulative Voting for Directors.    In the voting for directors, you have the right to vote cumulatively for the candidates nominated. Under the Ohio General Corporation Law, all of the shares of Common Stock may be voted cumulatively in the election of directors if any shareholder gives written notice to our President, a Vice President or the Secretary not less than 48 hours before the time set for the Annual Meeting, and an announcement of the notice is made at the beginning of the Annual Meeting by the Chairman or the Secretary or by or on behalf of the shareholder giving such notice. If cumulative voting is in effect, you may (a) give one candidate the number of votes equal to twelve times the number of shares of Common Stock you are entitled to vote, or (b) distribute your votes among the twelve candidates as desired.

Voting of Proxy.    Messrs. David L. Bialosky, Darren R. Wells and Bertram Bell have been designated as proxies to vote shares of Common Stock in accordance with your instructions. You may give your instructions using the accompanying proxy card, via the internet or by telephone.

Your shares will be voted for the twelve nominees identified at pages 8 through 16, unless your instructions are to vote against any one or more of the nominees or to vote cumulatively for one or more of the nominees for election. The proxies may cumulatively vote your shares if they consider it appropriate, except to the extent you expressly withhold authority to cumulate votes as to a nominee.

Your Board of Directors anticipates that all of the nominees named will be available for election. In the event an unexpected vacancy occurs, your proxy may be voted for the election of a new nominee designated by the Board of Directors.

Proxies received and not revoked prior to the Annual Meeting will be voted in favor of each of Proxy Items 2 through 9, unless your instructions are otherwise.

Revocability of Proxy.    You may revoke or revise your proxy (whether given by mail, via the internet or by telephone) by the delivery of a later proxy or by giving notice to Goodyear in writing or in open meeting. Your proxy revocation or revision will not affect any vote previously taken. If you hold your shares in “street name” please refer to the information forwarded by your broker, bank or nominee who is considered the shareholder of record for procedures on revoking or changing your voting instructions.

Confidentiality.    Your vote will be confidential except (a) as may be required by law, (b) as may be necessary for Goodyear to assert or defend claims, (c) in the case of a contested election of director(s), or (d) at your express request.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Goodyear is committed to having sound corporate governance principles. Having such principles is essential to running Goodyear’s business efficiently and to maintaining Goodyear’s integrity in the marketplace. Goodyear’s Corporate Governance Guidelines, Business Conduct Manual, Board of Directors and Executive Officers Conflict of Interest Policy and charters for each of the Audit, Compensation, Corporate Responsibility and Compliance, Finance, and Governance Committees are available at http://www.goodyear.com/investor/investor governance.html. Please note, however, that information contained on the website is not incorporated by reference in this Proxy Statement or considered to be a part of this document. A copy of the committee charters and corporate governance policies may also be obtained upon request to the Goodyear Investor Relations Department.

Board Independence

The Board has determined that ten of the twelve director nominees (Mmes. Peterson and Streeter and Messrs. Conaty, Firestone, Geissler, Hellman, McCollough, McGlade, Palmore and Weidemeyer) are independent within the meaning of Goodyear’s independence standards, which are based on the criteria established by The NASDAQ Stock Market and are included as Annex I to Goodyear’s Corporate Governance Guidelines. Mr. Kramer, our Chairman of the Board, Chief Executive Officer and President, is not considered independent. In addition, in light of his relationship with the United Steelworkers (the “USW”), Mr. Wessel is not considered independent. Further, the Board expects that Mr. Wessel will recuse himself from discussions and deliberations regarding Goodyear’s relationship with the USW. The Board also determined that the nature and size of the ordinary course commercial relationships between Goodyear and Xerox Corporation and between Goodyear and Air Products and Chemicals, Inc. did not impair the independence of Mr. Firestone or Mr. McGlade, respectively. In each case, the relationships were de minimis, constituting less than one-tenth of one percent (0.1%) of either Goodyear’s or the other company’s consolidated gross revenues in the current fiscal year and each of the last three completed fiscal years.

Board Structure and Committee Composition

As of the date of this Proxy Statement, Goodyear’s Board has twelve directors, each elected annually, and the following five committees: (1) Audit, (2) Compensation, (3) Corporate Responsibility and Compliance, (4) Finance, and (5) Governance. The current membership and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. During 2012, the Board held eight meetings. Each director attended at least 75% of all Board and applicable Committee meetings. Directors are expected to attend annual meetings of Goodyear’s shareholders. All of the directors attended the last annual meeting of shareholders. As described on Goodyear’s website at http://www.goodyear.com/investor/investor_contact_brd.html, shareholders may communicate with the Board or any of the directors (including the Lead Director or the non-management directors as a group) by sending correspondence to the Office of the Secretary, The Goodyear Tire & Rubber Company, 200 Innovation Way, Akron, Ohio 44316-0001. All communications will be compiled by the Secretary and submitted to the Board or the individual directors on a periodic basis.

Audit Committee

The members of the Audit Committee are Mr. Firestone, Mr. Geissler, Mr. Hellman (Chairman) and Mr. McCollough. The Board has determined that each member of the Audit Committee is independent within the meaning of Goodyear’s independence standards and applicable Securities and Exchange Commission rules and regulations, and each of Mr. Hellman and Mr. McCollough is an audit committee financial expert. The Committee met seven times in 2012.

The Audit Committee assists the Board in fulfilling its responsibilities for oversight of the integrity of Goodyear’s financial statements, Goodyear’s compliance with legal and regulatory requirements related to financial reporting, the independent registered public accounting firm’s qualifications and independence, and the performance of Goodyear’s internal auditors and independent registered public accounting firm. Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews the Audit Committee charter and the Committee’s performance; appoints, evaluates and determines the compensation of Goodyear’s independent registered public accounting firm; reviews and approves the scope of the annual audit plan; reviews and pre-approves all auditing services and permitted non-audit services (and related fees) to be performed by the independent registered public accounting firm; oversees investigations into complaints concerning financial matters; and reviews policies and guidelines with respect to risk assessment and risk management, including Goodyear’s major financial risk exposures. The Audit Committee works closely with management as well as Goodyear’s independent registered public accounting firm. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from Goodyear for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The report of the Audit Committee is on page 75 of this Proxy Statement.

Compensation Committee

The members of the Compensation Committee are Mr. Conaty, Mr. McCollough, Ms. Streeter and Mr. Weidemeyer (Chairman). The Board has determined that each member of the Compensation Committee is independent within the meaning of Goodyear’s independence standards. The Committee met five times in 2012.

The Board of Directors has delegated to the Compensation Committee primary responsibility for establishing and administering Goodyear’s compensation programs for officers and other key personnel. The Compensation Committee oversees Goodyear’s compensation and benefit plans and policies for directors, officers and other key personnel, administers its stock plans (including reviewing and recommending equity grants to officers and other key personnel), and reviews and approves annually all compensation decisions relating to officers, including the Chief Executive Officer (“CEO”). The Compensation Committee also prepares a report on executive compensation for inclusion in the annual proxy statement and reviews and discusses the Compensation Discussion and Analysis with management and recommends its inclusion in the annual proxy statement. The report of the Compensation Committee is on page 39 of this Proxy Statement.

In performing its duties, the Compensation Committee meets periodically with the CEO to review compensation policies and specific levels of compensation paid to officers and other key personnel, and reports and makes recommendations to the Board regarding executive compensation policies and programs. The Compensation Committee informs the non-management directors of the Board of its decisions regarding compensation for the CEO and other significant decisions related to the administration of its duties. The Compensation Committee also will consider the results of shareholder advisory votes on executive compensation matters and the changes, if any, to Goodyear’s executive compensation policies, practices and plans that may be warranted as a result of any such vote and reviews an annual risk assessment of Goodyear’s executive compensation policies, practices and plans as part of its role in overseeing management’s identification and management of, and planning for, compensation-related risks. Under its charter, the Compensation Committee may delegate its authority to one or more of its members as appropriate.

The Compensation Committee has the authority to retain and terminate outside advisors, including independent compensation consultants, to assist it in evaluating actual and proposed compensation for officers. The Compensation Committee also has the authority to approve, and receive appropriate funding from Goodyear for, any such outside advisor’s fees. The Compensation Committee solicits advice from its independent compensation consultant, Frederic W. Cook & Co., Inc., on executive compensation matters relating to the CEO and other officers. This advice is described in more detail under the heading “Compensation of Executive Officers and Directors – Compensation Discussion and Analysis – Role of Compensation Consultant.”

Committee on Corporate Responsibility and Compliance

The members of the Committee on Corporate Responsibility and Compliance are Mr. Geissler, Mr. McGlade, Mrs. Peterson (Chairperson) and Mr. Wessel. The Committee met three times in 2012.

The Committee on Corporate Responsibility and Compliance reviews Goodyear’s legal compliance programs as well as its business conduct policies and practices and its policies and practices regarding its relationships with shareholders, employees, customers, governmental agencies and the general public. The Committee also monitors Goodyear’s objectives, policies and programs with respect to environmental sustainability, workplace health and safety, diversity and product quality. The Committee may also recommend appropriate new policies to the Board of Directors.

Finance Committee

The members of the Finance Committee are Mr. Firestone (Chairman), Mr. Hellman, Mr. Palmore and Mr. Weidemeyer. The Committee met four times in 2012.

The Finance Committee consults with management and makes recommendations to the Board of Directors regarding Goodyear’s capital structure, dividend policy, tax strategies, compliance with terms in financing arrangements, risk management strategies, banking arrangements and lines of credit, and pension plan funding. The Finance Committee also reviews and consults with management regarding policies with respect to interest rate and foreign exchange risk, liquidity management, counterparty risk, derivative usage, credit ratings, and investor relations activities.

Governance Committee

The members of the Governance Committee are Mr. Conaty, Mr. McGlade, Mr. Palmore (Chairman), Mrs. Peterson and Ms. Streeter. The Board has determined that each member of the Governance Committee is independent within the meaning of Goodyear’s independence standards. The Committee met six times in 2012.

The Governance Committee identifies, evaluates and recommends to the Board of Directors candidates for election to the Board. The Committee also develops and recommends appropriate corporate governance guidelines, recommends policies and standards for evaluating the overall effectiveness of the Board of Directors in the governance of Goodyear and undertakes such other activities as may be delegated to it from time to time by the Board of Directors.

Board Leadership Structure

Mr. Kramer serves as our Chairman of the Board, Chief Executive Officer and President. The Board also has a “Lead Director” who is responsible for coordinating the activities of the non-management directors and leading executive sessions of the non-management and independent directors, which are generally held in conjunction with regularly scheduled Board meetings. Additional duties of our Lead Director are set forth in Annex II to our Corporate Governance Guidelines. Mr. McCollough currently serves as our Lead Director.

The Board believes that the current Board leadership structure is the most appropriate for the Company and its shareholders at this time. Mr. Kramer has held positions of increasing responsibility at Goodyear for the past thirteen years, including Chief Financial Officer and President, North American Tire, and has extensive knowledge of the Company and the tire industry, which is valuable to the Board in his role as Chairman. In addition, the Board has an independent Lead Director to ensure that the independent and non-management members of the Board maintain proper oversight of management. The Board has no policy that requires the combination or separation of the Chairman and CEO roles, and may reconsider our leadership structure from time to time based on considerations at that time.

Board’s Role in Risk Oversight

Management continually monitors the material risks facing the Company, including competitive, financial (accounting, liquidity and tax), legal, operational, regulatory and strategic risks. The Board as a whole has responsibility for oversight of management’s identification and management of, and planning for, those risks. Reviews of certain areas are conducted by relevant Board Committees that report their deliberations to the Board.

The Board and its Committees oversee risks associated with their principal areas of focus, as summarized below. The Board and its Committees exercise their risk oversight function by carefully evaluating the reports they receive from management and by making inquiries of management with respect to areas of particular interest to the Board. Board oversight of risk is enhanced by the fact that the Lead Director and Chairman attend virtually all Committee meetings and that Committee reports are provided to the full Board following each Committee meeting. We believe that our leadership structure also enhances the Board’s risk oversight function since our Lead Director regularly discusses the material risks facing the Company with management. The Chairman is also expected to report candidly to his fellow directors on his assessment of the material risks we face, based upon the information he receives as part of his management responsibilities. Both the Lead Director and the Chairman are well-equipped to lead Board discussions on risk issues.

Board/Committee	Primary Areas of Risk Oversight
Full Board	Strategic, financial and execution risk associated with the annual operating plan and five-year strategic plan (including allocation of capital investments); major litigation and regulatory matters; acquisitions and divestitures; and management succession planning.

Audit Committee	Risks associated with financial matters, particularly financial reporting, accounting, disclosure and internal controls.

Compensation Committee	Risks associated with the establishment and administration of executive compensation and equity-based compensation programs and performance management of officers.

Governance Committee	Risks associated with Board effectiveness and organization, corporate governance matters, and director succession planning.

Finance Committee	Risks associated with liquidity, pension plans (including investment performance, asset allocation and funded status), taxes, currency and interest rate exposures, and insurance strategies.

Committee on Corporate Responsibility and Compliance	Risks associated with health, safety and the environment, sustainability, and the Company’s legal and ethical compliance program.

Consideration of Director Nominees

The policy of the Governance Committee is to consider properly submitted shareholder nominations of candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Director.” In evaluating such nominations, the Governance Committee seeks to address the criteria described below under “Director Selection Guidelines.”

Any shareholder desiring to submit a proposed candidate for consideration by the Governance Committee should send the name of such proposed candidate, together with biographical data and background information concerning the candidate, to the Office of the Secretary, The Goodyear Tire & Rubber Company, 200 Innovation Way, Akron, Ohio 44316-0001.

Director Selection Guidelines

The Board of Directors has approved guidelines for selecting directors as part of our Corporate Governance Guidelines. Criteria considered in the selection of directors include:

•	Personal qualities and characteristics, including the highest personal and professional integrity, sound judgment, and reputation in the business community or a record of public service;

•	Substantial business experience or professional expertise and a record of accomplishments;

•	Experience and stature necessary to be highly effective, working with other members of the Board, in serving the long-term interests of shareholders;

•	Ability and willingness to devote sufficient time to the affairs of the Board and the Company and to carry out their duties effectively; and

•

The needs of the Company at the time of nomination to the Board and the fit of a particular individual’s skills and personality with those of the other directors in building a Board that is effective and responsive to the needs of the Company.

In order to provide a diversity of perspectives in Board deliberations, the nominating process should also attempt to ensure that the Board as a whole reflects diverse business experience, substantive expertise, skills and background, as well as diversity in personal characteristics, such as age, gender and ethnicity. A person’s ability to satisfy Goodyear’s independence standards and those of The NASDAQ Stock Market may also be evaluated.

Identifying and Evaluating Nominees for Director

The Governance Committee is responsible for identifying, screening and recommending persons for nomination to the Board. The Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. On occasion, the Committee may also retain third-party executive search firms to identify candidates. In addition, under our prior master labor agreement with the USW, the USW had the right to nominate a candidate for consideration for membership on the Board. Mr. Wessel, who became a director in December 2005, was identified and recommended by the USW. Mr. Palmore and Mr. McGlade were initially identified as potential candidates for Board membership by a third-party executive search firm.

Once a prospective nominee has been identified, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members and the likelihood that the prospective nominee can satisfy the director selection guidelines described above. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee. The Committee then evaluates the prospective nominee against the standards and qualifications set out in Goodyear’s director selection guidelines. The Committee also considers such other relevant factors as it deems appropriate, including the balance of management and independent directors and the evaluations of other prospective nominees. As described above under “Director Selection Guidelines,” diversity is among the many factors that the Committee considers in evaluating prospective nominees. We consider the members of our Board to have a diverse set of business and personal experiences, backgrounds and expertise, and to be diverse in terms of age, gender and ethnicity.

In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be elected to the Board, and the Board makes its decision after considering the recommendation and report of the Committee.

ELECTION OF DIRECTORS

(Item 1 on your Proxy)

The Board of Directors has selected the following twelve nominees recommended by the Governance Committee for election to the Board of Directors. The directors will hold office from their election until the next Annual Meeting of Shareholders, or until their successors are elected and qualified. If any of these nominees for director becomes unavailable, the persons named in the proxy intend to vote for any alternate designated by the current Board of Directors.

WILLIAM J. CONATY

Current Principal Occupation:    President of Conaty Consulting LLC and Advisory Partner of Clayton, Dubilier & Rice, LLC

Goodyear Director Since: August 1, 2011

Current Goodyear Committee Assignments:

•	Compensation

•	Governance

Description of Business Experience:

Mr. Conaty served as Senior Vice President of Corporate Human Resources for General Electric Company from 1993 to 2007. He joined General Electric in 1967 and in his 40-year career, moved through a progression of leadership roles in the company’s transportation, aerospace and aircraft engines businesses. Following his retirement from General Electric, he formed Conaty Consulting LLC and joined Clayton, Dubilier & Rice as an advisory partner. He also serves on the advisory board of Cornell University’s Center for Advanced Human Resource Studies and is a trustee of Bryant University and Dartmouth-Hitchcock Hospital.

Mr. Conaty has extensive human resources, executive compensation and executive management experience from his long and successful tenure at General Electric. His skills in coaching and developing leaders and teams are an asset to both the Board of Directors and Goodyear, particularly with respect to talent development, succession planning, labor relations and executive compensation matters.

Other Public Company Directorships Held Since January 1, 2008:

•	Hewitt Associates (2008 — 2010)

Age: 67

JAMES A. FIRESTONE

Current Principal Occupation:    Executive Vice President and President, Corporate Operations of Xerox Corporation

Goodyear Director Since: December 3, 2007

Current Goodyear Committee Assignments:

•	Audit

•	Finance (Chairman)

Description of Business Experience:

Mr. Firestone is an Executive Vice President of Xerox Corporation and has been President, Corporate Operations since September 2008. Mr. Firestone was President of Xerox North America from October 2004 to September 2008. He has also served as head of Xerox’s channels group and as chief strategy officer. Before joining Xerox in 1998, Mr. Firestone worked for IBM Corporation as general manager of the Consumer Division and for Ameritech Corporation as president of Consumer Services. He began his business career in 1978 with American Express, where during his 15-year tenure he ultimately rose to President, Travelers Cheques.

Mr. Firestone has extensive executive management experience in positions of increasing responsibility, including most recently as a senior executive officer of Xerox Corporation, which is of similar size and global complexity as Goodyear. He also has over 17 years of profit and loss management responsibility, as well as over 10 years of international business experience while working in Japan for American Express. These experiences provide him with unique and valuable insights as a director of Goodyear, particularly with respect to operations and finance matters.

Other Public Company Directorships Held Since January 1, 2008:

•	The Nomura Partners Fund (2005 — present)

Age: 58

WERNER GEISSLER

Current Principal Occupation:    Vice Chairman, Global Operations of The Procter & Gamble Company

Goodyear Director Since: February 21, 2011

Current Goodyear Committee Assignments:

•	Audit

•	Corporate Responsibility and Compliance

Description of Business Experience:

Mr. Geissler has been Vice Chairman, Global Operations of The Procter & Gamble Company since August 2007 and was Group President, Central & Eastern Europe, Middle East and Africa from July 2004 to July 2007. He joined Procter & Gamble in 1979 and has held positions of increasing responsibility in various brand and general management and operations roles in Europe, the Middle East, Central Asia, Japan, Africa and the United States. He is also a member of the Supervisory Board and Audit Committee of the International Management Development School in Lausanne, Switzerland, a leading global institution for senior management education.

Mr. Geissler, a native of Germany, has deep executive management experience, including as a senior executive officer of Procter & Gamble, where he currently oversees Procter & Gamble’s extensive worldwide business operations. He has significant international business experience and profit and loss management responsibility. These experiences provide him with valuable insights as a director of Goodyear, particularly with respect to consumer marketing and international, operations and finance matters.

Other Public Company Directorships Held Since January 1, 2008:

•	None

Age: 59

PETER S. HELLMAN

Current Principal Occupation:    Retired. Formerly President and Chief Financial and Administrative Officer of Nordson Corporation

Goodyear Director Since: October 5, 2010

Current Goodyear Committee Assignments:

•	Audit (Chairman)

•	Finance

Description of Business Experience:

Mr. Hellman retired from Nordson Corporation, a designer, manufacturer and marketer of industrial equipment, in 2008 after a career of over 20 years with large, multinational companies in both financial and operating executive positions. Mr. Hellman was President and Chief Financial and Administrative Officer of Nordson Corporation from 2004 to January 2008 and Executive Vice President and Chief Financial and Administrative Officer from 2000 to 2004. Prior to joining Nordson in 2000, Mr. Hellman was with TRW Inc. for 10 years and held various positions, including as President and Chief Operating Officer and as Chief Financial Officer. Mr. Hellman also serves on the boards of several nonprofit organizations.

Mr. Hellman has significant financial reporting expertise due to his service as a Chief Financial Officer at both Nordson and TRW, providing him with the necessary skills to be Chairman of our Audit Committee, where he also qualifies as an “audit committee financial expert.” He also has extensive operational experience at both companies. In addition, Mr. Hellman has served on public company boards for over 18 years. Through his board and management experience, Mr. Hellman also has significant experience with corporate governance practices and legal and regulatory compliance issues. Mr. Hellman’s financial and operating experience, business leadership skills and board experience enable him to provide valuable contributions as a Goodyear director.

Other Public Company Directorships Held Since January 1, 2008:

•	Baxter International Inc. (2005 — present)

•	Owens-Illinois, Inc. (2007 — present)

•	Qwest Communications International Inc. (2000 — 2011)

•	Nordson Corporation (2001 — 2008)

Age: 63

RICHARD J. KRAMER

Current Principal Occupation:    Chairman of the Board, Chief Executive Officer and President of Goodyear

Goodyear Director Since: February 22, 2010

Description of Business Experience:

Mr. Kramer joined Goodyear in March 2000 as Vice President — Corporate Finance, serving in that capacity as Goodyear’s principal accounting officer until August 2002, when he was elected Vice President, Finance — North American Tire. In August 2003, he was named Senior Vice President, Strategic Planning and Restructuring, and in June 2004 was elected Executive Vice President and Chief Financial Officer. Mr. Kramer was elected President, North American Tire in March 2007 and continued to serve as Chief Financial Officer until August 2007. In June 2009, Mr. Kramer was elected Chief Operating Officer and continued to serve as President, North American Tire until February 16, 2010. He was elected Chief Executive Officer and President effective April 13, 2010 and Chairman effective October 1, 2010. Prior to joining Goodyear, Mr. Kramer was with PricewaterhouseCoopers LLP for 13 years, including two years as a partner.

Mr. Kramer has been an executive officer of Goodyear for 13 years. Mr. Kramer has held several key positions at Goodyear and has had a critical role in creating our strategy and strengthening our leadership teams as Chief Executive Officer and previously as Chief Financial Officer and as President, North American Tire. Mr. Kramer’s deep knowledge of Goodyear, global markets, manufacturing, finance and accounting provides our Board with valuable perspectives that are necessary to advance Goodyear’s business and the interests of our shareholders.

Mr. Kramer does not serve on any Board committees.

Other Public Company Directorships Held Since January 1, 2008:

•	The Sherwin-Williams Company (April 2012 — present)

Age: 49

W. ALAN McCOLLOUGH

Current Principal Occupation:    Retired. Formerly Chairman and Chief Executive Officer of Circuit City Stores Inc.

Goodyear Director Since: April 10, 2007

Current Goodyear Board Assignments:

•	Lead Director

Current Goodyear Committee Assignments:

•	Audit

•	Compensation

Description of Business Experience:

Mr. McCollough joined Circuit City Stores Inc., a consumer electronics retailer, in 1987 as general manager of corporate operations, and was named assistant vice president in 1989, president of central operations in 1991, and senior vice president of merchandising in 1994. He served as President and Chief Operating Officer from 1997 to 2000 and as President and Chief Executive Officer from 2000 to 2002. Mr. McCollough was elected Chairman, President and Chief Executive Officer of Circuit City in 2002 and served in those capacities until 2005. He remained Chief Executive Officer until February 2006 and Chairman until his retirement in June 2006. Mr. McCollough also serves as a trustee of the Joslin Diabetes Center, a nonprofit organization.

Mr. McCollough has extensive senior executive management experience, particularly in operations and consumer merchandising and marketing. His experience as Chairman and Chief Executive Officer of Circuit City provides him with the necessary skills to be Lead Director and serve on our Audit Committee, where he also qualifies as an “audit committee financial expert.” Mr. McCollough’s past service as Chairman of Circuit City, as well as his current service on other public company boards of directors, provides us with important perspectives on corporate governance matters.

Other Public Company Directorships Held Since January 1, 2008:

•	La-Z-Boy Inc. (2007 — present)

•	VF Corporation (2000 — present)

Age: 63

JOHN E. McGLADE

Current Principal Occupation:    Chairman, President and Chief Executive Officer of Air Products and Chemicals, Inc.

Goodyear Director Since: December 5, 2012

Current Goodyear Committee Assignments:

•	Corporate Responsibility and Compliance

•	Governance

Description of Business Experience:

Mr. McGlade has been Chairman, President and Chief Executive Officer of Air Products and Chemicals, Inc., a global provider of atmospheric, process and specialty gases, since March 2008. He joined Air Products in 1976 and held various positions of increasing responsibility, including as Group Vice President, Chemicals Group, and President and Chief Operating Officer. Mr. McGlade also serves on the board of directors of the American Chemistry Council and is a trustee of Lehigh University.

Mr. McGlade has strong leadership skills and extensive management, international and operating experience, including as Chief Executive Officer of Air Products. He has also had responsibility for the environment, health, safety and quality function during his career at Air Products. These experiences provide him with unique and valuable insights as a director of Goodyear, particularly with respect to operations matters.

Other Public Company Directorships Held Since January 1, 2008:

•	Air Products and Chemicals, Inc. (2007 — present)

Age: 59

RODERICK A. PALMORE

Current Principal Occupation:    Executive Vice President, General Counsel, Chief Compliance and Risk Management Officer, and Secretary of General Mills, Inc.

Goodyear Director Since: August 7, 2012

Current Goodyear Committee Assignments:

•	Finance

•	Governance (Chairman)

Description of Business Experience:

Mr. Palmore joined General Mills, a global manufacturer and marketer of food products, as Executive Vice President, General Counsel, Chief Compliance and Risk Management Officer, and Secretary in February 2008. From 1996 to 2008, he worked for Sara Lee Corporation in a variety of legal leadership roles, ultimately becoming Executive Vice President, General Counsel and Secretary. Prior to 1996, he worked at the U.S. Department of Justice and in private practice.

In his role at General Mills, he is responsible for the company’s worldwide legal activities, corporate ethics, compliance, and corporate security. Through his experience as general counsel of consumer product public companies, in private practice and as an Assistant U.S. Attorney, Mr. Palmore has extensive experience in corporate governance and the legal issues facing Goodyear. In addition, his experience provides him with strong risk management skills. This broad business knowledge and public board experience, as well as his strong leadership skills, will be valuable assets to the Board of Directors.

Other Public Company Directorships Held Since January 1, 2008:

•	CBOE Holdings, Inc. (2000 — present)

Age: 61

SHIRLEY D. PETERSON

Current Principal Occupation:    Retired. Formerly a partner in the law firm of Steptoe & Johnson LLP

Goodyear Director Since: April 13, 2004

Current Goodyear Committee Assignments:

•	Corporate Responsibility and Compliance (Chairperson)

•	Governance

Description of Business Experience:

Mrs. Peterson was President of Hood College, a liberal arts college in Frederick, Maryland, from 1995 to 2000. From 1989 to 1993 she served in the U.S. Government, first appointed by President George H.W. Bush as Assistant Attorney General in the Tax Division of the Department of Justice, then as Commissioner of the Internal Revenue Service. She was also a partner in the law firm of Steptoe & Johnson LLP where she served a total of 22 years from 1969 to 1989 and from 1993 to 1994. Mrs. Peterson was a Trustee of Bryn Mawr College from 1994 to 2007 and is currently a Trustee Emerita.

Mrs. Peterson’s legal, financial and executive management experience from both the public and private sectors provides Goodyear with important perspectives on accounting, tax and regulatory issues, and corporate governance matters. She serves, and has served, on several public company boards, including diverse committee assignments. Her public company board experience, particularly her service on several governance and audit committees, provides us with valuable perspectives on the policies and practices of other public companies, including several in the manufacturing sector.

Other Public Company Directorships Held Since January 1, 2008:

•	AK Steel Holding Corporation (2004 — present)

•	Wolverine World Wide, Inc. (2005 — present)

•	Champion Enterprises, Inc. (2004 — 2010)

•	DWS Mutual Funds, Independent Trustee (1995 — 2008)

Age: 71

STEPHANIE A. STREETER

Current Principal Occupation:    Chief Executive Officer of Libbey Inc.

Goodyear Director Since: October 7, 2008

Current Goodyear Committee Assignments:

•	Compensation

•	Governance

Description of Business Experience:

Ms. Streeter joined Libbey Inc., a producer of glass tableware products, as Chief Executive Officer on August 1, 2011. Previously, Ms. Streeter was with Banta Corporation, a provider of printing and supply chain management services, serving as President and Chief Operating Officer beginning in January 2001, and was elected Chief Executive Officer in 2002 and Chairman in 2004. She served as Chairman, President and Chief Executive Officer of Banta until its acquisition by R.R. Donnelley & Sons in 2007. Ms. Streeter also spent 14 years with Avery Dennison Corporation in a variety of product and business management positions, including as Group Vice President of Worldwide Office Products from 1996 to 2000. Ms. Streeter was a member of the board of directors of the United States Olympic Committee from 2004 to 2009, where she also served as Acting Chief Executive Officer from March 2009 to March 2010. She also serves on the board of Catalyst, a nonprofit organization.

Ms. Streeter has extensive senior executive management experience. Her experiences as Chief Executive Officer of Libbey, as Chairman, President and Chief Executive Officer of Banta and at Avery Dennison provide Ms. Streeter with an understanding of the operations and performance of public companies. Ms. Streeter’s service on several public company and nonprofit boards of directors also provide us with important insights on practices across a variety of industries.

Other Public Company Directorships Held Since January 1, 2008:

•	Libbey Inc. (2011 — present)

•	Kohl’s Corporation (2007 — present)

Age: 55

THOMAS H. WEIDEMEYER

Current Principal Occupation:    Retired. Formerly Senior Vice President and Chief Operating Officer of United Parcel Service, Inc.

Goodyear Director Since: December 9, 2004

Current Goodyear Committee Assignments:

•	Compensation (Chairman)

•	Finance

Description of Business Experience:

Mr. Weidemeyer served as Senior Vice President and Chief Operating Officer of United Parcel Service, Inc., a transportation and logistics company, from January 2001, and as President and Chief Operating Officer of UPS Airlines from July 1994, until his retirement in February 2004. Mr. Weidemeyer became Manager of the Americas International Operation of UPS in 1989, and in that capacity directed the development of the UPS delivery network throughout Central and South America. In 1990, he became Vice President and Airline Manager of UPS Airlines and in 1994 was elected its President and Chief Operating Officer. Mr. Weidemeyer was a director of United Parcel Service from 1998 to 2003.

Mr. Weidemeyer has over 35 years of management and executive leadership experience. His logistics, finance and international management experience provides us with valuable insights on our supply chain and financial management practices, as well as our overall business. His service on other boards of directors also provides us with perspectives on issues facing companies in different industries.

Other Public Company Directorships Held Since January 1, 2008:

•	NRG Energy, Inc. (2003 — present)

•	Waste Management, Inc. (2005 — present)

Age: 65

MICHAEL R. WESSEL

Current Principal Occupation:    President of The Wessel Group Incorporated

Goodyear Director Since: December 6, 2005

Current Goodyear Committee Assignments:

•	Corporate Responsibility and Compliance

Description of Business Experience:

Mr. Wessel has served as President of The Wessel Group Incorporated, a government and political affairs consulting firm, since May 2006. Prior to founding The Wessel Group, he served as Senior Vice President of the Downey McGrath Group, a government affairs consulting firm, from March 1999 to December 2005 and as Executive Vice President from January 2006 to April 2006.

Mr. Wessel is an attorney with over 30 years of experience as an economic and international trade policy advisor in Washington, D.C. Mr. Wessel has acted as an advisor to Congressman Richard Gephardt, both in the U.S. House of Representatives and to his presidential campaigns in 1987-88 and 2003-04, to the Clinton/Gore Transition Office in 1992 and 1993, and to Senator John Kerry’s presidential campaign in 2004. Mr. Wessel also serves as a Commissioner on the U.S.-China Economic and Security Review Commission, a position he has held since April 2001.

Mr. Wessel’s extensive experience with public policy matters and his government service, including as an advisor to former Majority Leader Gephardt and as an appointee on government commissions, provides us with valuable perspectives on public policy matters impacting trade, international economic affairs and other matters of importance to Goodyear.

Other Public Company Directorships Held Since January 1, 2008:

•	None

Age: 53

Your Board of Directors unanimously recommends that shareholders vote FOR each of the nominees for director named in this Proxy Statement (Proxy Item 1).

BENEFICIAL OWNERSHIP OF COMMON STOCK

The persons identified in the table below have reported that they beneficially owned at December 31, 2012 more than 5% of the outstanding shares of the Common Stock as follows:

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percent of Common Stock Outstanding Beneficially Owned
Wellington Management Company, LLP 280 Congress Street Boston, Massachusetts 02210	22,507,745	(1)	9.2%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	16,083,234	(2)	6.6%
Appaloosa Management L.P. Appaloosa Partners Inc. 51 John F. Kennedy Parkway Short Hills, New Jersey 07078	14,345,610	(3)	5.8%
The Hartford Mutual Funds, Inc. 500 Bielenberg Drive Woodbury, Minnesota 55125	13,512,817	(4)	5.5%
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	13,015,955	(5)	5.3%

(1)	Shared voting power in respect of 21,629,045 shares and shared dispositive power in respect of 22,507,745 shares, as stated in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2013.

(2)	Sole voting power in respect of 421,393 shares, sole dispositive power in respect of 15,673,341 shares and shared dispositive power in respect of 409,893 shares, as stated in a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2013.

(3)	Shared voting and dispositive power in respect of 14,345,610 shares, as stated in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2013.

(4)	Shared voting and dispositive power in respect of 13,512,817 shares, as stated in a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2013.

(5)	Sole voting and dispositive power in respect of 13,015,955 shares, as stated in a Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2013.

In addition, The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois 60603, has indicated that at the record date it held 7,288,143 shares, or approximately 3.0% of the outstanding shares, of Common Stock as the trustee of various employee savings plans sponsored by Goodyear and certain subsidiaries.

On February 20, 2013, each director and nominee, each person named in the Summary Compensation Table on page 40, and all directors and executive officers as a group, beneficially owned the number of shares of Common Stock set forth in the table below.

	Beneficial Ownership at February 20, 2013(1)
Name	Shares of Common Stock Owned Directly(2)		Shares of Common Stock Held in Savings Plan(3)	Shares of Common Stock Subject to Exercisable Options(4)	Deferred Share Equivalent Units and Restricted Stock Units		Percent of Class
William J. Conaty	-0-		-0-	-0-	13,265	(8)	*
James A. Firestone	-0-		-0-	-0-	42,548	(8)	*
Werner Geissler	-0-		-0-	-0-	16,627	(8)	*
Peter S. Hellman	-0-		-0-	-0-	19,800	(8)	*
W. Alan McCollough	-0-		-0-	-0-	45,358	(8)	*
John E. McGlade	-0-		-0-	-0-	602	(8)	*
Roderick A. Palmore	-0-		-0-	-0-	3,449	(8)	*
Shirley D. Peterson	1,000		-0-	-0-	59,105	(8)	*
Stephanie A. Streeter	-0-		-0-	-0-	38,490	(8)	*
Thomas H. Weidemeyer	1,000		-0-	-0-	56,307	(8)	*
Michael R. Wessel	-0-		-0-	-0-	51,253	(8)	*
Richard J. Kramer	243,446	(5)	219	772,418	455	(9)	*
Darren R. Wells	35,157		161	262,225	75,000	(10)	*
Arthur de Bok	76,283		-0-	372,064	75,000	(10)	*
David L. Bialosky	77,267	(6)	-0-	110,323	-0-		*
Gregory L. Smith	82,551	(7)	-0-	32,685	-0-		*
All directors, the named executive officers and all other executive officers as a group (23 persons)	742,346		53,771	2,175,554	647,256		1.2%

*	Less than 1%

(1)	The number of shares indicated as beneficially owned by each of the directors and named executive officers, and by all directors and executive officers as a group, and the percentage of Common Stock outstanding beneficially owned by each person and the group, has been determined in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934.

(2)	Unless otherwise indicated in a subsequent note, each person named and each member of the group has sole voting and investment power with respect to the shares of Common Stock shown.

(3)	Shares held in trust under Goodyear’s Employee Savings Plan for Salaried Employees.

(4)	Shares that may be acquired upon the exercise of options which are exercisable on or prior to April 21, 2013.

(5)	Includes 103,492 shares acquired under Restricted Stock Purchase Agreements.

(6)	Includes 48,636 shares acquired under a Restricted Stock Purchase Agreement.

(7)	Includes 32,551 shares acquired under a Restricted Stock Purchase Agreement.

(8)	Deferred share equivalent units and restricted stock units, each equivalent to a share of Common Stock, accrued to accounts of the director under Goodyear’s Outside Directors’ Equity Participation Plan. Deferred share equivalent units are payable in cash, and restricted stock units are payable in Common Stock, following retirement from the Board of Directors. See “Director Compensation” at page 61.

(9)	Units, each equivalent to a share of Common Stock, deferred pursuant to performance awards earned, and payable in cash, shares of Common Stock, or any combination thereof, at the election of the executive officer.

(10)	20,000 restricted stock units, each equivalent to a share of Common Stock, that vest as to one-third of the units on each of February 23, 2013, February 23, 2014 and February 23, 2015, and 55,000 restricted stock units that vest on December 6, 2014.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

Overview

In 2012, the disciplined execution of our strategy and structural changes we made to our business over the past few years helped us deliver strong results in both earnings and operating cash flows. We achieved sustained profitability amidst an environment of global economic uncertainty, weak consumer demand, and volatile raw material costs.

Despite substantial contributions to our pension plans and the strong performance of our portfolio last year, our unfunded pension obligations increased primarily due to decreases in the discount rate driven by the Federal Reserve’s low interest rate policy. We believe our unfunded pension obligations continue to negatively impact our stock price performance. In February 2013, we announced a strategy intended to reduce the exposure of our U.S. pension plans to future interest rate and equity market movements.

Our total segment operating income for 2012 was more than $1.2 billion, marking the second year in a row – and only the third time in the company’s history – that we have reached that level of performance. In addition, we delivered strong cash flow results for the year as a result of progress on our working capital initiatives. Price and product mix drove an 8% improvement in revenue per tire compared to 2011 (excluding the impact of foreign currency translation), reflecting our strategic focus on offering innovative products in profitable target market segments.

In 2012, our strong operating performance enabled us to withstand a variety of severe headwinds that tested both our strategy and resolve. For example, there has yet to be a comprehensive and lasting solution to the Euro crisis, which contributed to slow economic growth and dampened consumer demand in Europe over the past year. Growth in China has slowed from its previous double-digit percent increase. In Latin America, currency volatility and political instability in several countries contributed to a challenging business climate in that region.

Despite this difficult environment, we demonstrated significant progress toward our long-term goals as we continued to move Goodyear in the right direction.

Our positive results were driven by strong performance in three of our four businesses.

•

In North America, we achieved record segment operating income of $514 million, exceeding our target of $450 million one year ahead of schedule. These results confirm a complete transformation of the business, as record profit was achieved despite volumes that were near recessionary levels.

•	In Asia Pacific, full-year segment operating income of $259 million was a record, despite slower growth in the key China market and recession in Australia, our largest business in the region.

•	In Latin America, we delivered segment operating income of $223 million and stabilized the business despite a weak economy and a strong currency in Brazil, our largest business in the region.

Also, we had the following key achievements:

•	Made capital investments of more than $1.1 billion in support of future growth opportunities, including significant investments in emerging markets in China and Chile;

•	Completed our move to a new factory in Pulandian, China, supporting our key strategy of winning in both the consumer and commercial tire markets in this growing region;

•	Offset $576 million in higher raw material costs with $1.0 billion in improved price and product mix;

•	Realized approximately $346 million of cost savings, bringing the total cost savings for 2010 to 2012 to approximately $1.1 billion and exceeding our $1.0 billion goal for that three-year period; and

•	Achieved a ratio of working capital to net sales of 10.7%, continuing our track record of improvements in working capital efficiency.

As a result of our operating performance described above, payouts under our annual incentive plan ranged from 38% to 148% of target for our named executive officers. In addition, the performance targets for the 2012 performance periods under our 2010-2012, 2011-2013 and 2012-2014 long-term awards were exceeded and payouts were approved for the applicable periods, subject to continued service, ranging from 141% to 166% of target for our named executive officers.

In response to current executive compensation trends and after considering the results of our 2012 say-on-pay vote, the Compensation Committee also:

•	Amended our change in control plan to eliminate excise tax gross ups and “walk away” rights for any officer following a change in control;

•

Revised the design of our long-term awards beginning in 2012 by establishing a three-year plan whereby the performance targets for each year of the three-year period are established on the grant date in order to provide greater accountability for long-term results, weighted 50% for the first year, 30% for the second year and 20% for the third year, and maintained the three-year total shareholder return modifier first introduced in 2011; and

•	Changed our peer group composition for 2012 compensation decisions.

The Compensation Committee also has a number of other policies and practices that we believe are consistent with our performance-based compensation philosophy and serve the long-term interests of our shareholders:

•	Double-trigger change-in-control provisions in our change-in-control plan and our proposed 2013 Performance Plan (and our existing 2008 Performance Plan);

•	No tax gross-ups paid to our executive officers for any perquisites;

•	Robust stockholding guidelines for officers and directors, including stock retention provisions following the exercise of stock options or the vesting of other stock-based awards;

•	Prohibitions on the hedging and pledging of our Common Stock by officers, directors and employees; and

•	A claw-back policy.

We feel very positive about the progress made in our North American, Latin American and Asia Pacific businesses in 2012 and are confident in our team’s ability to continue delivering improved profitability. Our strategy is clear, and despite challenges we expect to face, we are positioned to deliver sustainable, positive results over the long term.

We continue to make the necessary adjustments to our business now to be prepared when robust growth in the tire industry returns. We are confident in the fundamentals of the tire industry and in our ability to continue our positive momentum.

For additional information regarding total segment operating income, a non-GAAP measure, including a reconciliation to income before income taxes, see Note to the Consolidated Financial Statements No. 7, “Business Segments” in our Annual Report for the year ended December 31, 2012.

Compensation Approach

The key objectives of our executive compensation program are to:

•	motivate executives and other key personnel to attain appropriate short-term and long-term performance goals and manage the Company for sustained long-term growth,

•	align executives’ interests with those of our shareholders, and

•	attract and retain qualified and experienced executive officers and other key personnel.

In support of these objectives, we provide executive compensation and benefits that are market-competitive in which a large portion of the total opportunity is variable and tied to our performance and changes in shareholder value over a multi-year period. The key components of compensation provided to our executive officers and how each supports our compensation objectives are presented in the following table:

Component	Description	Participants	Objectives
Annual Compensation
Base Salary	• Annual cash compensation	• All employees	• Provide a minimum level of fixed compensation necessary to attract and retain employees • Recognize skills, competencies, experience, leadership and individual contribution
Management Incentive Plan — Annual Cash Incentive

• Annual cash incentive based on corporate performance. Awards may be reduced (but not increased) based on corporate and/or operating unit performance measures, such as EBIT and operating cash flow, and individual performance.

• Certain executive officers (including all named executive officers)

• Link annual cash compensation to attainment of key short-term performance goals:

• Across total company and operating units as measured primarily by the achievement of annual operating goals

• By the individual as measured by achievement of specific strategic goals and demonstrated leadership traits

Long-Term Compensation
Stock Options	• Long-term equity incentive program that provides the opportunity to purchase stock at a fixed price over a ten-year period. Results in value only if stock price increases.	• Key employees (including all named executive officers)	• Link realized compensation over the long-term to appreciation in stock price • Facilitate retention • Align the interests of management with those of shareholders

Component	Description	Participants	Objectives

Performance Share Grants

• Long-term equity incentive program with award payouts tied to achievement of corporate goals over a three-year period, with performance targets for each year of the three-year period established on the grant date, subject to a relative total shareholder return modifier over that three-year period.

• Officers (including all named executive officers)

• Link multi-year compensation to changes in share price on both an absolute and relative-to-peer basis over a three-year period, as well as performance against key operational goals

• Facilitate retention

• Align the interests of management with those of shareholders

Executive Performance Plan

• Long-term cash incentive program with award payouts tied to achievement of corporate goals over a three-year period, with performance targets for each year of the three-year period established on the grant date, subject to a relative total shareholder return modifier over that three-year period.

		• Key employees (including all named executive officers)	• Link multi-year compensation to performance against key operational goals over a three-year period • Facilitate retention • Align the interests of management with those of shareholders
Retirement Programs
Supplementary Pension Plan and Excess Benefit Plans	• Additional retirement benefits	• Key employees (including all named executive officers)	• Facilitate attraction and retention of executive officers • Provide for retirement replacement income, thereby facilitating an orderly succession of talent within the organization
Qualified Retirement Plans	• Post-retirement benefits	• All U.S. employees	• Necessary to attract and retain employees

Component	Description	Participants	Objectives
Other Executive Benefits
Perquisites

•  Home security systems

•  Tire program

•  Financial planning and tax preparation services

•  Annual physical exams

•  Use of company aircraft (in limited circumstances, and with the executive partially reimbursing the Company)

		• Certain officers (including all named executive officers)	• Assure protection of officers • Enable officers to focus on Company business with minimal disruption
Other Benefits	• Medical, welfare and other benefits	• All employees	• Necessary to attract and retain employees

Compensation Philosophy and Key Principles

The following core principles form the foundation of the compensation program for our executives, including the CEO and the other executive officers named in the Summary Compensation Table (collectively, the “named executive officers”):

First, compensation programs should motivate our executives to take actions that are aligned with our short- and long-term strategic objectives, and appropriately balance risk versus potential reward.

Second, as executives move to a greater level of responsibility, the percentage of their pay based on performance should increase to ensure the highest level of accountability to shareholders.

Third, performance pay should offer an opportunity for above average compensation when our performance exceeds our goals balanced by the risk of below average compensation when it does not.

Fourth, the percentage of total compensation paid in the form of equity should also increase as executives have increasing responsibility for corporate performance, thereby more closely aligning their interests with those of our shareholders.

In implementing our executive compensation program according to the principles described above, we take into account our challenging financial position, which is driven in part by under-funded legacy pension obligations that do not reflect the cost of our ongoing business operations.

We generally target base salaries for our officers below median market rates, in the aggregate, consistent with the requirements of our master labor agreement with the United Steelworkers (the “USW Agreement”), and we target performance-based and equity compensation at rates that, on average, are at the median market rate. The actual positioning of target compensation relative to the median varies based on each executive’s experience and skill set, and generally results in executives who are new in their role being placed lower in the range and those with more experience being placed higher in the range. We emphasize variable compensation because it minimizes fixed expense associated with salary and enables annual cash compensation and total compensation to fluctuate directly with performance against operating goals and changes in share price. This approach aligns overall costs with performance and provides executives with a leveraged and attractive compensation opportunity that varies based on results. This approach also provides an opportunity for actual compensation to exceed targeted market rates through superior performance. Conversely, executives may earn less than target for performance that does not meet our goals or due to declines in our stock price, and as a result, when our stock price declines and/or specific operating objectives are not attained, realized compensation may fall into the lower quartile relative to market rates.

Consistent with the above philosophy, the Compensation Committee believes that base salary should comprise approximately 20% of “primary compensation,” which we define to include salary, annual cash incentive and long-term compensation. The remaining portion of the primary compensation opportunity is a performance-based mix of annual cash incentive, stock options, performance shares and long-term cash-based incentive awards. The design and mix of our variable compensation has evolved over the past several years to balance cost, share dilution and attraction and retention objectives in support of the core principles described above. The market value of our Common Stock, which continued to experience significant volatility during 2012, and the availability of shares under our equity compensation plans constrain our ability to use stock-based compensation to deliver a specified level of targeted compensation opportunity.

Compensation Decision-Making

In performing its duties, the Compensation Committee meets periodically with the CEO to review compensation policies and specific levels of compensation paid to officers and other key personnel, and reports and makes recommendations to the Board regarding executive compensation policies and programs. In addition, the CEO annually makes recommendations to the Compensation Committee regarding salary adjustments and the setting of annual incentive targets and awards and long-term compensation targets and awards for officers other than himself, including the other named executive officers. In determining the compensation of a named executive officer, the Compensation Committee considers individual performance, our performance and relative shareholder return, the compensation of officers with similar responsibilities at comparable companies, the awards given to the named executive officer in past years, the relationship between the compensation to be received by the officer and the compensation to be received by the other named executive officers (which we refer to as “internal pay equity”), including comparing the relationship to that found at comparable companies, and such other factors that the Committee deems relevant that are discussed elsewhere in this Compensation Discussion and Analysis. For further information regarding the Compensation Committee and its authority and responsibilities, see “Corporate Governance Principles and Board Matters – Compensation Committee” at page 4.

On an ongoing basis, the Compensation Committee reviews our executive compensation practices to determine whether they meet, and are consistent with, the key objectives of our compensation program. The Compensation Committee generally adheres to the guidelines and philosophy described above under “Compensation Philosophy and Key Principles.” However, significant changes in our business or the markets in general, may cause the Compensation Committee to deviate from these guidelines if deemed appropriate. This allows the Compensation Committee to motivate our executives and other key personnel to attain appropriate short-term and long-term performance goals and to manage the Company for sustained long-term growth, serve the best interests of the Company and our shareholders, and attract and retain talented executives.

The Compensation Committee considered the economic and tire industry environment when it established our 2012 executive compensation program in February 2012. The performance targets for the 2012 performance period under our variable incentive plans would be achieved, at the target performance level, if we successfully executed our operating plan for 2012, which reflected the challenging and uncertain economic and industry environment. The targets the Compensation Committee established were considered aggressive targets, the achievement of which would mean we had successfully met the significant challenges posed by continuing weak economic conditions, were a stronger competitor and were poised for future growth. In light of the higher overall performance targets relative to recent recessionary periods (2009 to 2011) that were established for the 2012 awards under our variable incentive plans, the Compensation Committee provided that the maximum award would be 200% of target, rather than 150% of target, consistent with our practice prior to the recent recession. In order to further align our long-term incentive plans with shareholder interests, awards made under those plans in 2012 were subject to an increase or decrease of up to 20% based on our total shareholder return versus the S&P 500 over the three-year period ending on December 31, 2014.

Role of Compensation Consultant

The Compensation Committee has the authority to retain and terminate outside advisors, including compensation consultants, to assist it in evaluating actual and proposed compensation for our officers. During 2012, the Compensation Committee retained Frederic W. Cook & Co., Inc., as its independent compensation consultant, to provide advice and assistance on executive compensation matters, including the 2012 compensation decisions that are discussed elsewhere in this Compensation Discussion and Analysis. As part of its engagement, Frederic W. Cook & Co. reviewed our executive compensation peer group and conducted a competitive analysis of compensation for the named executive officers as well as our operational and stock price performance relative to the peer group. Frederic W. Cook & Co. also assisted the Committee with a variety of other issues, including setting CEO compensation, compensation issues related to leadership succession activities, the design and establishment of performance goals under our variable incentive plans, and the design of the new Executive Severance Plan and the proposed 2013 Performance Plan. In addition, Frederic W. Cook & Co. reviewed and provided recommendations regarding our non-management director compensation program and made a presentation to the full Board on trends and regulatory developments in executive compensation. A representative of Frederic W. Cook & Co. regularly attends Compensation Committee meetings. Frederic W. Cook & Co. works with Goodyear management only under the direction of the Compensation Committee and does not provide any other advice or consulting services to the Company.

Benchmarking of Primary Compensation

As noted above, the Compensation Committee generally targets primary compensation levels for named executive officers at median market rates. For these purposes, the Compensation Committee has determined “market” rates by considering two sources:

•

proxy statements of 17 peer companies with annual revenues at the time of the analysis ranging from $10.1 billion to $55.7 billion and median revenues of $17.3 billion (for 2012, we had revenues of $21.0 billion); and

•	broad-based compensation surveys published from time to time by national human resources consulting firms.

For 2012 compensation decisions, the peer group noted above consisted of:

• 3M Company	• Johnson Controls, Inc.

• Caterpillar Inc.	• Lear Corporation

• Cummins Inc.	• PACCAR Inc.

• Deere & Co.	• Parker-Hannifin Corporation

• E.I. du Pont de Nemours and Co.	• PPG Industries, Inc.

• Eaton Corporation plc	• Stanley Black & Decker, Inc.

• Honeywell International Inc.	• TRW Automotive Holdings Corp.

• Illinois Tool Works Inc.	• Whirlpool Corporation

• Ingersoll-Rand plc

This peer group was selected because the companies, as a whole, represent organizations of comparable size and complexity that we compete with for executive talent. The peer group includes companies in similar industries with comparable business models and global reach, but does not include other companies in the tire industry because no other U.S.-based tire company is similar in size and complexity to us and non-U.S.-based tire companies do not publish comparable compensation information.

For 2012 compensation decisions, the Compensation Committee comprehensively reviewed the composition of the peer group using the following criteria: (1) size, including revenues, market capitalization and enterprise value; (2) global manufacturing focus; (3) industry focus, particularly companies in the automotive industry; (4) consumer branded product companies; (5) companies with which we compete for executive talent; and (6) number of employees. As a result of that review, the Compensation Committee removed Emerson Electric, Textron and United Technologies from our 2012 peer group and added Cummins, Ingersoll-Rand, Parker-Hannifin and Stanley Black & Decker. The Compensation Committee may continue to make changes in the peer group from time to time based on the criteria described above or other relevant factors.

Data with respect to comparable elements of primary compensation is compiled for the peer group of companies described above from available sources, including, in most cases, the most recently available annual proxy statements and other SEC filings that address executive compensation matters.

Elements of Compensation

Annual Compensation

Base Salaries

We target base salaries in the aggregate below median market rates, as required by the USW Agreement, and place correspondingly greater emphasis on performance-based incentive and equity compensation. Salary guidelines for each named executive officer’s position are based primarily on market data that we derive through our benchmarking practices, as described above. We also develop salary guidelines from compensation surveys based on revenues of the surveyed companies. In addition to data derived from these surveys, the Compensation Committee reviews general surveys prepared by national human resources consulting firms indicating past, present and annual increases to salaries for executive positions. The Compensation Committee also considers the CEO’s recommendations (other than with respect to his base salary), which are based in substantial part on the guidelines described above as well as on the CEO’s evaluation of the performance of each named executive officer against corporate, operating unit and individual objectives established at the start of each year, their current and future responsibilities, our recent financial performance, retention considerations, internal pay equity, and general economic and competitive conditions.

2012 Base Salary Decisions

Using the methodologies described above for setting salary guidelines, we compared total compensation levels for our named executive officers and our other officers against market compensation data provided by Frederic W. Cook & Co. We concluded that the base salaries of our named executive officers were, in the aggregate, below the market median, consistent with the USW Agreement.

In 2012, the overall increase in base salaries for all officers was 4.3%. Base salary increases were determined in February 2012. Messrs. Kramer, Wells, de Bok and Bialosky received increases of 5.0%, 5.6%, 5.5% and 3.8%, respectively. Mr. Smith, who joined the Company in October 2011, did not receive a base salary increase in 2012. Salaries of the named executive officers in 2012 were an average of 7% lower than the median indicated by the salary guidelines described above. Salaries in 2012 averaged approximately 17% of primary compensation paid to the named executive officers.

Annual Cash Incentives Under the Management Incentive Plan

Under the Management Incentive Plan, each participant is eligible to receive a maximum performance award equal to a percentage of the Company’s EBIT for the year. “EBIT,” as defined in the Management Incentive Plan, means the Company’s net sales, less cost of goods sold, and selling, administrative and general expenses, as reported in the Company’s consolidated statement of operations for the year, prior to accrual of any amounts for payment under the Management Incentive Plan, adjusted to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items, other unusual or non-recurring items, and the cumulative effect of tax or accounting changes, each as defined by generally accepted accounting principles or identified in the Company’s consolidated financial statements, notes to the consolidated financial statements or management’s discussion and analysis of financial condition and results of operations.

Specifically, the CEO is eligible to receive a performance award equal to 0.75% of EBIT and the other named executive officers are each eligible to receive a performance award equal to 0.50% of EBIT. The actual performance award granted to a participant is determined by the Compensation Committee, which retains the discretionary authority to reduce or eliminate (but not increase) a performance award based on its consideration of, among other things, corporate and/or business unit performance against achievement of financial or non-financial goals, economic and relative performance considerations, and assessments of individual performance, which we refer to as the “MIP performance objectives.”

The MIP performance objectives are designed to emphasize important short-term operating and tactical objectives that directly drive the creation of shareholder value and provide appropriate balance with the metrics used in our long-term incentives. An individual’s target incentive level for the award, taking into account the MIP performance objectives, is set annually at rates near median market levels. Each MIP performance objective has a target level as well as a threshold and maximum level, which are determined based on the perceived difficulty of the established targets and actual results for those measures in prior years.

Awards are generally paid in cash. However, named executive officers may elect to defer all or a portion of their award in the form of cash or stock units. If deferred in the form of stock units, we will match 20% of the deferred amount with additional stock units that will vest in one year subject to the executive’s continued employment. Any stock units are converted to shares of Common Stock and paid to the participant in January of the fourth year following the end of the plan year under which the award was earned. See “Executive Deferred Compensation Plan” below.

2012 Annual Incentive Payouts

For 2012, our EBIT, prior to accrual of any amounts for payment under the Management Incentive Plan, was $1,174 million, and the MIP performance objectives under the Management Incentive Plan were as follows:

•

for corporate officers (including Messrs. Kramer, Wells, Bialosky and Smith): (i) 40% based on Goodyear’s EBIT, after accrual of any amounts for payment under the Management Incentive Plan (“Corporate EBIT”); (ii) 40% based on Goodyear’s “operating cash flow” (cash flow from operations and investing activities, each adjusted for foreign currency exchange, less the change in restricted cash and dividends paid to minority interests in subsidiaries); and (iii) 20% based on the operating drivers described below.

•

for officers of our four operating units (including Mr. de Bok) (a) 60% on that operating unit’s results as follows: (i) 40% based on the operating unit’s EBIT, after accrual of any amounts for payment under the Management Incentive Plan (“Operating Unit EBIT”); (ii) 40% based on the operating unit’s operating cash flow (as defined above); and (iii) 20% based on the operating drivers described below; and (b) 40% on overall company results as described in the preceding bullet point. We believe these weightings hold our operating unit executives most accountable for financial results in the areas where they have the most control and influence, but also motivate them to work cooperatively with other operating units to maximize results for the entire Company.

The Compensation Committee used Corporate EBIT and Operating Unit EBIT to measure our results of operations and operating cash flow to measure our liquidity, which enables us to provide funding for investments in future growth. The Compensation Committee also emphasized the balance between profitability and liquidity by equally weighting EBIT and operating cash flow.

In 2012, the Compensation Committee established the following operating drivers that were consistent with our annual operating plan and are tied to the achievement of important strategic objectives that drive the success of our business, which we refer to as our “Strategy Roadmap”:

Strategy Roadmap – Key How To’s	Operating Drivers
Market-Back Innovation Excellence Target Profitable Market Segments	New Product Vitality — Meet goals for the proportion of branded replacement tire sales volume from products launched in the last four years.

Operational Excellence	Manufacturing Productivity — Achieve $100 million in cost reductions from improvements in labor, overhead and utilities costs and raw material cost productivity.

Enabling Investments	Working Capital Excellence — Achieve a ratio of working capital to net sales of 11.2%.

The Compensation Committee established the MIP performance objectives in February 2012, taking into account the economic environment that is discussed above under the heading “Overview.” Consistent with past practices, the Compensation Committee excluded accelerated depreciation expense related to plant closures from the Corporate EBIT and Operating Unit EBIT targets and excluded certain cash payments related to restructuring actions from the operating cash flow targets. In addition, the Compensation Committee adjusted our actual results for overall company operating cash flow for actions taken in 2012 to mitigate the impact of a potential future devaluation of the Venezuelan currency (which, in fact, subsequently occurred in February 2013). The Compensation Committee determined that a negative operating cash flow target was appropriate given our planned capital expenditures of $1.1 billion to $1.3 billion, which enable us to take advantage of future growth opportunities, anticipated global pension contributions of $550 million to $600 million, and interest expense of $360 million to $385 million. Overall, the Compensation Committee believed the MIP performance objectives reflected a significant stretch for the Company given the financial and operating challenges presented by the uncertain economic environment.

In February 2013, the Compensation Committee reviewed actual results for 2012 with respect to achievement of the company-wide and operating unit MIP performance objectives.

	Target	Actual Adjusted Results	Performance (% over/(under) target)
MIP Overall Company Performance (2012):
Corporate EBIT	$1,200 million	$1,170 million	(2.5%)
Operating cash flow	$(620) million	$(121) million	80%

The Europe, Middle East and Africa Tire (“EMEA”) unit (the performance of which is relevant for determining Mr. de Bok’s incentive payment) did not meet either its Operating Unit EBIT threshold or its operating cash flow threshold.

The Compensation Committee also considered our achievement of the operating drivers, including the degree of difficulty in achieving our goals under the drivers given the economic environment during 2012 and other qualitative supporting factors, such as our underlying operating performance. The Committee then assessed whether our performance against the operating drivers was below, at or above target, taking into consideration the qualitative factors described in the preceding sentence. The Committee determined that we exceeded two of the three operating drivers but fell short of our new product vitality goal by approximately two percentage points. In reaching that conclusion, the Committee considered, among other things, the following achievements by the Company and the contributions of each operating unit to those achievements:

•	Achieving approximately $196 million of manufacturing productivity cost savings versus a goal of $100 million, and $346 million of total cost savings under our cost savings plan.

•	Achieving a ratio of working capital to net sales of 10.7% versus a goal of 11.2%.

Since the overall company operating cash flow target was exceeded and the Corporate EBIT target was nearly met, the Committee determined that the operating driver performance should mirror the calculated performance using the financial performance measures for overall company results. Since EMEA did not meet either its Operating Unit EBIT or operating cash flow thresholds, the Committee determined that EMEA would not receive any payout based upon its operating driver performance. In reaching these decisions, the Committee considered whether the performance under the financial performance measures and the operating drivers were appropriately aligned, and concluded that they were.

The Compensation Committee then reviewed its assessment of the CEO’s performance and the CEO’s assessment of each of the other named executive officer’s performance during 2012, and their respective contributions to our results. In particular, the Compensation Committee considered the CEO’s contributions to the achievement of:

•	Strong working capital management, which drove strong cash flow performance.

•	Record segment operating income in North America and Asia Pacific, tempered by poor performance in EMEA due to continued economic weakness in Europe.

•	Improvements in price and product mix of over $1.0 billion that exceeded raw material cost increases of $576 million.

•	Continued strong momentum in innovation.

•	Successfully completing our three-year cost savings plan and exceeding our $1.0 billion goal by $100 million.

•	Driving operational excellence initiatives.

•	Continued strengthening of our leadership team.

The CEO and the Compensation Committee also considered the contributions of the other named executive officers in furthering the Company’s strategic initiatives described in the preceding bullet points.

The Compensation Committee then establishes an aggregate incentive pool for all officers, and determines the payout for each officer. In this process, the officer’s target incentive amount is first multiplied by the same percentage used to determine the applicable portion of the aggregate incentive pool. (For example, if the portion of the aggregate incentive pool applicable to such officer, e.g., overall company, is funded at 150% of the aggregate target incentive amount, the officer’s individual payout initially would be set at 150% of his individual incentive target.) Then, the CEO assesses the officer’s individual performance and contributions towards Company goals and makes his recommendations with respect to individual payout amounts to the Compensation Committee, which considers the CEO’s recommendations and determines the final payouts. The Compensation Committee undertakes the same process for the CEO and makes the determination as to the final payout amount for the CEO. Officers can earn between 0% and 200% of their target incentive, but the total payout for all officers may not exceed the aggregate incentive pool.

In light of our Corporate EBIT or Operating Unit EBIT, as the case may be, operating cash flow and operating driver performance and the other considerations described above, the Compensation Committee limited the awards for Messrs. Kramer, Wells, Bialosky and Smith to payouts of 148% and for Mr. de Bok to a payout of 38% of their respective target amounts under the 2012 MIP performance objectives.

The table below presents information regarding the target and actual awards for our named executive officers under the Management Incentive Plan:

Name	Target Under MIP Performance Objectives ($)	Actual Award ($)	Actual Award as a % of Target Under MIP Performance Objectives	Actual Award as a % of Base Salary
Kramer	$1,575,000	$2,331,000	148%	222%
Wells	502,850	744,218	148%	132%
de Bok	522,522	200,000	38%	34%
Bialosky	405,000	599,400	148%	111%
Smith	446,250	660,450	148%	126%

Long-Term Compensation

Long-term incentives are delivered through grants of stock options and performance shares under our 2008 Performance Plan, a shareholder-approved equity compensation plan, and long-term cash-based incentive awards under our Executive Performance Plan. Long-term performance-based compensation is generally designed to represent approximately 65% of the primary compensation of named executive officers, assuming target performance levels. This is consistent with our emphasis on long-term compensation, which better ties the executive’s compensation to long-term operational success and shareholder value creation. The mix of long-term compensation between stock option grants, performance share grants and cash-based long-term incentives was based, in part, on the market value of our Common Stock, the number of shares available for grant under the 2008 Performance Plan, and considerations relating to managing the dilutive effect of share-based awards. These factors impact our ability to use stock-based compensation to deliver a specified level of targeted compensation opportunity. As a result, the Compensation Committee believes that a cash-based plan, in combination with our stock-based awards, is necessary to provide competitive performance and retention incentives. In order to further align our long-term incentive plans with shareholder interests, performance share and long-term cash-based incentive awards are subject to an increase or decrease of up to 20% based on our total shareholder return versus the S&P 500 over the three-year period of those awards. In addition, the Compensation Committee further revised the design of our performance share and long-term cash-based incentive awards in 2012 by establishing a three-year plan whereby the performance targets for each year of the three-year period are established on the grant date in order to provide greater accountability for long-term results, weighted 50% for the first year, 30% for the second year and 20% for the third year.

The amount and terms of grants to named executive officers under the 2008 Performance Plan and the Executive Performance Plan are based on criteria established by the Compensation Committee and consist of responsibility level, base salary level, current Common Stock market price, officer performance, recent Goodyear performance, internal pay equity, and, with respect to the 2008 Performance Plan, the number of shares available under the plan.

Cash-Based Awards Under the Executive Performance Plan

The Executive Performance Plan provides long-term incentive compensation opportunities in order to motivate key personnel to achieve our long-term business objectives and to attract, retain and reward key personnel.

2012 Grants Under the Executive Performance Plan

The Compensation Committee granted Executive Performance Plan units in February 2012 that have the following characteristics:

•	the target value is $100 per unit;

•

the payout amount is based on results over a three-year period, with performance targets for each year of the three-year period established on the grant date, weighted 50% for the first year, 30% for the second year and 20% for the third year;

•

the payout amount can range from $0 per unit to $200 per unit for the 2012-2014 awards based on actual results (and assuming the recipient remains continuously employed by us through the entire three-year period); and

•	the payout amount can increase or decrease up to 20% (up to a maximum of $200 per unit) based on our total shareholder return versus the S&P 500 over the three-year period ending December 31, 2014.

The number of target units awarded annually to each named executive officer is based on a number of considerations, including market data about competitive long-term compensation, share availability under our equity compensation plans and the CEO’s recommendations (other than with respect to his own award), which are based on the CEO’s evaluation of the performance of each named executive officer, our recent performance, internal pay equity, retention considerations, and general economic and competitive conditions.

The performance criteria for the 2012, 2013 and 2014 performance periods for the 2012-2014 awards were, consistent with our strategic plan, based 50% on net income and 50% on total cash flow, net of debt. The same performance criteria were used to measure 2012 performance for the 2010-2012 and 2011-2013 awards. Results were based on our consolidated performance, with no award tied to business unit performance. In this manner, the plan balances performance measures used under the Management Incentive Plan and reinforces the need for teamwork among executives. Net income was used as a measure to focus on improvement in profitability. Cash flow focused on our efforts to manage the cash requirements associated with our business, including our debt and pension obligations, and our efforts to improve our capital structure and provide funding for investments in future growth. Adjusting for net debt provides incentive to reduce our obligations, including our debt and pension obligations. The amount of debt that is netted out is equal to the change in our total debt and our cash and cash equivalents, as adjusted for our pension contributions.

The Compensation Committee set the performance targets for the 2012, 2013 and 2014 performance periods in February 2012, taking into account the economic environment that is discussed above under the heading “Overview.” The Compensation Committee also emphasized the balance between liquidity and profitability by equally weighting net income and cash flow, net of debt. Consistent with past practices, the Compensation Committee adjusted actual company results over the performance period to exclude restructuring charges. In addition, the Compensation Committee adjusted actual company results for total cash flow, net of debt, for actions taken in 2012 to mitigate the impact of a potential future devaluation of the Venezuelan currency (which, in fact, subsequently occurred in February 2013). The goals for total cash flow, net of debt, reflected planned capital investments of $1.1 billion to $1.3 billion, anticipated global pension contributions of $550 million to $600 million, and interest expense of $360 million to $385 million. The performance targets for the 2012, 2013 and 2014 performance periods would be achieved at the target performance level if we successfully executed our operating plans for that three-year period.

The value of the units granted for the 2012-2014 awards (assuming payout at $100 per unit) represents approximately 60% of the value of total long-term compensation awarded to the named executive officers in 2012. Included in the 2012-2014 awards were grants of 45,000; 10,593; 11,178; 8,713; and 9,281 units to Messrs. Kramer, Wells, de Bok, Bialosky and Smith, respectively.

See “Performance for the 2012 Performance Period Under the Executive Performance Plan and With Respect to Performance Shares” below for further information on our achievement of the performance targets.

Performance Shares

We provide performance shares to our executive officers in order to more closely align executive compensation to the performance of our Common Stock. We believe that performance shares, like the cash-based Executive

Performance Plan, drive operational performance while also driving shareholder value creation, thereby better aligning the interests of our executives with those of our shareholders.

2012 Performance Share Grants

The Compensation Committee granted performance shares under the 2008 Performance Plan in February 2012 that have the following terms:

•

performance shares are earned based on results over a three-year period, with performance targets for each year of the three-year period established on the grant date, weighted 50% for the first year, 30% for the second year and 20% for the third year;

•

the number of performance shares earned can range from zero to two performance shares per performance share granted for the 2012-2014 awards based on actual results (and assuming the recipient remains continuously employed by us through the entire three-year period);

•

the number of performance shares earned can increase or decrease up to 20% (up to a maximum of two performance shares per unit granted) based on our total shareholder return versus the S&P 500 over the three-year period ending December 31, 2014; and

•	once vested, performance shares are paid 100% in Common Stock.

The number of performance shares awarded annually to each named executive officer, measured by the percentage of total long-term compensation represented by such shares, is based on a number of considerations, including market data for comparable long-term incentive compensation and the CEO’s recommendations (other than with respect to his own award), which are based on the CEO’s evaluation of the performance of each named executive officer, our recent performance, share availability under our equity compensation plans, internal pay equity, retention considerations, and general economic and competitive conditions.

The performance criteria for the 2012, 2013 and 2014 performance periods for the 2012-2014 awards were based 50% on net income and 50% on total cash flow, net of debt, as described above under “Cash-Based Awards Under the Executive Performance Plan” in order to align management’s efforts to achieve our goals under our long-term incentive compensation plans. The value of the performance shares granted for the 2012-2014 awards represents approximately 10% of the value of total long-term compensation awarded to the named executive officers in 2012. In 2012, target grants of 57,959; 13,643; 14,397; 10,794; and 11,454 performance shares for the 2012-2014 period were made to Messrs. Kramer, Wells, de Bok, Bialosky and Smith, respectively, having the terms described above.

Performance for the 2012 Performance Period Under the Executive Performance Plan and With Respect to Performance Shares

The table below shows the performance goals and corresponding earn out percentages for the 2012 performance period applicable to the third year of the 2010-2012 awards, the second year of the 2011-2013 awards and the first year of the 2012-2014 awards.

	Payout per Executive Performance Plan Unit or Performance Share
	50%	100%	150%(1)	200%(2)
Performance Goals (2012):
Net income	$155 million	$400 million	$525 million	$650 million
Total cash flow, net of debt	$(20) million	$160 million	$270 million	$380 million

(1)	Applicable to 2010-2012 and 2011-2013 awards.

(2)	Applicable to 2012-2014 awards.

The table below shows actual adjusted results with respect to the performance measures during the 2012 performance period.

	Target	Actual Adjusted Results	Performance (% over target)	Payout Percentage
Performance Results (2012):
Net income	$400 million	$479 million	20%	131%
Total cash flow, net of debt	$160 million	$714 million	346%	150%(1)/200%(2)

(1)	Applicable to 2010-2012 and 2011-2013 awards.

(2)	Applicable to 2012-2014 awards.

During the 2012 performance period, we faced a number of challenges and took action to meet those challenges, as discussed above under the heading “Overview.” As a result, we exceeded our maximum total cash flow, net of debt targets for the 2012 performance period due to our efforts to manage cash flow during the performance period, particularly with respect to working capital which was a benefit of $457 million in 2012, and exceeded our net income target for the 2012 performance period primarily due to price and product mix improvements, cost saving actions and other strategic initiatives we implemented in response to global economic conditions.

Executive Performance Plan

Based on the results during the 2012 performance period, the Compensation Committee approved earnings on the Executive Performance Plan awards for such period in an amount equal to 141% of the target amount per unit for 2010-2012 and 2011-2013 awards (capped at 150% of target) and 166% of the target amount per unit for 2012-2014 awards (capped at 200% of target). The payout of these amounts is contingent upon the named executive officer’s continued service during the related three-year period, except in the case of certain events, such as retirement, death, disability or severance following a change-in-control.

The table below shows amounts earned for each of the named executive officers in respect of their grants under the Executive Performance Plan for the 2012 performance period with respect to their 2010-2012 awards, which represents one-third of the three-year target award opportunity:

Name	Target Award ($)	Maximum Award ($)	Actual Award ($)
Kramer	$1,020,933	$1,531,400	$1,439,519
Wells	328,933	493,400	463,796
de Bok	351,967	527,950	496,273
Bialosky	290,433	435,650	409,511
Smith	—	—	—

The table below shows amounts earned for each of the named executive officers in respect of their grants under the Executive Performance Plan for the 2012 performance period with respect to their 2011-2013 awards, which represents one-third of the three-year target award opportunity:

Name	Target Award ($)	Maximum Award ($)	Actual Award ($) (1)
Kramer	$1,276,133	$1,914,200	$1,799,348
Wells	416,667	625,000	587,500
de Bok	441,667	662,500	622,750
Bialosky	290,433	435,650	409,511
Smith	309,367	464,050	436,207

(1)	Payable contingent on continued service through December 31, 2013 and subject to a three-year relative total shareholder return modifier.

The table below shows amounts earned for each of the named executive officers in respect of their grants under the Executive Performance Plan for the 2012 performance period with respect to their 2012-2014 awards, which represents one-half of the three-year target award opportunity:

Name	Target Award ($)	Maximum Award ($)	Actual Award ($) (1)
Kramer	$2,250,000	$4,500,000	$3,735,000
Wells	529,650	1,059,300	879,219
de Bok	558,900	1,117,800	927,774
Bialosky	435,650	871,300	723,179
Smith	464,050	928,100	770,323

(1)	Payable contingent on continued service through December 31, 2014 and subject to a three-year relative total shareholder return modifier.

For further information on the tax deductibility of awards under the Executive Performance Plan, see “Tax Deductibility of Pay” at page 38.

Performance Shares

Based on the results during the 2012 performance period, the Compensation Committee approved earnings with respect to performance share awards for such period in an amount equal to 166% of the target number of performance shares.

The table below shows the earnings for each of the named executive officers in respect of their 2012-2014 grants of performance shares for the 2012 performance period, which represents one-half of the three-year target award opportunity:

Name	Target Award (Shares)	Maximum Award (Shares)	Actual Number of Shares Earned(1)
Kramer	28,980	57,959	48,105
Wells	6,822	13,643	11,323
de Bok	7,199	14,397	11,949
Bialosky	5,397	10,794	8,959
Smith	5,727	11,454	9,506

(1)	Payable contingent on continued service through December 31, 2014 and subject to a three-year relative total shareholder return modifier.

Payout of 2010-2012 Long-Term Awards

The Compensation Committee also approved the distribution of shares of Common Stock for previously earned performance shares and the payout of amounts earned under the Executive Performance Plan to the named executive officers, in each case, with respect to the 2010-2012 awards.

Stock Options

The Compensation Committee annually grants stock options to named executive officers and other key employees to link our executives’ compensation to results earned by shareholders and to build executive stock ownership. Stock options constitute an important element of our long-term incentive compensation program. Because options result in gains only in the event that the stock price appreciates, they serve to align the interests of management with shareholders.

2012 Stock Option Grants

Stock options granted under the 2008 Performance Plan in 2012 have the following terms:

•	options vest in equal, annual installments over a four-year period;

•	options have a ten-year term; and

•	the exercise price is equal to the closing market price of our Common Stock on the date of grant.

All options granted to named executive officers during 2012 were non-qualified stock options. The portion of long-term incentive compensation provided in the form of stock option grants each year is determined based on the number of available options under the 2008 Performance Plan, as well as market data on long term-compensation. We use a Black-Scholes valuation model to determine the number of stock options needed to provide the desired value consistent with overall median market compensation.

In 2012, grants of 353,218; 83,147; 87,739; 65,781; and 69,807 stock options were made to Messrs. Kramer, Wells, de Bok, Bialosky and Smith, respectively, having the terms described above. The value of these stock option grants represents approximately 30% of the value of total long-term compensation awarded to the named executive officers in 2012.

Retirement Benefits

We provide our named executive officers with retirement benefits under both tax-qualified and non-qualified retirement plans. The tax-qualified plan benefits are pursuant to a defined benefit pension plan, the Goodyear Salaried Pension Plan (the “Salaried Plan”), and a defined contribution plan, the Goodyear Employee Savings Plan for Salaried Employees (the “Savings Plan”). The non-qualified plan benefits are pursuant to an unfunded defined benefit plan, the Goodyear Supplementary Pension Plan (the “Supplementary Plan”).

The Salaried Plan is designed to provide tax-qualified pension benefits for U.S.-based salaried employees hired prior to January 1, 2005. The Savings Plan is designed to provide an opportunity for U.S.-based salaried employees to save for retirement on a tax-deferred basis. Messrs. Kramer and Wells participate in the Salaried Plan along with other Goodyear employees. Effective December 31, 2008, the Salaried Plan accrued benefit was frozen. Since that date tax-qualified benefit accruals for Messrs. Kramer and Wells and other Goodyear salaried employees who participate in the Salaried Plan are provided by Company contributions under the retirement contributions feature of the Savings Plan. Salaried employees hired after December 31, 2004, including Messrs. Bialosky and Smith, also participate in the retirement contributions feature of the Savings Plan. Participants in the Savings Plan, including all of the named executive officers other than Mr. de Bok, are currently eligible to receive Company matching contributions in addition to the retirement contributions described above.

Mr. de Bok does not participate in the Salaried Plan or the Savings Plan, instead he participates in Goodyear’s Netherlands Pension Plan and in government-sponsored (but Company-funded) pension plans in The Netherlands and Belgium.

The Supplementary Plan provides additional pension benefits to officers and certain other key individuals identified by the Compensation Committee. All of the named executive officers participate in the Supplementary Plan. The Supplementary Plan provides pension benefits to participants who retire with at least 30 years of service, retire after age 55 with at least ten years of service or retire after age 65 with at least five years of service. Benefits payable under the Supplementary Plan are offset by the amount of any benefits payable under the Salaried Plan, the retirement contributions feature of the Savings Plan, applicable non-U.S. pension plans, and certain prior employer pension plans. The Committee believes supplemental executive retirement plans such as the Supplementary Plan are an important part of executive compensation and are utilized by most large companies, many of which compete with the Company for executive talent. Retirement benefits, including those provided through a supplemental executive retirement plan, are a critical component of an executive’s overall compensation program and are essential to attracting, motivating and retaining talented executives with a history of leadership and to providing retirement replacement income. Retirement benefits are an important factor in an executive’s decision to accept or reject a new position.

We also maintain a non-qualified unfunded defined benefit Excess Benefit Plan that pays an additional pension benefit over that paid from the Salaried Plan if a participant does not meet the eligibility requirements of the Supplementary Plan. None of the named executive officers are currently eligible to receive a benefit under the Supplementary Plan because they have not met the age and service requirements discussed in the prior paragraph, and Messrs. de Bok, Bialosky and Smith are not eligible to participate in the defined benefit Excess Benefit Plan. The additional benefit under the defined benefit Excess Benefit Plan is equal to the amount a participant would have received from the Salaried Plan but does not because of the limitations imposed by the Internal Revenue Code of 1986, as amended (the “Code”), on pension benefits under qualified plans. This plan is provided to allow the extension of benefits from the qualified plan to individuals whose compensation exceeds the Code limitations for qualified plans. Like the qualified plans, effective December 31, 2008 accruals were frozen under the defined benefit Excess Benefit Plan. For employees hired after December 31, 2004, and for all employees as of December 31, 2008, who do not meet the eligibility requirements of the Supplementary Plan, there is a corresponding non-qualified defined contribution Excess Benefit Plan that mirrors the retirement contributions feature of the Savings Plan. Mr. de Bok is not eligible to participate in the defined contribution Excess Benefit Plan.

For more information regarding the terms of these plans and the named executive officers’ accrued benefits under these plans, see “Defined Contribution Plan Benefits” and “Pension Benefits” at page 48.

Severance and Change-in-Control Benefits

In February 2013, we amended our Executive Severance Plan (the “Executive Severance Plan”) to provide for the payment of severance benefits to our officers, including the named executive officers but excluding Mr. de Bok, if their employment is terminated under certain circumstances during certain periods before or within two years following a change-in-control of the Company. The amendment replaced benefits that were previously provided under the Continuity Plan for Salaried Employees. In amending the Executive Severance Plan, we eliminated (a) excise tax gross-up provisions for all officers and (b) the right of any officer to voluntarily terminate their employment following a change-in-control and receive severance benefits other than in the case of Good Reason (as defined in the Executive Severance Plan).

The Executive Severance Plan is designed to attract, retain and motivate employees, provide for stability and continuity in the event of an actual or threatened change-in-control, and ensure that our employees are able to devote their full time and attention to the Company’s operations in the event of an actual or threatened change-in-control.

The Executive Severance Plan and the related change-in-control triggers (commonly referred to as “double triggers”) generally provide for the payment of severance benefits if employment is terminated under certain circumstances during certain periods before or within two years following a change-in-control of the Company. The change-in-control triggers in our 2008 Performance Plan and our proposed 2013 Performance Plan are substantially similar to those in the Executive Severance Plan. We selected the specific change-in-control triggers used in the Executive Severance Plan and the proposed 2013 Performance Plan, such as the acquisition of 20% or more of Goodyear’s Common Stock, a significant change in the composition of the Board of Directors or the acquisition of actual control of Goodyear, based upon our review of market practices, including provisions included in similar agreements of other public companies. Based upon that review, we determined that the terms and conditions of the Executive Severance Plan, including the specific change-in-control triggers were consistent with market practices.

The Executive Severance Plan also continues to provide severance benefits to our officers, including each of the named executive officers (other than Mr. de Bok), if their employment is terminated by us other than for Cause (as defined in the Executive Severance Plan), death or disability, and other than in connection with a change-in-control.

The Compensation Committee believes that our severance benefits are in the best interests of the Company and our shareholders, are a necessary component of a competitive compensation program, and are not significantly different from the severance benefits typically in place at other companies.

For additional information regarding the terms of the Executive Severance Plan and benefits payable under that plan, see “Potential Payments Upon Termination or Change-in-Control” at page 51.

Perquisites

We provide certain executive officers, including our named executive officers, with limited personal benefits and perquisites, as described below and in footnote 5 to the Summary Compensation Table at page 41. The Compensation Committee has reviewed and approved the perquisites described below. While the Compensation Committee does not consider these perquisites to be a significant component of executive compensation, it recognizes that such perquisites are an important factor in protecting our executive officers and in enabling them to focus on our business with minimal disruption. We do not provide any tax reimbursements to our executive officers for any of the perquisites we provide them.

Home Security Systems.    We pay for the cost of home security systems for a limited number of executive officers in order to enhance their safety and protect our investment in them. We cover the cost of installation, monitoring and maintenance for these systems.

Use of Company Aircraft.    In limited circumstances, executive officers are permitted to use our company aircraft for personal travel. In these circumstances, the executive is also required to reimburse us for a portion of the cost of such use in an amount determined using the Standard Industry Fare Level.

Tire Program.    We offer our executive officers and Board members the opportunity to receive up to two sets of tires per year at our expense, including the cost of tires, mounting, balancing and disposal fees.

Financial Planning and Tax Preparation Services.    We offer financial assistance to our executive officers to help them cover the cost of financial planning and tax preparation services. In providing this benefit, we seek to alleviate our executives’ concern regarding personal financial planning so that they may devote their full attention to our business. The maximum annual cost to the Company under this program is $9,000 per officer.

Club Memberships.    We pay the annual dues for a corporate club membership that is available to Mr. Kramer. None of the other named executive officers utilize this corporate club membership. The membership is intended to be used primarily for business purposes, although members may use the club for personal purposes so long as they pay all incremental costs, other than the annual dues, related to that personal use.

Annual Physical Exams.    We strongly encourage our executive officers to have an annual comprehensive physical examination which we pay for in order to enhance their physical well-being and protect our investment in them.

Executive Deferred Compensation Plan

The Goodyear Executive Deferred Compensation Plan (the “Deferred Compensation Plan”) is a non-qualified deferred compensation plan that provides named executive officers and other highly compensated employees the opportunity to defer various forms of compensation. The plan provides several deferral period options. During 2012, no named executive officers made deferrals under the Deferred Compensation Plan. For participants, this offers an additional means to save for retirement on a tax-deferred basis. There is no guaranteed return associated with any deferred amounts.

For additional information regarding the terms of the deferred compensation plan and participant balances, see “Nonqualified Deferred Compensation” at page 51.

Other Benefits

Payments to Expatriate Employees.    Where warranted, we provide tax equalization payments, housing allowances, and other similar benefits to employees, including Mr. de Bok, living outside of their home country to compensate them for the additional costs of those assignments.

Tax Deductibility of Pay

Section 162(m) of the Code provides that compensation paid to a public company’s chief executive officer and its three other highest paid executive officers at the end of the year (other than its chief financial officer) in excess of $1 million is not deductible unless certain requirements have been satisfied. The Compensation Committee believes that awards under the Management Incentive Plan and the 2008 Performance Plan qualify for full deductibility under Section 162(m).

Although compensation paid under the Executive Performance Plan is performance-based, it does not qualify for the deductibility exception for performance-based compensation since that Plan has not been approved by our shareholders. Therefore, payments under the Executive Performance Plan are subject to the Section 162(m) limitation on deductibility. Because of our significant U.S. deferred tax assets from prior periods, the limitation on deductibility has no impact on our financial position. In reviewing and considering payouts or earnings under the Executive Performance Plan, the Compensation Committee considered not only the impact of the lost tax deductions, but also the significant U.S. deferred tax assets available to us from prior periods, as well as the benefits realized by us and our shareholders from the successful efforts of our senior management team. In balancing these considerations, the Compensation Committee concluded that it would be appropriate to approve payouts in respect of the 2010-2012 grants and earnings for the 2012 performance period in respect of the 2011-2013 and 2012-2014 grants.

Stockholding Guidelines

To better link the interests of management and our stockholders, the Compensation Committee has established stockholding guidelines for our officers. These guidelines specify a number of shares that our officers are expected to accumulate and hold based on a multiple of annual base salary of two times for elected Vice Presidents, three times for Senior Vice Presidents, Executive Vice Presidents and the Presidents of our operating units, and five times for the CEO. Therefore, the stockholding requirement for Mr. Kramer is five times his annual base salary and for Messrs. Wells, de Bok, Bialosky and Smith is three times their annual base salary. All shares of Common Stock owned outright by officers (or their spouses) and held by them in the Goodyear stock fund of the Savings Plan, and 60% of the shares of restricted stock, restricted stock units and earned (but unvested) performance shares awarded to officers and share equivalent units held in our deferred compensation plan, are counted as ownership in assessing compliance with the guidelines. Unexercised stock options and unearned performance shares are not counted toward compliance with the guidelines. The stock price used in assessing compliance with the guidelines as of May 1st of each year will be the average closing stock price for the prior 60-day period.

The stockholding guidelines also include stock retention provisions. If an officer has met their stockholding requirement, they are required to retain 25% of the net shares received from any exercised options or any vested shares of Common Stock for at least one year from the date of exercise or vesting and may only sell or otherwise dispose of shares to the extent they will still meet their stockholding requirement following that sale or disposition. If an officer has not met their stockholding requirement, they are required to retain all of the net shares received from any exercised options or any vested shares of Common Stock, and may not sell or otherwise dispose of shares, until they have met their stockholding requirement unless they demonstrate a need to sell shares due to a financial hardship. Net shares are the shares remaining after payment of the exercise price and/or withholding taxes.

Following the May 1, 2012 assessment, the stockholding requirement for each of our named executive officers increased significantly. Our named executive officers are making progress towards satisfying their stockholding requirement.

Restrictions on Hedging and Pledging

We have adopted, as part of our insider trading policy, prohibitions on the short sale of our Common Stock and other securities and the issuance, purchase or sale of, or trading or dealing in, puts, calls or other options or rights relating to our Common Stock and other securities. These provisions prohibit our directors, officers and employees from hedging the risk of their ownership of our Common Stock. We also prohibit our directors, officers and employees from holding our Common Stock and other securities in a margin account or otherwise pledging them as collateral for a loan.

Recovery of Compensation (Clawback Policy)

If the Compensation Committee determines that an officer has engaged in conduct detrimental to the Company, the Compensation Committee may take a range of actions to remedy this conduct, prevent its recurrence and impose appropriate discipline. Discipline would vary depending on the facts and circumstances, and may include (1) termination of employment, (2) cancelling or reducing any outstanding compensatory grants or awards, (3) initiating an action for breach of fiduciary duty or fraud which could include recovery of any unjustly obtained incentive compensation, and (4) requiring reimbursement of compensation or other payments in accordance with provisions of the Sarbanes-Oxley Act of 2002, our claw-back policy described below or the terms of the relevant compensation plan. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Effective for 2012 awards, the Compensation Committee adopted a claw-back policy that effectively contractually extends the claw-back provisions of the Sarbanes-Oxley Act of 2002 that apply to our Chief Executive Officer and Chief Financial Officer to the Presidents of each of our strategic business units and all of our Senior Vice Presidents. If we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement as a result of misconduct, the claw-back policy would permit the Compensation Committee to require reimbursement of (1) any incentive compensation received from us during the one-year period following the publication of misstated financial statements and (2) any profits realized from the sale of our securities during that one-year period. We will make any necessary revisions to our claw-back policy once implementing rules pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 are adopted by the Securities and Exchange Commission and The NASDAQ Stock Market.

In addition, under our Executive Performance Plan and equity compensation plans, the Compensation Committee may require a plan participant who engages in competition with us within 18 months after their termination of employment to return or forfeit the realized value of all awards under those plans during such period of time that the Compensation Committee determines. Our Executive Severance Plan also provides for the recovery or forfeiture of severance payments if a person receiving payments pursuant to the plan violates certain confidentiality, non-disparagement, non-solicitation and non-competition covenants.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in Goodyear’s Annual Report on Form 10-K for the year ended December 31, 2012.

The Compensation Committee

Thomas H. Weidemeyer, Chairman

William J. Conaty

W. Alan McCollough

Stephanie A. Streeter

Summary Compensation Table

The table below sets forth information regarding the compensation of the CEO, the Chief Financial Officer of Goodyear (the “CFO”), and the persons who were, at December 31, 2012, the other three most highly compensated executive officers of Goodyear (collectively, the “named executive officers”) for services in all capacities to Goodyear and its subsidiaries during 2010, 2011 and 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Richard J. Kramer Chairman of the Board, Chief Executive Officer and President(6)	2012	$1,033,333	$0	$786,504	$2,249,999	$9,304,867	$3,673,172	$57,849	$17,105,724
	2011	1,000,000	0	683,230	1,829,996	6,751,400	1,899,524	58,920	12,223,070
	2010	929,924	0	479,992	1,392,000	5,653,500	1,626,814	52,161	10,134,391

Darren R. Wells Executive Vice President and Chief Financial Officer	2012	555,000	0	185,136	529,646	2,674,733	846,993	33,325	4,824,833
	2011	526,667	0	966,856	486,499	2,329,186	429,659	35,355	4,774,222
	2010	490,000	0	404,801	450,002	2,340,800	377,450	29,875	4,092,928

Arthur de Bok President, Europe, Middle East and Africa Tire(7)	2012	570,000	0	195,367	558,897	2,246,797	922,728	24,858	4,518,647
	2011	545,000	0	980,846	522,299	2,720,398	592,029	26,381	5,386,953
	2010	523,333	0	415,299	481,499	3,062,520	473,971	29,673	4,986,295

David L. Bialosky Senior Vice President, General Counsel and Secretary	2012	533,333	0	146,475	419,025	2,141,601	398,517	26,260	3,665,211
	2011	513,333	0	142,277	389,993	1,956,300	254,391	24,016	3,280,310
	2010	500,000	0	122,495	367,503	1,498,150	158,063	21,127	2,667,338
Gregory L. Smith Senior Vice President, Global Operations	2012	525,000	0	155,431	444,671	1,866,980	165,295	34,848	3,192,225

(1)	Represents the aggregate grant date fair value as of the respective grant date for each award. The maximum amount to be awarded with respect to each of the named executive officers is shown in the Grants of Plan-Based Awards Table in the column “Estimated Future Payouts Under Equity Incentive Plan Awards — Maximum.” The assumptions made in valuing stock awards reported in this column are discussed in Note to the Consolidated Financial Statements No. 1, “Accounting Policies” under “Stock-Based Compensation” and Note to the Consolidated Financial Statements No. 17, “Stock Compensation Plans” included in Goodyear’s Annual Report for the year ended December 31, 2012. For additional information regarding such grants, see “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Compensation — Performance Shares” and “— 2012 Performance Share Grants.” See also “Grants of Plan-Based Awards” below.

(2)	Represents the aggregate grant date fair value as of the respective grant date for each award. The assumptions made in valuing option awards reported in this column are discussed in Note to the Consolidated Financial Statements No. 1, “Accounting Policies” under “Stock-Based Compensation” and Note to the Consolidated Financial Statements No. 17, “Stock Compensation Plans” included in Goodyear’s Annual Report for the year ended December 31, 2012. For additional information regarding such grants, see “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Compensation — Stock Options” and “— 2012 Stock Option Grants.” See also “Grants of Plan-Based Awards” below.

(3)	Represents amounts awarded under the annual Management Incentive Plan (“MIP”) and the long-term Executive Performance Plan (“EPP”). For additional information regarding amounts awarded under the MIP in 2012, see “Compensation Discussion and Analysis — Elements of Compensation — Annual Compensation — Annual Cash Incentives Under the Management Incentive Plan” and “— 2012 Annual Incentive Payouts.” Amounts awarded under the EPP are: for 2010, in respect of the three-year performance period ended December 31, 2010 for the 2008-2010 awards and the one-year performance period ended December 31, 2010 for the 2009-2011 awards and the 2010-2012 awards; for 2011, in respect of the one-year performance period ended December 31, 2011 for the 2009-2011 awards, the 2010-2012 awards and the 2011-2013 awards; and, for 2012, in respect of the one-year performance period ended December 31, 2012 for the 2010-2012 awards, the 2011-2013 awards and the 2012-2014 awards. The 2011-2013 awards and the 2012-2014 awards remain subject to the named executive officer’s continued service and a three-year relative total shareholder return modifier. For additional information regarding EPP awards, see “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Compensation — Cash-Based Awards Under the Executive Performance Plan,” “— Performance for the 2012 Performance Period Under the Executive Performance Plan and With Respect to Performance Shares — Executive Performance Plan.”

The following table provides further information on the amounts payable, or earned but not yet payable, under the MIP and the EPP for performance periods ending on December 31, 2012:

	MIP (Currently Payable)	2010-2012 EPP (Currently Payable)	2011-2013 EPP (Not Yet Payable)	2012-2014 EPP (Not Yet Payable)
Mr. Kramer	$2,331,000	$1,439,519	$1,799,348	$3,735,000
Mr. Wells	744,218	463,796	587,500	879,219
Mr. de Bok	200,000	496,273	622,750	927,774
Mr. Bialosky	599,400	409,511	409,511	723,179
Mr. Smith	660,450	—	436,207	770,323

(4)	Represents total change in pension value for each named executive officer, which reflects both the accrual of additional benefits and changes in the assumptions used to value the benefits. The discount rate used to calculate the pension value decreased from 4.50% at December 31, 2011 to 3.50% at December 31, 2012. Also, the interest rate used to determine the lump sum value of the Supplementary Plan benefit decreased from 2.00% to 1.00%. These changes in assumptions accounted for a significant portion of the total increase in pension value for each of the named executive officers. The table below allocates the total change in pension value between the actual increase in accrued benefits, including the growth in pension value due to the passage of time, and assumption changes.

	Increase in Pension Value due to Benefit Accrual	Increase in Pension Value due to Assumption Changes	Total Increase in Pension Value
Mr. Kramer	$1,803,120	$1,870,052	$3,673,172
Mr. Wells	394,244	452,749	846,993
Mr. de Bok	436,051	486,677	922,728
Mr. Bialosky	266,113	132,404	398,517
Mr. Smith	127,397	37,898	165,295

No nonqualified deferred compensation earnings are required to be reported because the Deferred Compensation Plan does not provide for “above-market” or preferential earnings as defined in applicable Securities and Exchange Commission rules and regulations.

(5)

Includes amounts for home security system monitoring expenses, personal financial planning services, the cost of annual physical exams, and provision of up to two sets of automobile tires per year. Mr. Kramer’s total also includes amounts for the personal use of company aircraft and the annual dues for a club membership. Mr. de Bok’s total also includes amounts for a company car. Mr. Smith’s total also includes amounts for the installation of a home security system. None of the individual perquisites provided to our named executive officers had a value in excess of $25,000. The value of the total perquisites in 2012 was $36,099 for

Mr. Kramer, $10,825 for Mr. Wells, $24,858 for Mr. de Bok, $13,760 for Mr. Bialosky and $22,785 for Mr. Smith. Company contributions to qualified defined contribution plans in 2012 were $21,750 for Mr. Kramer, $22,500 for Mr. Wells, $12,500 for Mr. Bialosky and $12,063 for Mr. Smith.

(6)	Mr. Kramer was elected Chief Executive Officer and President effective April 13, 2010 and was elected Chairman of the Board effective October 1, 2010.

(7)	The amounts in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and the “All Other Compensation” columns were converted from euros to U.S. dollars at the exchange rates in effect at December 31, 2010 of €1 = $1.34, December 31, 2011 of €1 = $1.30, and December 31, 2012 of €1 = $1.32. All other amounts were originally determined in U.S. dollars.

Summary of Realized Pay Earned by Our Chief Executive Officer for 2010, 2011 and 2012

Our compensation programs for Mr. Kramer and our other officers are primarily based on performance. The table below is a summary of the pay Mr. Kramer actually realized in 2010, 2011 and 2012. The information shown below is intended to supplement and not be a substitute for the information in the Summary Compensation Table. The information required to be in the Summary Compensation Table combines pay actually received (base salary and annual cash incentive payments) with the accounting value of equity compensation granted, which may never be realized, and earned but unvested long term cash awards, which continue to be subject to forfeiture until the vesting date. The Summary Compensation Table is also required to include other compensation (contributions to qualified defined contribution plans and perquisites) and the change in pension values (based on actuarial assumptions), which is not realized in the periods presented.

The following table reports the base salary, annual incentive earned, long term incentive earned for the performance period ending in each respective year and the pre-tax compensation earned upon the exercise of stock options and the vesting of stock awards regardless of when they were granted. We believe that this table represents the compensation actually realized by Mr. Kramer which is considerably less than that shown in the Summary Compensation Table.

Name	Year	Salary ($)(1)	Annual Incentive ($)(2)	Long Term Incentive Payout ($)(3)	Stock Option Exercises ($)(4)	Equity (PSU) Vesting ($)(5)	Total Realized Pay ($)
Kramer	2012	$1,033,333	$2,331,000	$4,502,319	$2,347	$780,458	$8,649,457
	2011	1,000,000	2,100,000	3,617,400	—	378,778	7,096,178
	2010	929,924	1,716,300	1,200,000	—	191,721	4,037,945

(1)	Mr. Kramer’s salary was targeted below market median (72-81% of market median) for 2010, 2011 and 2012. Mr. Kramer received base salary increases in 2010 and 2012 to move his pay closer to market median.

(2)	Mr. Kramer’s individual targets were set at 120% of base salary for 2010, 140% for 2011 and 150% for 2012. The Compensation Committee set goals based on Corporate EBIT, operating cash flow and operating drivers in each of the three years. The Committee assessed overall company performance at 150% of target in 2010 and 2011 and at 148% of target in 2012. Mr. Kramer’s actual awards were consistent with these assessments.

(3)	Sixty percent of Mr. Kramer’s long term incentive target is delivered as EPP awards which are paid in cash at the end of each three-year award period to the extent the Company meets or exceeds net income and total cash flow, net of debt objectives. This column shows the payout of each of the award cycles completed in the respective year. The 2008-2010 awards were earned at target, the 2009-2011 awards were earned at 150% of target and the 2010-2012 awards were earned at 147% of target.

(4)	In 2012, Mr. Kramer exercised 2,861 stock options and realized $2,347 as shown in the Option Exercises and Stock Vested Table on page 47. At December 31, 2012, Mr. Kramer’s vested, exercisable, in-the-money stock options had a potential value of $1,231,156, based on the difference between the closing market price of our Common Stock on December 31, 2012 ($13.81) and the exercise price of such stock options.

(5)	Ten percent of Mr. Kramer’s long term incentive target is delivered as performance share awards which were paid 50% in cash and 50% in shares for the 2008-2010 awards and 100% in shares for the 2009-2011 and 2010-2012 awards. The shares are earned to the extent the Company meets or exceeds the same net income and total cash flow, net of debt objectives as those set for the first year of each three-year EPP award period, but do not vest until the end of the three-year period. All three awards were earned at 150% of target and paid at the end of each three-year period.

Grants of Plan-Based Awards

The following table summarizes grants of plan-based awards made to the named executive officers during 2012.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kramer	2/27/2012	$2,250,000	$4,500,000	$9,000,000
Kramer	2/27/2012				28,980	57,959	115,918			$786,504
Kramer	2/27/2012							353,218	$12.94	2,249,999
Wells	2/27/2012	529,650	1,059,300	2,118,600
Wells	2/27/2012				6,822	13,643	27,286			185,136
Wells	2/27/2012							83,147	12.94	529,646
de Bok	2/27/2012	558,900	1,117,800	2,235,600
de Bok	2/27/2012				7,199	14,397	28,794			195,367
de Bok	2/27/2012							87,739	12.94	558,897
Bialosky	2/27/2012	435,650	871,300	1,742,600
Bialosky	2/27/2012				5,397	10,794	21,588			146,475
Bialosky	2/27/2012							65,781	12.94	419,025
Smith	2/27/2012	464,050	928,100	1,856,200
Smith	2/27/2012				5,727	11,454	22,908			155,431
Smith	2/27/2012							69,807	12.94	444,671

(1)	Represents grants of awards under the Executive Performance Plan. For additional information regarding such awards, see “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Compensation — Cash-Based Awards Under the Executive Performance Plan” and “— 2012 Grants Under the Executive Performance Plan.” Messrs. Kramer, Wells, de Bok, Bialosky and Smith also received awards under the Management Incentive Plan for the year ending December 31, 2012 that were earned and paid out in the amounts of $2,331,000; $744,218; $200,000; $599,400; and $660,450, respectively. For additional information regarding these awards under the Management Incentive Plan, see “Compensation Discussion and Analysis — Elements of Compensation — Annual Compensation — Annual Cash Incentives Under the Management Incentive Plan” and “— 2012 Annual Incentive Payouts.”

(2)	Grants of performance shares under the 2008 Performance Plan. For additional information regarding such grants, see “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Compensation — Performance Shares” and “— 2012 Performance Share Grants.”

(3)	Grants of stock option awards (with tandem stock appreciation rights for Mr. de Bok) under the 2008 Performance Plan. Each unexercised stock option terminates automatically if the optionee ceases to be an employee of Goodyear or one of its subsidiaries for any reason, except that (a) upon retirement or disability of the optionee more than six months after the grant date, the stock option will become immediately exercisable and remain exercisable until the earlier of five years or its expiration date, (b) in the event of the death of the optionee more than six months after the grant date, each stock option will become immediately exercisable and remain exercisable until the earlier of three years after the date of death of the optionee or its expiration date, and (c) in the event of the termination of the optionee’s employment other than for cause, each vested stock option will remain exercisable for 90 days following the date of termination of their employment. For additional information regarding such grants, see “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Compensation — Stock Options” and “— 2012 Stock Option Grants.”

(4)	The exercise price of each stock option is equal to 100% of the per share fair market value of the Common Stock on the date granted (for grants under the 2008 Performance Plan, calculated as the closing market price for such date). The option exercise price and/or withholding tax obligations may be paid by delivery of shares of Common Stock valued at the fair market value on the date of exercise.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information about outstanding equity awards held by the named executive officers as of December 31, 2012.

								Stock Awards
	Option Awards										Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)(2)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Kramer								217,376	(12)	$3,001,963	28,979	(17)	$400,200
	6,822	*			$13.83		12/2/2013
	26,000				17.15		12/6/2015
	6,117	*			17.35		12/2/2013
	8,961	*			17.35		12/9/2014
	55,000				24.71		2/27/2017
	5,062	*			28.03		12/2/2013
	7,551	*			25.33		12/9/2014
	10,573	*			25.33		12/6/2015
	7,214	*			27.93		12/9/2014
	10,100	*			27.93		12/6/2015
	50,740				26.74		2/21/2018
	123,786		41,262	(5)	4.81	(3)	2/26/2019
	7,486	*			13.22		12/2/2013
	17,095		5,699	(6)	18.12	(3)	8/4/2019
	9,987	*			14.32		12/9/2014
	105,295		105,295	(7)	12.74	(3)	2/23/2020
	66,208		198,625	(8)	13.91	(3)	2/22/2021
			353,218	(9)	12.94	(3)	2/27/2022
Wells								103,846	(13)	$1,434,113	6,821	(17)	$94,198
	2,500				$5.52		8/5/2013
	8,268				6.81		12/2/2013
	15,600				12.54		12/9/2014
	752	*			13.38		8/5/2013
	1,089	*			13.38		12/2/2013
	13,500				17.15		12/6/2015
	667	*			17.73		8/5/2013
	2,970	*			17.73		12/2/2013
	13,500				24.71		2/27/2017
	12,333				26.74		2/21/2018
	62,999		21,000	(5)	4.81	(3)	2/26/2019
	34,039		34,040	(7)	12.74	(3)	2/23/2020
	17,601		52,804	(8)	13.91	(3)	2/22/2021
			83,147	(9)	12.94	(3)	2/27/2022
de Bok								105,819	(14)	$1,461,360	7,198	(17)	$99,404
	12,500				$6.81		12/2/2013
	17,680				12.54		12/9/2014
	33,000				15.23		10/4/2015
	30,000				17.15		12/6/2015
	30,000				24.71		2/27/2017
	29,905				26.74		2/21/2018
	1,969				26.74		12/2/2013
	76,987		25,663	(5)	4.81	(3)	2/26/2019
	36,422		36,422	(7)	12.74	(3)	2/23/2020
	18,896		56,690	(8)	13.91	(3)	2/22/2021
			87,739	(9)	12.94	(3)	2/27/2022

							Stock Awards
	Option Awards									Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)(2)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Bialosky							71,293	(15)	$984,556	5,397	(17)	$74,533
	23,961	7,987	(10)	$16.86	(3)	9/23/2019
	27,799	27,799	(7)	12.74	(3)	2/23/2020
	14,109	42,330	(8)	13.91	(3)	2/22/2021
		65,781	(9)	12.94	(3)	2/27/2022
Smith							58,318	(16)	$805,372	5,727	(17)	$79,090
	15,234	45,703	(11)	$13.64	(3)	10/24/2021
		69,807	(9)	12.94	(3)	2/27/2022

*	Represents the grant of a reinvestment option. Each stock option granted prior to 2008 included a right to the automatic grant of a new option, which we refer to as a “reinvestment option,” for the number of shares tendered upon the exercise of the original stock option and withheld to pay income taxes. No reinvestment option grants were made to the named executive officers during 2012.

(1)	Because the options in this column were fully vested as of December 31, 2012, the vesting schedules for such options are not reported.

(2)	The exercise price of each option granted under our prior equity compensation plans is equal to 100% of the per share fair market value of the Common Stock on the date granted (calculated as the average of the high and low stock price for such date). The option exercise price and/or withholding tax obligations may be paid by delivery of shares of Common Stock valued at the fair market value on the date of exercise.

(3)	The exercise price of each option granted under the 2008 Performance Plan is equal to 100% of the per share fair market value of the Common Stock on the date granted (calculated as the closing market price for such date). The option exercise price and/or withholding tax obligations may be paid by delivery of shares of Common Stock valued at the fair market value on the date of exercise.

(4)	Calculated by multiplying $13.81, the closing market price of our Common Stock on December 31, 2012, by the number of shares of restricted stock, restricted stock units or performance share units that had not vested at December 31, 2012.

(5)	Vests in full on February 26, 2013.

(6)	Vests in full on August 4, 2013.

(7)	Vests as to one-half of the options on each of February 23, 2013 and February 23, 2014.

(8)	Vests as to one-third of the options on each of February 22, 2013, February 22, 2014 and February 22, 2015.

(9)	Vests as to one-fourth of the options on each of February 27, 2013, February 27, 2014, February 27, 2015 and February 27, 2016.

(10)	Vests in full on September 23, 2013.

(11)	Vests as to one-third of the options on each of October 24, 2013, October 24, 2014 and October 24, 2015.

(12)

Except for 103,492 restricted shares (which Mr. Kramer will receive when the value of the shares is deductible by the Company for federal income tax purposes), 65,779 earned performance share units vest on

December 31, 2013, and 48,105 earned performance share units vest on December 31, 2014 (each subject to a three-year relative total shareholder return modifier).

(13)	17,523 earned performance share units vest on December 31, 2013, 11,323 earned performance share units vest on December 31, 2014 (each subject to a three-year relative total shareholder return modifier), 20,000 restricted stock units vest as to one-third of the units on each of February 23, 2013, February 23, 2014 and February 23, 2015, and 55,000 restricted stock units vest on December 6, 2014.

(14)	18,870 earned performance share units vest on December 31, 2013, 11,949 earned performance share units vest on December 31, 2014 (each subject to a three-year relative total shareholder return modifier), 20,000 restricted stock units vest as to one-third of the units on each of February 23, 2013, February 23, 2014 and February 23, 2015, and 55,000 restricted stock units vest on December 6, 2014.

(15)	13,698 earned performance share units vest on December 31, 2013, 8,959 earned performance share units vest on December 31, 2014 (each subject to a three-year relative total shareholder return modifier), and 48,636 restricted shares vest on September 23, 2013.

(16)	16,261 earned performance share units vest on December 31, 2013, 9,506 earned performance share units vest on December 31, 2014 (each subject to a three-year relative total shareholder return modifier), and 32,551 restricted shares vest on October 24, 2014.

(17)	Unearned performance share units that will vest on December 31, 2014, subject to the achievement of performance goals in 2013 and 2014 and a three-year relative total shareholder return modifier.

During the restriction period for shares of restricted stock, the recipient is not entitled to delivery of the shares, restrictions are placed on the transferability of the shares, and all or a portion of the shares will be forfeited if the recipient terminates employment for reasons other than as approved by the Compensation Committee. Upon expiration of the restriction period, the appropriate number of shares of Common Stock will be delivered to the grantee free of all restrictions. During the restriction period for shares of restricted stock, the grantee shall be entitled to vote restricted shares and, unless the Compensation Committee otherwise provides, to receive dividends, if any. Restricted stock units do not have any voting rights and, unless the Compensation Committee otherwise provides, are entitled to receive dividends, if any. Earned and unearned, but unvested, performance share units do not have any voting rights and are not entitled to receive dividend equivalents. For additional information regarding the terms of the performance share units, see “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Compensation — Performance Shares — 2012 Performance Share Grants.”

Option Exercises and Stock Vested

The following table sets forth certain information regarding option exercises by, and the vesting of stock awards for, the named executive officers during 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
Kramer	75	$2,347	56,514	$780,458	(2)
Wells	1,572	40,745	17,661	243,898	(2)
de Bok	3,315	68,979	48,814	667,689	(3)
Bialosky	—	—	41,705	546,480	(4)
Smith	—	—	—	—

(1)	Represents the difference between the exercise price and the fair market value of our Common Stock on the date of exercise.

(2)	Represents the total value realized upon the vesting of performance share awards for 2010-2012, which were paid 100% in shares of Common Stock.

(3)	Represents the total value realized upon the vesting of 18,897 performance share awards for 2010-2012, which were paid 100% in shares of Common Stock, and the total value realized upon the vesting of 29,917 shares of restricted stock.

(4)	Represents the total value realized upon the vesting of 14,422 performance share awards for 2010-2012, which were paid 100% in shares of Common Stock, and the total value realized upon the vesting of 27,283 shares of restricted stock.

Defined Contribution Plan Benefits

The Savings Plan is a tax-qualified defined contribution plan that permits eligible employees, including all of the named executive officers (other than Mr. de Bok), to contribute 1% to 50% of their compensation to their Savings Plan account, subject to an annual contribution ceiling ($17,000 in 2012). Savings Plan participants who are age 50 or older and contributing at the maximum plan limits or at the annual contribution ceiling are entitled to make “catch-up” contributions annually up to a specified amount ($5,500 in 2012). Participants in the Savings Plan are eligible to receive Company matching contributions in addition to the retirement contributions described below under “Pension Benefits.” Savings Plan participants are also eligible to make after-tax contributions subject to limits imposed by the Code. Contributions are invested, at the direction of the participant, in any one or more of the fifteen available funds and/or in mutual funds under a self-directed account.

Pension Benefits

Goodyear’s Salaried Pension Plan is a defined benefit plan qualified under the Code in which U.S.-based salaried employees hired before January 1, 2005 participate, including Messrs. Kramer and Wells. Accruals in the Salaried Plan were frozen effective December 31, 2008. The Salaried Plan was designed to provide tax-qualified pension benefits for most Goodyear salaried employees. The Salaried Plan contains formulas based on age and service. These formulas are multiplied by five-year average compensation below and above a breakpoint ($51,000 in 2008, the year the Salaried Plan was frozen), with the result representing a lump sum benefit under the plan. Compensation is held to the qualified plan limit under the Code, which was $230,000 for 2008. A portion of the benefit may be paid by employee contributions. Effective December 31, 2007, all active participants in the Salaried Plan became vested and are entitled to a benefit upon any termination of employment. Benefits are available on a five-year certain and continuous annuity basis at age 65, by converting the lump sum to an annuity. Annuity benefits payable to a participant who retires prior to age 65 are subject to a reduction for each month retirement precedes age 65. Benefits under the Salaried Plan are funded by an irrevocable tax-exempt trust.

Participation in the Salaried Plan was frozen effective December 31, 2004. Subsequent hires, including Messrs. Bialosky and Smith, participate in the retirement contributions feature of the Savings Plan. Under the Savings Plan, each participant receives an allocation each pay period equal to a percentage of compensation, with compensation held to the qualified plan limit under the Code. Effective January 1, 2009, Salaried Plan participants, including Messrs. Kramer and Wells, also began receiving allocations under the retirement contributions feature of the Savings Plan.

Non-U.S.-based employees, such as Mr. de Bok, participate in neither the Salaried Plan nor the Savings Plan; instead Mr. de Bok participates in Goodyear’s Netherlands Pension Plan and in government-sponsored (but Company-funded) pension plans in The Netherlands and Belgium.

Goodyear also maintains the Supplementary Plan, a non-qualified, unfunded plan which provides additional retirement benefits to our officers and certain other key employees, including all of the named executive officers. The Supplementary Plan provides pension benefits to participants who retire with at least 30 years of service, retire after age 55 with at least ten years of service or retire after age 65 with at least five years of service. The formula for an annuity benefit is based on a percentage determined using credited service (22% with 10 years, 38% with 20 years, 48% with 30 years and 54% with 40 years) times five-year average compensation above the breakpoint ($55,050 in 2012), with compensation inclusive of base salary and annual incentive payments. The five-year average compensation uses the highest five calendar years, not necessarily consecutive, out of the last ten years. Benefits are offset for the Salaried Plan, the retirement contributions feature of the Savings Plan, applicable non-U.S. benefits and certain prior employer benefits. Under the Supplementary Plan, benefits payable to a participant who retires prior to age 62 are subject to a reduction of 0.4% for each month retirement precedes age 62. Participants may elect a lump sum payment of benefits under the Supplementary Plan for benefits accrued and vested prior to January 1, 2005, subject to the approval of Goodyear’s ERISA Appeals Committee. For benefits accrued or vested on or after January 1, 2005, payment will be made in a lump sum. Benefits vested on or after January 1, 2005 cannot be distributed prior to six months after separation of service. The Supplementary Plan benefits for all named executive officers are not yet vested.

We also maintain a non-qualified unfunded defined benefit Excess Benefit Plan that pays an additional pension benefit over that paid from the Salaried Plan if a participant does not meet the eligibility requirements of the Supplementary Plan. The additional benefit is equal to the amount a participant would have received from the Salaried Plan but does not because of the limitations imposed by the Code on pension benefits under qualified plans. This plan is provided to allow the extension of benefits from the qualified plan to individuals whose income exceeds the Code guidelines for qualified plans. Distribution of amounts earned and vested prior to January 1, 2005, will be paid out in the same manner as the Salaried Plan unless otherwise elected by the participant at least 12 months prior to termination or severance. Distributions for amounts earned or vested on or after January 1, 2005, will be paid out in a lump sum. For participants considered to be among the top 50 wage earners of the Company, benefits vested on or after January 1, 2005 are paid out six months after termination of service. For employees hired after December 31, 2004, and for all employees as of December 31, 2008, there is a corresponding defined contribution Excess Benefit Plan that mirrors the retirement contributions feature of the Savings Plan. Like the qualified plans, effective December 31, 2008 accruals were frozen under the defined benefit Excess Benefit Plan and all affected participants began receiving defined contribution allocations under the defined contribution Excess Benefit Plan.

The Pension Benefits table below shows for the named executive officers the number of years of credited service, present value of accumulated benefit and payments during the last fiscal year, for each defined benefit plan.

The “Present Value of Accumulated Benefit” is the lump-sum value as of December 31, 2012 of the expected pension benefit payable at age 62 that was earned as of December 31, 2012. That is, the benefit reflects service and compensation only through 2012, not projected for future years. The benefit payment at age 62 is assumed to be the lump sum form. The present value is measured using the same assumptions used for financial reporting purposes (and which are set forth following the Pension Benefits Table), with the exception of the commencement age. The commencement age is assumed to be 62 because that is the age at which the Supplementary Plan benefit is payable with no reduction for early retirement.

Generally, a participant’s years of credited service under the Supplementary Plan are based on the years an employee participates in the Salaried Plan. However, in certain cases, credit for service prior to participation in the Salaried Plan is granted. Such cases include service with a predecessor employer. Mr. Kramer received 13.6 additional years of credited service in connection with his hiring by Goodyear in respect of service with a prior employer. The benefits paid to Mr. Kramer under the Supplementary Plan will be reduced by amounts he is entitled to receive under the pension plan maintained by his prior employer. Due to this service grant, the present value of accumulated benefit in the Pension Benefits table is $3,724,091 higher for Mr. Kramer. Messrs. Wells, de Bok, Bialosky and Smith did not receive any additional years of credited service.

Mr. Kramer is eligible for immediate commencement of the benefit from the Salaried Plan as of December 31, 2012, and will be eligible to receive a benefit from the Supplementary Plan if he remains employed by us until 2016. Mr. Wells is eligible for immediate commencement of the benefit from the Salaried Plan as of December 31, 2012, and will be eligible to receive a benefit from the Supplementary Plan if he remains employed by us until 2020. Messrs. de Bok, Bialosky and Smith will be eligible to receive a benefit from the Supplementary Plan if they remain employed by us until 2017, 2019 and 2021, respectively.

For Mr. de Bok, the Pension Benefits table shows the benefits payable under the Supplementary Plan and Goodyear’s Netherlands Pension Plan. The Netherlands Pension Plan provides an annuity benefit based on career average earnings. This benefit is an offset to the Supplementary Plan benefit. The present value of the Netherlands Pension Plan benefit is determined based on the assumptions used for financial reporting of the Netherlands Pension Plan as of December 31, 2012 (and which are set forth following the Pension Benefits Table), with the exception that the commencement age is taken to be 62. The Supplementary Plan value is based on the U.S. financial reporting assumptions, as discussed above. Mr. de Bok is currently vested in his benefit from the Netherlands Pension Plan but is not yet eligible to commence the benefit. In addition to the offset for the Netherlands Pension Plan, the Supplementary Plan present value also will be offset for the value of Company contributions to the governmental plans in Belgium and The Netherlands.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Kramer	Supplementary Pension Plan	26.42	$9,033,271	$—
	Salaried Pension Plan	8.83	253,085	—
Wells	Supplementary Pension Plan	10.42	1,833,210	—
	Salaried Pension Plan	6.42	180,051	—
de Bok(2)	Supplementary Pension Plan	11.00	1,411,392	—
	Netherlands Pension Plan	11.00	1,174,623	—
Bialosky	Supplementary Pension Plan	3.25	837,969	—
Smith	Supplementary Pension Plan	1.17	181,964	—

(1)	All amounts shown are estimates as of December 31, 2012; the actual benefits to be paid to the named executive officers will be based on their credited service, compensation, and other factors at the time of their retirement.

(2)	The amounts for Mr. de Bok were converted from euros to U.S. dollars at the exchange rate in effect at December 31, 2012 of €1 = $1.32.

The amounts set forth in the table above are based on the following assumptions:

•	the measurement date is December 31, 2012

•	the form of payment is a lump sum (annuity for Mr. de Bok’s Netherlands pension)

•	the interest rate used to calculate the Supplementary Plan lump sum payment:

•	Benefits commencing in 2013 or later: 1.00%

•	the interest rate used to calculate the Salaried Plan lump sum payment:

•	Benefits commencing in 2013 or later: 3.50% (Messrs. Kramer and Wells)

•

the mortality assumptions used to calculate the lump sum are those set forth in Revenue Ruling 2007-67, as updated by IRS Notice 2008-85 for the Salaried Plan, and those set forth in UP-1984 Mortality for the Supplementary Plan (a modified version of the Prognosetafel 2010-2060 mortality table is used to determine the present value of Mr. de Bok’s Netherlands pension)

•	the discount rate used to determine the present value of the accumulated benefit is 3.50% (also 3.50% for Mr. de Bok’s Netherlands pension)

•	the benefit commencement age is 62 (or, if older, age at the measurement date)

•	the accumulated benefit is calculated based on credited service and pay as of December 31, 2012 (for the Salaried Plan, credited service and pay as of December 31, 2008).

Nonqualified Deferred Compensation

The Goodyear Executive Deferred Compensation Plan is a non-qualified deferred compensation plan that provides named executive officers and certain other highly compensated employees the opportunity to defer their base salary and annual incentive payments. Deferred amounts may be invested in one of five investment alternatives or, with respect to annual incentive payments, Goodyear stock units. Four of these investment alternatives are funds managed by The Northern Trust Company, and currently include a money market fund, a bond fund, an equity index fund and a balanced fund. The average interest rate payable with respect to funds invested in the Northern Trust money market fund was 0.01% for the year ended December 31, 2012. The fifth investment vehicle is a growth fund managed by American Century Investments. Investment elections among the five investment alternatives may be changed daily. Deferrals of annual incentive payments into Goodyear stock units will result in a 20% premium paid in stock units that will vest in one year. There is no guaranteed return associated with any deferred amounts. Distribution of deferred amounts may begin after separation of service or in a selected number of years ranging from one to 20. Payment of deferred amounts will be in a lump sum or up to 15 annual installments, as elected at the time of deferral. Redeferral is allowed only if elected one year prior to the scheduled payout and the new deferral does not commence for at least five years after the originally scheduled date of distribution. Any stock units are converted to shares of Common Stock and distributed to the participant in January of the fourth year following the end of the plan year under which the award was earned.

The Deferred Compensation Plan is unfunded. The following table sets forth certain information regarding nonqualified deferred compensation of the named executive officers.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Kramer	—	—	$7,031	—	$125,711
Wells	—	—	—	—	—
de Bok	—	—	—	—	—
Bialosky	—	—	—	—	—
Smith	—	—	—	—	—

(1)	Represents deferral in 2012 of base salary and/or annual incentive payments in respect of performance in 2011.

(2)	No portion of these earnings were included in the Summary Compensation Table because the Deferred Compensation Plan does not provide for “above-market” or preferential earnings as defined in applicable Securities and Exchange Commission rules and regulations.

Potential Payments Upon Termination or Change-in-Control

We provide for the payment of severance and certain other benefits to our named executive officers upon certain types of terminations of employment, as described below.

Executive Severance Plan

On February 28, 2013, we amended and restated the Executive Severance Plan to replace benefits that were previously provided under the Continuity Plan for Salaried Employees. In amending the Executive Severance Plan, the Company eliminated (1) excise tax gross-up provisions for all officers and (2) the right of any officer to voluntarily terminate their employment following a change-in-control and receive severance benefits other than in the case of Good Reason (as such term is defined below).

The Executive Severance Plan provides severance benefits to the Company’s officers, including its named executive officers (other than Mr. de Bok), as follows:

(1)

If a participant’s employment is terminated by the Company and its affiliates other than for Cause (as such term is defined below), death or disability (and other than in connection with a change-in-control, as described in paragraph (2) below), such participant will generally receive: (i) earned but unpaid base salary and annual incentive compensation and accrued paid vacation, sick leave, sabbatical, holiday and other paid time off; (ii) a pro-rated annual incentive payment based on actual performance for the entire fiscal year in an amount not to exceed the participant’s target annual incentive; (iii) a cash severance payment equal to the sum of the participant’s base salary and target annual incentive at the time of severance multiplied by the participant’s severance multiple, which is established by the Compensation Committee and currently ranges from 1.0x to 2.0x; (iv) if the sum of the participant’s age plus years of credited service is equal to or greater than 75, vesting of the participant’s benefit under the Supplementary Plan; (v) continued health care coverage for a number of years equal to the participant’s severance multiple; and (vi) outplacement services in an amount not to exceed $25,000. Mr. Kramer’s severance multiple is 2.0x and Mr. Wells’, Mr. Bialosky’s and Mr. Smith’s severance multiple is 1.5x.

(2)	If a participant’s employment is terminated involuntarily other than for Cause, death, disability or mandatory retirement or by the participant for Good Reason during the pendency of, and for ninety days following the cessation of, a Potential Change in Control (as such term is defined below) or within two years following a Change in Control (as such term is defined below), such participant will generally receive: (i) earned but unpaid base salary and annual incentive compensation and accrued paid vacation, sick leave, sabbatical, holiday and other paid time off; (ii) a pro-rated annual incentive payment based on the participant’s target annual incentive; (iii) a cash severance payment equal to twice the sum of the participant’s base salary and target annual incentive; (iv) if the participant has at least five years of service, vesting of the participant’s Supplementary Plan benefit; (v) continued health care coverage for up to two years; and (vi) outplacement services in an amount not to exceed $25,000 and reimbursement for certain legal fees incurred in connection with certain claims made under the Executive Severance Plan.

To be eligible to receive the benefits described above, the participant must execute a release and agree, among other things, to certain confidentiality, non-disparagement, non-solicitation and non-competition covenants.

The Executive Severance Plan became effective on February 28, 2013 and will continue in effect for three years, and thereafter will automatically renew for additional one-year periods unless the Company provides notice, at least 90 days prior to the end of the initial or extended term, of its intent not to renew the Executive Severance Plan.

As used in the Executive Severance Plan:

“Cause” means (1) the continued failure by an eligible employee to substantially perform the employee’s duties with the Company (other than any such failure resulting from the employee’s incapacity due to physical or mental illness), (2) the engaging by the employee in conduct which is demonstrably injurious to the Company, monetarily or otherwise, (3) the employee committing any felony or any crime involving fraud, breach of trust or misappropriation or (4) any breach or violation of any agreement relating to the employee’s employment with the Company where the Company, in its discretion, determines that such breach or violation materially and adversely affects the Company.

A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(1)	any person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company other than securities acquired by virtue of the exercise of a conversion or similar privilege or right unless the security being so converted or pursuant to which such right was exercised was itself acquired directly from the Company) representing 20% or more of (A) the then outstanding shares of Common Stock of the Company or (B) the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

(2)

the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board of Directors (the “Incumbent Board”): individuals who, on February 28, 2013,

constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, without limitation, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on February 28, 2013 or whose appointment, election or nomination for election was previously so approved or recommended; or

(3)	there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation pursuant to which (A) the voting securities of the Company outstanding immediately prior to such merger or consolidation will continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (B) no person will become the beneficial owner, directly or indirectly, of securities of the Company or such surviving entity or any parent thereof representing 20% or more of the outstanding shares of common stock or the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to such merger or consolidation) and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation (or any parent thereof) resulting from such merger or consolidation; or

(4)	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, (A) more than 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of which (or of any parent of such entity) is owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, (B) in which (or in any parent of such entity) no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the outstanding shares of common stock resulting from such sale or disposition or the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to such sale or disposition) and (C) in which (or in any parent of such entity) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors.

“Good Reason” means the occurrence during the pendency of, and for ninety days following the cessation of, a Potential Change in Control or within two years following a Change in Control, without the affected eligible employee’s written consent, of any of the following:

(1)	the assignment to the employee of duties that are materially inconsistent with the employee’s authority, duties or responsibilities immediately prior to a Potential Change in Control or, in the absence thereof, a Change in Control (other than pursuant to a transfer or promotion to a position of equal or enhanced responsibility or authority) or any other action by the Company which results in a material diminution in such authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the employee, provided, however, that any such material diminution that is primarily a result of the Company no longer being a publicly traded entity or becoming a subsidiary or division of another entity shall not be deemed “Good Reason” for purposes of the Executive Severance Plan, except that an employee shall have Good Reason if the Company is no longer a publicly traded entity and, immediately before the Change in Control that caused the Company no longer to be a publicly traded entity, substantially all of the employee’s duties and responsibilities related to public investors or government agencies that regulate publicly traded entities;

(2)	a change in the location of such employee’s principal place of business by more than 50 miles when compared to the employee’s principal place of business immediately before a Potential Change in Control or, in the absence thereof, a Change in Control;

(3)	a material reduction in the Employee’s annual base salary or target annual incentive opportunity from that in effect immediately before a Potential Change in Control or, in the absence thereof, a Change in Control; and

(4)	the failure by any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform the Executive Severance Plan in the same manner and to the same extent that the Company would be required to perform it if no succession had taken place.

A “Potential Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(1)	the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

(2)	the Company or any person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

(3)	any person becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company other than securities acquired by virtue of the exercise of a conversion or similar privilege or right unless the security being so converted or pursuant to which such right was exercised was itself acquired directly from the Company) representing 20% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the Company’s then outstanding voting securities; or

(4)	the Board adopts a resolution to the effect that a Potential Change in Control has occurred.

The description above is meant only to be a summary of the provisions of the Executive Severance Plan. The Executive Severance Plan was an exhibit to a Form 8-K filed with the Securities and Exchange Commission on March     , 2013.

Quantification of Termination Benefits

The tables below show amounts that would be payable to each of the named executive officers, as of December 31, 2012, upon the termination of their employment in the circumstances indicated in each column of the tables. The amounts shown are calculated on the assumption that the triggering event occurred on December 31, 2012. Other assumptions used to determine such amounts are described below.

Management Incentive Plan.    The amounts shown in the tables for annual cash incentive under the Management Incentive Plan are the amounts earned under Management Incentive Plan awards for the year ended December 31, 2012. Such amounts are payable at the normal time that payouts are made for 2012 awards under the Management Incentive Plan. The “Termination for Cause” scenario assumes no payout because the plan gives the Compensation Committee discretion to eliminate or reduce performance awards prior to payment.

Severance Payments.    The amounts shown in the columns captioned “Termination Without Cause” and “Involuntary Termination Within Two Years of Change in Control” are calculated in accordance with the terms of the Executive Severance Plan (other than for Mr. de Bok, who is not a participant in the Executive Severance Plan). (See “Executive Severance Plan” above.)

Performance Shares.    The amounts shown in the tables for outstanding performance share awards are attributable solely to equity (calculated based on a per share price of $13.81, the closing market price of our Common Stock on December 31, 2012). In the event of termination for cause, it is assumed the Compensation Committee would exercise its discretion to cancel any outstanding awards.

Executive Performance Plan.    The amounts shown in the tables for cash payouts under the Executive Performance Plan are the amounts earned and payable under the 2010-2012 Executive Performance Plan awards and, in addition, the amounts shown in the column captioned “Involuntary Termination Within Two Years of Change in Control” include the amounts earned, but not yet payable, under the 2011-2013 and 2012-2014 Executive Performance Plan awards. Under the Executive Performance Plan, an employee whose employment is terminated due to the employee’s death, disability, retirement, layoff or leave of absence is entitled to a prorated payout for any uncompleted performance periods. Amounts are payable at the normal time that payouts are made for outstanding grants under the Executive Performance Plan. The “Termination for Cause” scenario assumes no payout because the Executive Performance Plan gives the Compensation Committee discretion to eliminate or reduce performance awards prior to payment.

Stock Options.    Our equity compensation plans provide that unexercised stock options terminate automatically if the optionee ceases to be an employee of Goodyear or one of its subsidiaries for any reason, except that (a) upon retirement or disability of the optionee more than six months after the grant date, the stock option will become immediately exercisable and remain exercisable until the earlier of five years or its expiration date, (b) in the event of the death of the optionee more than six months after the grant date, each stock option will become immediately exercisable and remain exercisable until the earlier of three years after the date of death of the optionee or its expiration date, and (c) for options granted on or after June 8, 2010, in the event of the termination of the optionee’s employment other than for cause, each vested stock option will remain exercisable for 90 days following the date of termination of their employment. For these purposes, resignations, terminations without cause, and involuntary terminations upon a change in control are treated like a retirement if the employee is eligible for retirement as of the date of termination. However, none of our named executive officers were eligible for retirement on December 31, 2012. In the event of a termination for cause, it is assumed that the Compensation Committee would exercise its discretion to cancel any outstanding unvested stock options.

Retirement Benefits.    The tables below show the additional retirement benefits that would be payable to the named executive officer if the named executive officer’s employment was terminated on December 31, 2012, and that named executive officer was vested in the benefit as of that date. Mr. Kramer and Mr. Wells are not yet vested in a Supplementary Plan benefit and would instead receive benefits from the defined benefit and defined contribution Excess Benefit Plans. Mr. Bialosky and Mr. Smith are not yet vested in a Supplementary Plan benefit, are not eligible to participate in the defined benefit Excess Benefit Plan or the Salaried Plan, and would instead receive benefits from the defined contribution Excess Benefit Plan. The Supplementary Plan amounts shown in the Pension Benefits Table are the present values at December 31, 2012 of benefits that would be payable in lump sum form at age 62 (or age at December 31, 2012, if older than 62). The amounts, if any, shown in the tables below for the Supplementary Plan and the Excess Benefit Plans are the additional amounts that would be payable, together with the amounts shown in the Pension Benefits Table, in lump sum form six months after termination of employment at December 31, 2012. The Salaried Plan values shown in the Pension Benefits Table are the present values at December 31, 2012 of benefits that would be payable in lump sum form at age 62 (or age at December 31, 2012, if older than 62). The amounts, if any, shown in the tables below for Mr. Kramer and Mr. Wells under the Salaried Plan are the additional amounts that would be payable immediately, together with the amounts shown in the Pension Benefits Table, in lump sum form after termination of employment at December 31, 2012. Mr. de Bok is not yet vested in a Supplementary Plan benefit and is not eligible to participate in the Excess Benefit Plans or the Salaried Plan. For Mr. de Bok, the Pension Benefits Table shows the present value of the accrued benefit under the Netherlands Pension Plan. The same value would be provided from the Netherlands Pension Plan after termination of employment at December 31, 2012.

Other Benefits.    The amounts shown for other benefits for each scenario include the payment of accrued vacation. In addition, the amounts shown in the column captioned “Termination Without Cause” include reimbursement of COBRA payments and payments for outplacement services (capped at $25,000), and the amounts shown in the column captioned “Involuntary Termination Within Two Years of Change in Control” include reimbursement of COBRA payments, payments for outplacement services (capped at $25,000), and reimbursement for legal fees, if any (assumed to be $0 for purposes of the tables below).

Richard J. Kramer (Chairman of the Board, Chief Executive Officer and President)

Benefits or Payments	Resignation (1)		Termination Without Cause		Termination For Cause	Retirement (2)		Involuntary Termination Within Two Years of Change in Control (3)
Annual Cash Incentive under Management Incentive Plan	$2,331,000	*	$2,331,000	*	$—	$2,331,000	*	$2,331,000	*
Cash Severance	—		5,250,000		—	—		5,250,000
Cash Payout — Executive Performance Plan Awards	4,502,319		4,502,319		—	4,502,319		11,950,867

Total Cash	6,833,319		12,083,319		—	6,833,319		19,531,867

Equity
Restricted Stock	1,429,225		1,429,225		—	1,429,225		1,429,225
Performance Shares	780,458		780,458		—	780,458		2,753,417
Stock Options	—		—		—	—		791,323

Total Equity	2,209,683		2,209,683		—	2,209,683		4,973,965

Retirement Benefits(4)
Salaried Pension Plan	—		—		—	—		—
Supplementary Pension Plan	—		—		—	—		—
Excess Benefit Plans	—		—		—	—		—

Total Retirement Benefits	—		—		—	—		—

Vested Deferred Compensation(5)	—		—		—	—		—
Other Benefits	100,962		154,245		100,962	100,962		154,245

Total	$9,143,964		$14,447,247		$100,962	$9,143,964		$24,660,077

*	These amounts are included in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

(1)	In the event of death or disability, an additional $9,020,150 would be paid under “Cash Payout — Executive Performance Plan Awards” and “Equity — Performance Shares,” if at all, only upon achievement of the applicable targets following the completion of the applicable performance periods, and $791,323 would be paid under “Equity — Stock Options.”

(2)	Mr. Kramer is not eligible for retirement.

(3)	The amounts to be paid under “Equity” that represent grants under our 2008 Performance Plan are payable following an involuntary termination within two years of a change in control, similar to the Executive Severance Plan.

(4)	The Pension Benefits Table (on page 50) shows the present value of the accumulated benefit under the Salaried Plan and the Supplementary Plan, calculated based on the assumptions set forth following that table. Mr. Kramer is fully vested in his Salaried Plan benefit and would have received a payment of $199,226 if a triggering event had occurred on December 31, 2012. The difference between the amount payable from the Salaried Plan upon any of the triggering events and the value presented in the Pension Benefits Table, $253,085, is solely due to differences in the assumptions used in the calculations. Mr. Kramer is not yet vested in a Supplementary Plan benefit. Mr. Kramer is 49.2 years old with 26.42 years of credited service. In the event of a Termination Without Cause, Mr. Kramer’s benefit under the Supplementary Plan will become vested because the sum of his age and years of service equals or exceeds 75. In the event of an Involuntary Termination Within Two Years of a Change in Control, Mr. Kramer’s benefit under the Supplementary Plan will become vested since he has five years of credited service. If these events were to occur, Mr. Kramer’s Supplementary Plan benefit would be $8,319,723. The difference between the amount payable from the Supplementary Plan upon a triggering event and the value presented in the Pension Benefits Table, $9,033,271, is solely due to differences in the assumptions used in the calculations.

(5)	No additional amounts are payable upon any of the triggering events under our deferred compensation plans. For information on Mr. Kramer’s aggregate vested balance as of December 31, 2012 under the Deferred Compensation Plan, see the Nonqualified Deferred Compensation Table at page 51.

Darren R. Wells (Executive Vice President and Chief Financial Officer)

Benefits or Payments	Resignation (1)		Termination Without Cause		Termination For Cause	Retirement (2)		Involuntary Termination Within Two Years of Change in Control (3)
Annual Cash Incentive under Management Incentive Plan	$744,218	*	$744,218	*	$—	$744,218	*	$744,218	*
Cash Severance	—		1,601,945		—	—		2,135,700
Cash Payout — Executive Performance Plan Awards	1,450,596		1,450,596		—	1,450,596		3,542,315

Total Cash	2,194,814		3,796,759		—	2,194,814		6,422,233

Equity
Restricted Stock	—		—		—	—		1,035,750
Performance Shares	243,898		243,898		—	243,898		736,487
Stock Options	—		—		—	—		297,761

Total Equity	243,898		243,898		—	243,898		2,069,998

Retirement Benefits(4)
Salaried Pension Plan	—		—		—	—		—
Supplementary Pension Plan	—		—		—	—		—
Excess Benefit Plans	—		—		—	—		—

Total Retirement Benefits	—		—		—	—		—

Vested Deferred Compensation	—		—		—	—		—
Other Benefits	54,327		103,136		54,327	54,327		111,072

Total	$2,493,039		$4,143,793		$54,327	$2,493,039		$8,603,303

*	These amounts are included in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

(1)	In the event of death or disability, an additional $2,490,095 would be paid under “Cash Payout — Executive Performance Plan Awards” and “Equity — Performance Shares,” if at all, only upon achievement of the applicable targets following the completion of the applicable performance periods, $484,629 would be paid under “Equity — Restricted Stock,” and $297,761 would be paid under “Equity — Stock Options.”

(2)	Mr. Wells is not eligible for retirement.

(3)	The amounts to be paid under “Equity” that represent grants under our 2008 Performance Plan are payable following an involuntary termination within two years of a change in control, similar to the Executive Severance Plan.

(4)	The Pension Benefits Table (on page 50) shows the present value of the accumulated benefit under the Salaried Plan and the Supplementary Plan, calculated based on the assumptions set forth following that table. Mr. Wells is fully vested in his Salaried Plan benefit and would have received a payment of $135,756 if a triggering event had occurred on December 31, 2012. The difference between the amount payable from the Salaried Plan upon any of the triggering events and the value presented in the Pension Benefits Table, $180,051, is solely due to differences in the assumptions used in the calculations. Mr. Wells is not yet vested in a Supplementary Plan benefit and would instead receive a benefit of $407,858 from the defined benefit and defined contribution Excess Benefit Plans. In the event of an Involuntary Termination Within Two Years of a Change in Control, Mr. Wells’ benefit under the Supplementary Plan will become vested since he has five years of credited service. If this event were to occur, Mr. Wells’ Supplementary Plan benefit would be $1,352,557. The difference between the amount payable from the Supplementary Plan upon a triggering event and the value presented in the Pension Benefits Table, $1,833,210, is solely due to differences in the assumptions used in the calculations.

Arthur de Bok (President, Europe, Middle East and Africa Tire)

Benefits or Payments	Resignation (1)		Termination Without Cause		Termination For Cause	Retirement (2)		Involuntary Termination Within Two Years of Change in Control (3)
Annual Cash Incentive under Management Incentive Plan	$200,000	*	$200,000	*	$—	$200,000	*	$200,000	*
Cash Severance	3,684,636		8,412,769		—	3,684,636		8,412,769
Cash Payout — Executive Performance Plan Awards	1,552,173		1,552,173		—	1,552,173		3,765,197

Total Cash	5,436,809		10,164,942		—	5,436,809		12,377,966

Equity
Restricted Stock	—		—		—	—		1,035,750
Performance Shares	260,968		260,968		—	260,968		786,010
Stock Options	—		—		—	—		346,271

Total Equity	260,968		260,968		—	260,968		2,168,031

Retirement Benefits(4)
Netherlands Pension Plan	—		—		—	—		—
Supplementary Pension Plan	—		—		—	—		—
Excess Benefit Plans	—		—		—	—		—

Total Retirement Benefits	—		—		—	—		—

Vested Deferred Compensation	—		—		—	—		—
Other Benefits	55,769		80,769		55,769	55,769		80,769

Total	$5,753,546		$10,506,679		$55,769	$5,753,546		$14,626,766

*	These amounts are included in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

(1)	In the event of death or disability, an additional $2,638,645 would be paid under “Cash Payout — Executive Performance Plan Awards” and “Equity — Performance Shares,” if at all, only upon achievement of the applicable targets following the completion of the applicable performance periods, $484,629 would be paid under “Equity — Restricted Stock,” and $346,271 would be paid under “Equity — Stock Options.”

(2)	Mr. de Bok is not eligible for retirement.

(3)	The amounts to be paid under “Equity” that represent grants under our 2008 Performance Plan are payable following an involuntary termination within two years of a change in control, similar to the Executive Severance Plan.

(4)	The Pension Benefits Table (on page 50) shows the present value of the accumulated benefits under the Supplementary Plan and the Netherlands Pension Plan, calculated based on the assumptions set forth following that table. Mr. de Bok is not yet vested in a Supplementary Plan benefit and would instead receive a benefit from the Netherlands Pension Plan. In the event of an Involuntary Termination Within Two Years of a Change in Control, Mr. de Bok’s benefit under the Supplementary Plan will become vested since he has five years of credited service. If this event were to occur, Mr. de Bok’s Supplementary Plan benefit would be $1,409,303. The difference between the amount payable from the Supplementary Plan upon a triggering event and the value presented in the Pension Benefits Table, $1,411,392, is solely due to differences in the assumptions used in the calculations.

David L. Bialosky (Senior Vice President, General Counsel and Secretary)

Benefits or Payments	Resignation (1)		Termination Without Cause		Termination For Cause	Retirement (2)		Involuntary Termination Within Two Years of Change in Control (3)
Annual Cash Incentive under Management Incentive Plan	$599,400	*	$599,400	*	$—	$599,400	*	$599,400	*
Cash Severance	—		1,417,500		—	—		1,890,000
Cash Payout — Executive Performance Plan Awards	1,280,811		1,280,811		—	1,280,811		2,849,151

Total Cash	1,880,211		3,297,711		—	1,880,211		5,338,551

Equity
Restricted Stock	—		—		—	—		671,663
Performance Shares	199,168		199,168		—	199,168		586,594
Stock Options	—		—		—	—		86,974

Total Equity	199,168		199,168		—	199,168		1,345,231

Retirement Benefits(4)
Salaried Pension Plan	—		—		—	—		—
Supplementary Pension Plan	—		—		—	—		—
Excess Benefit Plans	—		—		—	—		—

Total Retirement Benefits	—		—		—	—		—

Vested Deferred Compensation	—		—		—	—		—
Other Benefits	41,538		87,931		41,538	41,538		95,062

Total	$2,120,917		$3,584,810		$41,538	$2,120,917		$6,778,844

*	This amount is included in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

(1)	In the event of death or disability, an additional $1,705,762 would be paid under “Cash Payout — Executive Performance Plan Awards” and “Equity — Performance Shares,” if at all, only upon achievement of the applicable targets following the completion of the applicable performance periods, $671,763 would be paid under “Equity — Restricted Stock” and $86,974 would be paid under “Equity — Stock Options.”

(2)	Mr. Bialosky is not eligible for retirement.

(3)	The amounts to be paid under “Equity” represent grants under our 2008 Performance Plan and are payable following an involuntary termination within two years of a change in control, similar to the Executive Severance Plan.

(4)	The Pension Benefits Table (on page 50) shows the present value of the accumulated benefit under the Supplementary Plan, calculated based on the assumptions set forth following that table. Mr. Bialosky is not yet vested in a Supplementary Plan benefit and would instead receive a $123,901 benefit from the defined contribution Excess Benefit Plan.

Gregory L. Smith (Senior Vice President, Global Operations)

Benefits or Payments	Resignation (1)		Termination Without Cause		Termination For Cause	Retirement (2)		Involuntary Termination Within Two Years of Change in Control (3)
Annual Cash Incentive under Management Incentive Plan	$660,450	*	$660,450	*	$—	$660,450	*	$660,450	*
Cash Severance	—		1,456,875		—	—		1,942,500
Cash Payout — Executive Performance Plan Awards	—		—		—	—		1,670,580

Total Cash	660,450		2,117,325		—	660,450		4,273,530

Equity
Restricted Stock	—		—		—	—		449,529
Performance Shares	—		—		—	—		434,932
Stock Options	—		—		—	—		68,502

Total Equity	—		—		—	—		952,963

Retirement Benefits(4)
Salaried Pension Plan	—		—		—	—		—
Supplementary Pension Plan	—		—		—	—		—
Excess Benefit Plans	—		—		—	—		—

Total Retirement Benefits	—		—		—	—		—

Vested Deferred Compensation	—		—		—	—		—
Other Benefits	40,385		86,777		40,385	40,385		93,908

Total	$700,835		$2,204,102		$40,385	$700,835		$5,320,401

*	This amount is included in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

(1)	In the event of death or disability, an additional $2,026,436 would be paid under “Cash Payout — Executive Performance Plan Awards” and “Equity — Performance Shares,” if at all, only upon achievement of the applicable targets following the completion of the applicable performance periods, $449,529 would be paid under “Equity — Restricted Stock”, and $68,502 would be paid under “Equity — Stock Options.”

(2)	Mr. Smith is not eligible for retirement.

(3)	The amounts to be paid under “Equity” represent grants under our 2008 Performance Plan and are payable following an involuntary termination within two years of a change in control, similar to the Executive Severance Plan.

(4)	The Pension Benefits Table (on page 50) shows the present value of the accumulated benefit under the Supplementary Plan, calculated based on the assumptions set forth following that table. Mr. Smith is not yet vested in a Supplementary Plan benefit or a benefit from the defined contribution Excess Benefit Plan. The Supplementary Plan benefit value of $181,964 (as shown in the Pension Benefits Table) would be reduced to $0 if one of the triggering events occurred as of December 31, 2012.

Director Compensation

The table below sets forth information regarding the compensation paid to our non-employee directors during 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Boland(3)	$33,805	$61,305	$35,184	$130,294
Conaty	115,000	113,750	888	229,638
Firestone	125,000	113,750	1,897	240,647
Geissler	115,000	113,750	—	228,750
Hellman	135,000	113,750	—	248,750
McCollough	180,000	113,750	—	293,750
McGlade(4)	8,438	—	—	8,438
O’Neal(3)	33,805	61,305	334	95,444
Palmore(5)	46,000	17,188	—	63,188
Peterson	125,000	113,750	35,749	274,499
Streeter	115,000	113,750	—	228,750
Sullivan(3)	33,805	61,305	—	95,110
Weidemeyer	135,000	113,750	34,788	283,538
Wessel	115,000	113,750	1,670	230,420

(1)	Represents quarterly grants of restricted stock units with a grant date fair value of $28,750 per quarter pursuant to the Outside Directors’ Equity Participation Plan. For further information regarding this plan, see the description below.

As of December 31, 2012, the following directors held the total number of restricted stock units and deferred share equivalent units indicated next to his or her name:

Name	Number of Restricted Stock Units	Number of Deferred Share Equivalent Units	Total Share Equivalents
Boland	—	34,262	34,262
Conaty	11,212	—	11,212
Firestone	36,675	3,821	40,496
Geissler	14,575	—	14,575
Hellman	17,748	—	17,748
McCollough	36,675	6,631	43,306
McGlade	—	—	—
O’Neal	—	22,279	22,279
Palmore	1,397	—	1,397
Peterson	36,675	20,377	57,052
Streeter	36,437	—	36,437
Sullivan	—	18,857	18,857
Weidemeyer	36,675	17,579	54,254
Wessel	36,675	12,525	49,200

(2)	Represents income associated with the Company’s provision of up to two sets of automobile tires per year to the directors. For Directors Boland, Peterson and Weidemeyer, this also includes a premium of $34,186, $33,825 and $33,825, respectively, on life insurance policies that will be used to cover Goodyear’s obligation to make a charitable donation recommended by each director following his or her death, pursuant to the Director’s Charitable Award Program, as described below. The aggregate incremental cost to the Company of the life insurance policies is the annual premium and related fees.

(3)	Messrs. Boland, O’Neal and Sullivan left the Board of Directors effective on April 17, 2012.

(4)	Mr. McGlade was elected to the Board of Directors on December 5, 2012.

(5)	Mr. Palmore was elected to the Board of Directors on August 7, 2012.

Goodyear directors who are not officers or employees of Goodyear or any of its subsidiaries receive, as compensation for their services as a director, a combination of cash retainer and stock awards pursuant to the Outside Directors’ Equity Participation Plan (the “Directors’ Equity Plan”).

For the year ended December 31, 2012, outside directors received cash compensation in the amount of $28,750 per calendar quarter. The Lead Director received an additional $13,750 per calendar quarter. The chairpersons of the Audit and Compensation Committees received an additional $5,000 per calendar quarter, and the chairpersons of all other committees received an additional $2,500 per calendar quarter. Any director who attended more than 24 board and committee meetings received $1,700 for each additional meeting attended ($1,000 if the meeting was attended by telephone). In addition, the Board may form special committees from time to time and determine the compensation of the chairperson of such committees. Travel and lodging expenses incurred in attending board and committee meetings are paid by Goodyear. Mr. Kramer did not receive additional compensation for his service as a director.

Outside directors also participate in the Directors’ Equity Plan, which is intended to further align the interests of directors with the interests of shareholders by making part of each director’s compensation dependent on the value and appreciation over time of our Common Stock. For the year ended December 31, 2012, on the first business day of each calendar quarter, each eligible director received a grant of restricted stock units with a grant date fair value of $28,750 for the portion of the previous calendar quarter during which he or she served as a director. Beginning January 1, 2013, the quarterly restricted stock unit grant will have a grant date fair value of $30,000. These restricted stock units will be paid to directors in shares of Common Stock on the fifth business day of the quarter following the quarter during which the director leaves the Board. The Directors’ Equity Plan also permits each participant annually to elect to have 25%, 50%, 75% or 100% of his or her cash retainer and meeting fees deferred and converted into share equivalent units based on the closing market price of our Common Stock on the accrual date. Under this plan, the restricted stock units and share equivalent units receive dividend equivalents (if dividends are paid) at the same rate as our Common Stock, which dividends will be converted into restricted stock units or share equivalent units, as the case may be, based on the closing market price of our Common Stock on the dividend payment date. Share equivalent units accrued prior to October 1, 2010 will be converted to a dollar value at the closing market price of our Common Stock on the later of the first business day of the seventh month following the month during which the participant ceased to be a director and the fifth business day of the year next following the year during which the participant ceased to be a director. Such amounts earned and vested prior to January 1, 2005, will be paid in ten annual installments or, at the discretion of the Compensation Committee, in a lump sum or in fewer than ten installments beginning on the fifth business day following the conversion from share equivalent units to a dollar value. Amounts in Directors’ Equity Plan accounts that are to be paid in installments will earn interest from the date converted to a dollar value until paid at a rate one percent higher than the prevailing yield on United States Treasury securities having a ten-year maturity on the conversion date. Amounts earned and vested on or after January 1, 2005, will be paid out in a lump sum on the fifth business day following the conversion from share equivalent units to a dollar value. Share equivalent units accrued on or after October 1, 2010 will be paid to directors in shares of Common Stock on the fifth business day of the quarter following the quarter during which the director leaves the Board.

The Compensation Committee approved revised stockholding guidelines for directors effective May 1, 2012. These guidelines specify that a director must accumulate and hold a number of shares equal in value to five times the annual cash retainer. Shares owned directly and restricted stock units and share equivalent units accrued to a Directors’ Equity Plan account are counted as ownership in assessing compliance with the guidelines. The stock price to be used in assessing compliance with the guidelines as of May 1st of each year will be the average closing stock price for the prior 60-day period. As a result of the adoption of the revised stockholding guidelines, the stockholding requirement for each of our directors has increased significantly. Mrs. Peterson, Mr. Weidemeyer and Mr. Wessel have met their stockholding requirement. All of our other directors are making progress towards satisfying their stockholding requirement.

Goodyear also sponsors a Directors’ Charitable Award Program funded by life insurance policies owned by Goodyear on the lives of pairs of directors. Goodyear donates $1 million per director to one or more qualifying charitable organizations recommended by each director after both of the paired directors are deceased. Assuming current tax laws remain in effect, Goodyear expects to recover the cost of the program over time with the proceeds of the insurance policies purchased. Directors derive no financial benefit from the program. This program is not available to directors first elected after October 1, 2005.

Risks Related to Compensation Policies and Practices

We have reviewed our compensation policies and practices for our employees and have concluded that the risks arising from those policies and practices are not reasonably likely to have a material adverse effect on us.

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

(Item 2 on your Proxy)

We are seeking your vote to approve, on an advisory (or non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement.

As discussed in our Compensation Discussion and Analysis starting on page 19, our executive compensation program is designed to:

•	motivate executives and other key personnel to attain appropriate short-term and long-term performance goals and manage the Company for sustained long-term growth,

•	align executives’ interests with those of our shareholders, and

•	attract and retain qualified and experienced executive officers and other key personnel.

We believe that the Company’s executive compensation programs have been effective at achieving these key objectives.

In 2012, the disciplined execution of our strategy and structural changes we made to our business over the past few years helped us deliver strong results in both earnings and operating cash flows. In 2012, we:

•

Delivered more than $1.2 billion in total segment operating income for the second year in a row — and only the third time in the company’s history – amidst an environment of global economic uncertainty, weak consumer demand, and volatile raw material costs. (See page 20 for a further explanation of total segment operating income, a non-GAAP measure).

•	Generated strong cash flow.

•

Achieved an 8% improvement in revenue per tire compared to 2011 (excluding the impact of foreign currency translation), through our strategic focus on offering innovative products in profitable target market segments.

•	Achieved record segment operating income in North American Tire of $514 million.

•	Achieved record segment operating income in Asia Pacific Tire of $259 million.

•	Made capital investments of more than $1.1 billion in support of future growth opportunities, including significant investments in emerging markets in China and Chile.

We believe that our executive compensation program appropriately rewards our named executive officers and other key personnel for the significant financial and operational achievements noted above and for guiding the Company through the uncertain economic conditions that we continue to experience in many parts of the world.

The advisory resolution set forth below, commonly known as a “say-on-pay” proposal, gives you the opportunity to express your views on our executive compensation program for our named executive officers. The “say-on-pay” proposal is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation policies, practices and plans described in this Proxy Statement. The resolution does not address the matters disclosed under the headings “Director Compensation” or “Risks Related to Compensation Policies and Practices,” nor is it intended to indicate your approval of future “golden parachute” payments. We will seek shareholder approval of any “golden parachute” payments at the time of any transaction triggering such payments to the extent required by applicable law.

We ask you to vote “FOR” the following resolution which will be presented by the Board of Directors at the Annual Meeting:

“RESOLVED, that the shareholders of The Goodyear Tire & Rubber Company approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders.”

Although this proposal is an advisory vote that will not be binding on the Compensation Committee or the Board of Directors, the Compensation Committee will consider the results of this shareholder advisory vote and the changes, if any, to our executive compensation policies, practices and plans that may be warranted as a result of this vote. The Board of Directors has determined, consistent with the shareholders’ vote on the matter in 2011, to hold an advisory vote regarding the compensation of our named executive officers every year until the next vote on the frequency of such advisory votes, which is currently expected to occur at the 2017 Annual Meeting of Shareholders.

Your Board of Directors unanimously recommends that shareholders vote FOR the advisory resolution to approve the compensation of our named executive officers (Proxy Item  2).

PROPOSAL TO APPROVE THE ADOPTION OF THE 2013 PERFORMANCE PLAN

(Item 3 on your Proxy)

At the Annual Meeting, we will ask the shareholders to approve Goodyear’s 2013 Performance Plan (the “Plan”). In general, the Plan empowers Goodyear to grant stock options and stock appreciation rights (“SARs”), and to make restricted stock or restricted stock unit grants, performance grants, other stock-based grants and cash-based grants to officers and other employees of Goodyear and its subsidiaries and to directors of Goodyear.

The Plan is designed to advance the interests of Goodyear and its shareholders by strengthening its ability to attract, retain and reward highly qualified officers and other employees, to motivate them to achieve business objectives established to promote Goodyear’s long term growth, profitability and success, and to encourage their ownership of Common Stock.

The Plan, if adopted, will replace the 2008 Performance Plan (the “2008 Plan”), except with respect to awards then outstanding. If the Plan is approved by the shareholders, we will not make any more awards under our existing equity compensation plans, i.e., the 2008 Plan, the 2005 Performance Plan and the 2002 Performance Plan (collectively, the “Prior Plans”). The Compensation Committee and your Board of Directors believe it is in the best interests of Goodyear and its shareholders to adopt the Plan.

Summary of the Plan

The principal features of the Plan are summarized below. The summary does not contain all information that may be important to you. You should read the complete text of the Plan which is set forth as Exhibit A to this Proxy Statement.

Plan Administration.    The Plan will be administered by a committee (the “Committee”) of not less than three members of the Board of Directors who qualify as “outside directors” within the meaning of Section 162(m) of the Code, as “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, and as “independent directors” for purposes of the rules and regulations of The NASDAQ Stock Market. The Committee will have the sole authority to, among other things:

•	Construe and interpret the Plan,

•	Make rules and regulations relating to the administration of the Plan,

•	Select participants, and

•	Establish the terms and conditions of awards.

The Compensation Committee of the Board of Directors will act as the Committee under the Plan.

Eligibility.    Any employee of Goodyear or any of its subsidiaries, including any officer of Goodyear, selected by the Committee is eligible to receive grants of stock options, SARs, restricted stock, restricted stock units, and performance and other awards under the Plan. Directors of Goodyear are also eligible to receive awards (other than performance awards) under the Plan, provided that no director may receive awards in any single fiscal year with an aggregate grant date fair value in excess of $250,000. Subject to the limits specified in the Plan, the selection of participants and the nature and size of awards will be wholly within the discretion of the Committee. It is anticipated that all 20 Board-appointed officers of Goodyear will receive various grants under the Plan and approximately 1,500 other employees of Goodyear and its subsidiaries will participate in at least one feature of the Plan. A participant must be an employee of the Company or a subsidiary or a director of the Company continuously from the date a grant is made through the date of payment or settlement thereof, unless otherwise provided by the Committee.

Shares Subject to The Plan.    A total of 11 million (11,000,000) shares of Common Stock may be issued under the Plan. Any shares of Common Stock that are subject to awards of stock options or SARs will be counted as one share for each share granted for purposes of the aggregate share limit and any shares of Common Stock that are subject to any other awards will be counted as 1.61 shares for each share granted for purposes of the aggregate share limit. In addition, shares of Common Stock that are subject to awards issued under the Plan or under a Prior Plan that expire according to their terms or are forfeited, terminated, canceled or surrendered or are settled, or can be paid, only in cash, or are surrendered in payment of taxes associated with such awards (other than stock options or SARs) will be available for new awards under the Plan as one share for each share subject to awards of stock options or SARs and 1.61 shares for each share subject to any other awards. In no event will (1) any shares of Common Stock subject to a stock option that is canceled upon the exercise of a tandem SAR, (2) any shares of Common Stock subject to awards that are surrendered in payment of the exercise price of a stock option or in payment of taxes associated with the exercise of a stock option or SAR, (3) any shares of Common Stock subject to a SAR that are not issued in connection with the stock settlement of the SAR upon the exercise thereof or (4) any shares of Common Stock reacquired by Goodyear on the open market or otherwise using cash proceeds from the exercise of stock options become available for grant under the Plan.

Adjustments.    The maximum number and kind of shares available for issuance under the Plan is subject to appropriate adjustments to reflect certain events, such as a stock dividend, stock split, reorganization, recapitalization or business combination. Similar adjustments may also be made to:

•	The maximum number of shares which may be subject to any type of award or any outstanding award to any participant during any specified period.

•	The per share exercise price of any outstanding stock option or SAR and the number or kind of any units which are the subject of any other outstanding award.

Term, Amendment and Termination.    If adopted, the Plan will remain in effect until April 14, 2023, unless sooner terminated by the Board of Directors. Termination will not affect awards then outstanding. The Board of Directors may terminate or amend the Plan at any time without shareholder approval, unless such approval is necessary to comply with the Securities Exchange Act of 1934, the Code, the rules and regulations of The NASDAQ Stock Market or other applicable law. In any event, shareholder approval will be required to, among other things, amend the Plan to increase the maximum number of shares which may be issued pursuant to the Plan, reduce the minimum exercise price for stock options and SARs (or other similar actions), or change the performance measures (as defined below).

Stock Options.    The Plan will permit the Committee to grant stock options to officers and selected employees of Goodyear and its subsidiaries and directors of Goodyear. No participant may receive stock options to purchase more than 1,000,000 shares of Common Stock in any calendar year. No more than 11 million (11,000,000) shares may be issued pursuant to incentive stock options. The per share exercise price for any stock option shall not be less than 100% of the fair market value of a share of Common Stock at the date of grant. Fair market value is defined as the closing market price of the Common Stock on The NASDAQ Stock Market on the relevant date. The closing price per share of Common Stock on March     , 2013 was $    . The Plan permits the Committee to establish the term (up to ten years) and generally requires that stock options granted to employees become exercisable over a period of not less than three years, subject to pro rata vesting over that period. Stock options granted to employees that are subject to the achievement of one or more performance goals (as defined below) shall have a minimum performance period (as defined below) of one year.

Incentive stock options, as defined in Code Section 422(b), may be granted to employees of Goodyear and its subsidiaries under the Plan, each having a term of up to ten years from the date of grant. The amount of incentive stock options vesting in a particular year cannot exceed $100,000 per grantee, determined using the fair market value of the shares of Common Stock subject to such option or options on the date of grant.

The repricing of stock options and SARs is expressly prohibited by the Plan unless approved by shareholders. For purposes of the Plan, “repricing” means (1) the cancellation of a stock option or SAR in exchange for another award under the Plan if the exercise price of the new award is lower than the exercise price of the cancelled stock option or SAR, (2) a reduction in the exercise price of a stock option or SAR, or (3) the cancellation of a stock option or SAR in exchange for cash or another award under the Plan.

Stock Appreciation Rights.    SARs may be granted under the Plan in tandem with, in relation to or independent of any other award under the Plan. The maximum number of shares of Common Stock in respect of which SARs may be granted to any participant during any calendar year is 1,000,000.

A SAR entitles the holder to receive an amount equal to all, or some portion (as determined by the Committee), of the excess of the fair market value of a share of Common Stock on the date of exercise over the fair market value of such share at the date of grant, multiplied by the number of shares as to which the holder is exercising the SAR. SARs may be paid in cash or in shares of Common Stock (at fair market value on the date of exercise), or a combination thereof, as determined by the Committee. The Committee will establish the term (up to ten years) and may also determine that a SAR shall be automatically exercised on one or more specified dates. The Plan generally requires that SARs granted to employees become exercisable over a period of not less than three years, subject to pro rata vesting over that period. SARs granted to employees that are subject to the achievement of one or more performance goals (as defined below) shall have a minimum performance period (as defined below) of one year.

Restricted Stock and Restricted Stock Units.    The Plan authorizes the granting of restricted stock and restricted stock units to officers and other key employees of Goodyear and its subsidiaries and to directors of Goodyear. The Committee selects the grantees and determines the terms and conditions of each award.

Restricted stock and restricted stock units granted to employees will be issued subject to a minimum restriction period of three years, subject to the pro rata lapse of those restrictions. During the restriction period, the recipient is not entitled to delivery of the shares or units, restrictions are placed on the transferability of the shares or units, and all or a portion of the shares or units will be forfeited if the recipient terminates employment for reasons other than as approved by the Committee. The Committee may also require that specified performance goals (as defined below) be attained during the restriction period in which case the restriction period must be at least one year. Upon expiration of the restriction period, the appropriate number of shares of Common Stock will be delivered to the grantee (or credited to the grantee’s account) free of all restrictions. During the restriction period for restricted shares, the grantee shall be entitled to vote restricted shares (but not restricted stock units).

Performance Grants.    Under the Plan, officers and key employees of Goodyear and its subsidiaries may be granted the contingent right, expressed in units (which may be equivalent to a share of Common Stock or other monetary value), to receive payments in shares of Common Stock, cash or any combination thereof (“performance grants”) based upon performance over a specified period with a minimum duration of one year (“performance period”). At the time of grant, the Committee shall also establish one or more performance criteria (the “performance measure”) applicable to the performance grant and targets that must be attained relative to the performance measure (“performance goals”).

The performance measure for an award subject to the attainment of performance goals that is intended to qualify for the performance-based exception to Section 162(m) of the Code may be based on any of the following criteria, alone or in combination, as the Committee deems appropriate: (i) net income per share; (ii) net income; (iii) return on sales; (iv) total shareholder return; (v) return on assets; (vi) economic value added; (vii) cash flow; (viii) return on equity; (ix) operating income (which shall equal consolidated sales minus cost of goods sold and selling, administrative and general expense); and (x) return on invested capital. Performance measures may be calculated before or after taxes, interest, depreciation, amortization, discontinued operations, effect of accounting changes, acquisition expenses, restructuring expenses, extraordinary items, non-operating items or unusual charges, as determined by the Committee at the time the performance measures are established. Performance goals may be established on a corporate-wide basis, with respect to one or more business units, divisions, subsidiaries or business segments and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

Performance goals may include a minimum, maximum and target level of performance, with the amount of award based on the level attained. Performance goals and the performance measure(s) for an award intended to qualify for the performance-based exception to Section 162(m) of the Code shall not be changed when so provided in the grant agreement. The Committee may eliminate or decrease (but not increase) the amount of any award intended to qualify for the performance-based exception to Section 162(m) of the Code.

Other Stock-Based Grants.    The Plan permits other stock-based grants in shares of Common Stock, in Common Stock equivalents or in other stock-based units on such terms and conditions as the Committee determines. These grants may be made to officers and other key employees of Goodyear and its subsidiaries and to directors of Goodyear.

Limitations on Performance-Based Awards.    With respect to stock-based awards (other than stock options and SARs) subject to the attainment of performance goals, the maximum number of shares any participant may receive pursuant to such awards during any calendar year shall not exceed 500,000 shares of Common Stock. With respect to cash-based awards subject to the attainment of performance goals, the maximum amount any participant may receive pursuant to such awards during any calendar year shall not exceed $20 million.

Dividends and Dividend Equivalents.    During the restriction period or performance period for restricted stock, restricted stock units, stock-based performance grants and other stock-based grants (but not stock options and SARs), the grantee shall be entitled to receive dividends or dividend equivalents, unless the Committee otherwise provides, provided that no dividends or dividend equivalents shall be payable for awards subject to the attainment of performance goals unless and until the performance goals are satisfied. No dividend equivalents may be granted with respect to any stock options or SARs.

Transferability.    Awards under the Plan will not be transferable other than by will or the laws of descent and distribution; except that the Committee may permit the transfer of an award (i) by gift to the employee’s spouse, children and grandchildren, or to a trust or partnership (or similar legal entity) for the benefit of any one or more of them, or (ii) pursuant to a qualified domestic relations order.

Deferrals.    The Committee may defer the payment of any award, or permit participants to defer their receipt of payment, for such period or periods and on such terms and conditions as the Committee may specify. Deferrals may be in the form of Common Stock equivalents, which earn dividend equivalents, or in cash, which may earn interest at a rate or rates specified by the Committee.

Limited Exception to Minimum Vesting Requirements.    While the Plan generally imposes minimum vesting periods on awards granted to employees, Goodyear may grant up to 5% of the shares authorized under the Plan (up to 550,000 shares) free of those minimum vesting requirements.

Change in Control.    In the event that (1) a participant’s employment is terminated other than for Cause or by the participant for Good Reason within two years of a Change in Control of Goodyear or (2) awards granted under the Plan are not assumed, converted, replaced or continued by the resulting entity in connection with a Change in Control of Goodyear: (i) all stock options and SARs then outstanding under the Plan become fully exercisable; (ii) all terms and conditions of all restricted stock grants then outstanding are deemed satisfied; and (iii) all performance grants and other stock-based grants shall be deemed to have been fully earned at the target amount of award opportunity.

“Cause” and “Change in Control” are defined in the Plan in Exhibit A to this Proxy Statement, using a similar standard to that which is used in our Executive Severance Plan, described beginning on page 51. For purposes of the Plan, “Good Reason” has the meaning specified in our Executive Severance Plan or our Continuity Plan for Salaried Employees, as applicable, for the respective participants in those plans.

U.S. Federal Income Tax Consequences.    Based on the Code and existing regulations thereunder, the anticipated U.S. federal income tax consequences of the several types of awards under the Plan are as described below.

Grant of Stock Options and SARs.    An optionee will not recognize any taxable income at the time a stock option or SAR is granted and Goodyear will not be entitled to a federal income tax deduction at that time.

Exercise of Incentive Stock Options.    No ordinary income will be recognized by the holder of an incentive stock option at the time of exercise. The excess of the fair market value of the shares of Common Stock at the time of exercise over the aggregate option exercise price will be an adjustment to alternative minimum taxable income for purposes of the federal “alternative minimum tax” at the date of exercise. If the optionee holds the shares of Common Stock purchased for two years after the date the option was granted and one year after the acquisition of such shares, the difference between the aggregate option price and the amount realized upon disposition of the shares will constitute a long term capital gain or loss, as the case may be, and Goodyear will not be entitled to a federal income tax deduction.

If the shares of Common Stock are disposed of in a sale, exchange or other “disqualifying disposition” within two years after the date of grant or within one year after the date of exercise, the optionee will realize taxable ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares of Common Stock purchased at the time of exercise over the aggregate option exercise price and (ii) the excess of the amount realized upon disposition of such shares over the option exercise price. Goodyear will be entitled to a federal income tax deduction equal to that amount.

Exercise of Non-Qualified Stock Options.    Taxable ordinary income will be recognized by the holder of a non-qualified stock option at the time of exercise in an amount equal to the excess of the fair market value of the shares of Common Stock purchased at the time of such exercise over the aggregate option exercise price. Goodyear will be entitled to a federal income tax deduction equal to that amount. On a subsequent sale of the shares, the optionee will generally recognize a taxable capital gain or loss based upon the difference between the per share fair market value at the time of exercise and the per share selling price at the time of sale. The capital gain or loss will be short term or long term depending on the period of time the shares are held by the optionee following exercise.

Exercise of Stock Appreciation Rights.    Upon the exercise of a SAR, the holder will realize taxable ordinary income on the amount of cash received and/or the then current fair market value of the shares of Common Stock acquired. Goodyear will be entitled to a federal income tax deduction equal to that amount. The holder’s basis in any shares of Common Stock acquired will be equal to the amount of ordinary income upon which he or she was taxed. Upon any subsequent disposition, any gain or loss realized will be a capital gain or loss.

Restricted Stock.    A participant receiving a grant of restricted stock will not recognize income, and Goodyear will not be allowed a deduction, when restricted shares of Common Stock are granted, unless the participant makes the Section 83(b) election described below. While the restrictions are in effect, a participant will recognize compensation income equal to the amount of the dividends received and Goodyear generally will be allowed a deduction in a like amount.

When the restrictions on the shares of Common Stock are removed or lapse, the excess of fair market value of such shares on the date the restrictions are removed or lapse over the amount paid by the participant for the shares will be ordinary income to the participant. Goodyear will be entitled to a federal income tax deduction equal to that amount. Upon disposition of the shares of Common Stock, the gain or loss recognized by the participant will be treated as a capital gain or loss. The capital gain or loss will be short term or long term depending upon the period of time the shares are held by the participant following the removal or lapse of the restrictions.

If a Section 83(b) election is filed by the participant with the Internal Revenue Service within 30 days after the date of grant, then the participant will recognize ordinary income and the holding period will commence as of the date of grant. The amount of ordinary income recognized by the participant will equal the excess of the fair market value of the shares as of the date of grant over any amount paid by the participant for the shares of Common Stock. Goodyear generally will be entitled to a deduction in a like amount. If such election is made and a participant thereafter forfeits the restricted shares of Common Stock, no refund or deduction will be allowed for the amount previously included in such participant’s income. Dividends paid after a Section 83(b) election is filed by the participant are treated as dividend income and not as compensation income.

Restricted Stock Units and Performance Grants.    A participant receiving a restricted stock unit grant or a performance grant will not recognize income, and Goodyear will not be allowed a deduction, at the time the grant is made. When a participant receives payment in cash or shares of Common Stock, the amount of cash and the fair market value of the shares of Common Stock received will be ordinary income to the participant. Goodyear generally will be entitled to a federal income tax deduction equal to that amount.

Withholding Taxes.    No withholding taxes are payable in connection with the grant of any stock option or SAR or the exercise of an incentive stock option. However, applicable withholding taxes must be paid at the time of exercise of any non-qualified stock option or SAR by an employee. Withholding taxes generally must also be paid in respect of any restricted stock when the restrictions thereon lapse. In respect of all other awards, withholding taxes must be paid whenever the participant recognizes income for tax purposes.

Section 162(m) Limit.    The Plan is also designed to enable Goodyear to provide certain forms of performance-based compensation to senior executive officers that may be intended to meet the requirements for tax deductibility under Section 162(m) of the Code. Section 162(m) of the Code provides that, subject to certain exceptions, Goodyear may not deduct compensation paid to any one of certain executive officers in excess of $1 million in any one year. Section 162(m) excludes performance-based compensation meeting certain requirements from the $1 million limitation on tax deductibility. If the Plan is approved by shareholders, Goodyear expects that all stock options and SARs will qualify as performance-based compensation, and Goodyear will be authorized, but not required, to grant performance awards, restricted stock, restricted stock units and other stock-based grants under the Plan that will be deductible as performance-based compensation not subject to the $1 million limitation on deductibility.

Other Information.    Future benefits under the Plan are not currently determinable. However, current benefits granted to officers and all other employees would not have been increased if they had been made under the proposed Plan. In 2012, the Compensation Committee awarded an aggregate of 174,877 performance shares and 2,004,429 stock options (excluding reinvestment options) to participants under the 2008 Performance Plan. The Grants of Plan-Based Awards Table at page 44 shows the equity incentive plan awards that would have been made in 2012 to our named executive officers if the Plan were in effect at that time.

Set forth in the table below is certain information regarding the number of shares of our Common Stock that were subject to outstanding stock options or other compensation plan awards at the dates indicated.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Shares to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Shares Reflected in Column (a))
	(a)		(b)	(c)
Equity compensation plans approved by shareholders	13,528,862		$14.75	6,721,618	(1)
Equity compensation plans not approved by shareholders	—		—	—

Total at December 31, 2012	13,528,862		$14.75	6,721,618

Equity compensation plans approved by shareholders	15,258,971		$14.60	4,037,454	(2)
Equity compensation plans not approved by shareholders)	—		—	—

Total at February 28, 2013	15,258,971	*	$14.60	4,037,454

*	Weighted Average Remaining Contractual Term At February 28, 2013 – 5.9 years

(1)	At December 31, 2012, under our equity based compensation plans, up to a maximum of 828,487 performance shares in respect of performance periods ending subsequent to December 31, 2012, 208,414 shares of time-vested restricted stock, and 460,000 restricted stock units have been awarded. In addition, up to 7,734 shares of Common Stock may be issued in respect of the deferred payout of awards made under our equity compensation plans. The number of performance shares indicated assumes the maximum possible payout that may be earned during the relevant performance periods.

(2)	At February 28, 2013, under our equity based compensation plans, up to a maximum of 1,013,749 performance shares in respect of performance periods ending subsequent to December 31, 2012, 208,414 shares of time-vested restricted stock, and 375,402 restricted stock units have been awarded. In addition, up to 33,316 shares of Common Stock may be issued in respect of the deferred payout of awards made under our equity compensation plans. The number of performance shares indicated assumes the maximum possible payout that may be earned during the relevant performance periods.

If the Plan is not approved by shareholders, the Plan will not be adopted and Goodyear will consider other alternatives available with respect to performance based compensation.

The following resolution will be presented by your Board of Directors at the Annual Meeting:

“RESOLVED, that the adoption of the 2013 Performance Plan of The Goodyear Tire & Rubber Company, the complete text of which is set forth as Exhibit A to the Proxy Statement of the Company for the 2013 Annual Meeting of Shareholders be, and the same hereby is, approved.”

Your Board of Directors unanimously recommends that shareholders vote FOR approval of the Plan (Proxy Item 3).

PROPOSAL TO APPROVE AMENDMENTS TO GOODYEAR’S CODE OF REGULATIONS WITH RESPECT TO THE REMOVAL OF DIRECTORS

(Item 4 on your Proxy)

Our Board of Directors recommends that Article II, Section 3 of Goodyear’s Code of Regulations (the “Regulations”) be amended to reduce the vote required to remove a director, and to make subsequent amendments to this provision, from a vote of two-thirds of the voting power of the Company to a vote of 60% of the voting power of the Company. The text of the amendments to the Regulations is set forth in Exhibit B to this Proxy Statement.

All of our directors currently stand for election annually and are required to receive a greater number of votes cast “for” his or her election than “against” his or her election in order to be elected. In reaching their recommendation in support of this proposal, the Board of Directors weighed general investor sentiment against supermajority voting provisions against the extraordinary act of removing a director between annual meetings of shareholders, given Goodyear’s unclassified board and majority vote election standard. The Board of Directors ultimately concluded that a reduction in the vote required from two-thirds to 60% of the voting power of the Company struck an appropriate balance between these competing considerations.

Adoption of the amendments to the Regulations requires the affirmative vote of two-thirds of our outstanding Common Stock. This proposal is being submitted contingent upon the adoption by our shareholders of Proxy Items 6 and 7 below, which, if adopted, will eliminate cumulative voting in the election of directors and extend the time period for the call of special meetings. It is possible that Proxy Items 6 and 7 could be adopted even if this proposal fails. If our shareholders fail to adopt Proxy Items 6 and 7, this proposal cannot be adopted by our shareholders.

Your Board of Directors unanimously recommends that shareholders vote FOR approval of amendments to Goodyear’s Code of Regulations to reduce the vote required to remove directors and to make subsequent amendments to this provision (Proxy Item 4).

PROPOSAL TO APPROVE AMENDMENTS TO GOODYEAR’S AMENDED ARTICLES OF INCORPORATION TO ELIMINATE CERTAIN SUPERMAJORITY VOTING PROVISIONS

(Item 5 on your Proxy)

Our Board of Directors recommends that the shareholders approve an amendment to Goodyear’s Amended Articles of Incorporation, as amended (the “Articles”), to reduce the vote required to approve certain business combination transactions from two-thirds of the voting power of the Company to a majority of the voting power of the Company. The text of the amendment to the Articles is set forth in Exhibit B to this Proxy Statement.

Under Ohio law, shareholder approval of business combination transactions generally requires the affirmative vote of the holders of shares entitling them to exercise two-thirds of the voting power of a corporation unless the corporation’s articles of incorporation provide for the affirmative vote of a greater or lesser proportion, but not less than a majority, of the voting power of the corporation. Under the proposal, certain of these statutorily-provided supermajority voting requirements would be eliminated and a new Article would be added to provide that certain mergers, consolidations and sales of all or substantially all of the Company’s assets may be approved by a majority of the voting power of the Company, as permitted under Ohio law.

The Board of Directors has observed that shareholder proposals seeking to remove similar supermajority voting requirements have been proposed in recent years at other public companies and have received significant shareholder support. This evidences the growing investor sentiment that supermajority voting requirements for business combination transactions may permit a minority of shareholders to halt a business combination transaction that is supported by the majority of the shareholders. Given the amount of shareholder support generally for similar proposals and following a careful assessment, the Board of Directors has decided to propose the elimination of the supermajority voting requirements for approval of certain business combination transactions.

Adoption of the amendment to the Articles requires the affirmative vote of two-thirds of our outstanding Common Stock. This proposal is being submitted contingent upon the adoption by our shareholders of Proxy Items 6 and 7 below, which, if adopted, will eliminate cumulative voting in the election of directors and extend the time period for the call of special meetings. It is possible that Proxy Items 6 and 7 could be adopted even if this proposal fails. If our shareholders fail to adopt Proxy Items 6 and 7, this proposal cannot be adopted by our shareholders.

Your Board of Directors unanimously recommends that shareholders vote FOR approval of an amendment to Goodyear’s Amended Articles of Incorporation to reduce the vote required for certain business combination transactions (Proxy Item 5).

PROPOSAL TO APPROVE AMENDMENTS TO GOODYEAR’S AMENDED ARTICLES OF INCORPORATION TO ELIMINATE CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS

(Item 6 on your Proxy)

Our Board of Directors recommends that the shareholders approve amendments to the Articles to eliminate cumulative voting in the election of directors. Under Ohio law, because our Articles currently do not address cumulative voting, our shareholders have the right to elect to vote cumulatively in any election of directors.

Cumulative voting enables a shareholder to cumulate his or her voting power to give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares he or she holds, or to distribute the votes among two or more nominees as he or she sees fit. Thus, with cumulative voting, shareholders can cast all of their votes “for” one nominee, instead of voting each share “for” or “against” or “abstain” for each nominee, and thereby can potentially elect a nominee that has not been supported by the holders of a majority of the shares voting on the election of directors. Coupled with the annual election of directors, cumulative voting increases the chances that a minority shareholder could take disruptive actions in opposition to the wishes of the majority of shareholders.

In addition, cumulative voting is at odds with the objectives of Goodyear’s majority voting standard for director elections because cumulative voting potentially empowers shareholders with less than a majority of the shares to determine the directors, while majority voting seeks to hold directors accountable to those with a majority of shares voting on the election of directors. Furthermore, our Regulations, consistent with a mandatory provision of Ohio law, prohibit the removal of an individual director if the votes of a sufficient number of shares are cast against that director’s removal which, if cumulatively voted at an election of all the directors, would be sufficient to elect at least one director. This provision effectively requires the affirmative vote of approximately 92% of the voting power of the Company in order to remove an individual director. Consequently, in furtherance of our proposal to reduce the vote required to remove directors, we are also submitting this proposal to eliminate cumulative voting.

Our Board believes that each director should only be elected if such director receives a majority of the votes cast and that each director should represent the interests of all shareholders, rather than the interests of a minority shareholder or limited constituency. Therefore, our Board believes that it is in the best interests of the Company and the shareholders to eliminate cumulative voting.

The elimination of cumulative voting might under certain circumstances render more difficult or discourage a proxy contest, tender offer or the assumption of control by a holder of a large block of our common shares. Neither management nor our Board is aware of any attempt by any shareholder to accumulate sufficient shares to undertake any such actions. Both management and our Board view this proposal as an appropriate balancing measure in view of the annual election of our directors, our director majority voting standard and the proposal to reduce the vote required to remove directors (see Proxy Item 4).

The proposed amendment would be added as a new Article to the Articles, the text of which is set forth in Exhibit B of this Proxy Statement. In addition, Article Seventh of the Articles, which relates to our director majority voting standard, will be revised to remove references to cumulative voting, as shown in Exhibit B.

Adoption of the amendments to the Articles requires the affirmative vote of two-thirds of our outstanding Common Stock.

Your Board of Directors unanimously recommends that shareholders vote FOR approval of the amendments to Goodyear’s Amended Articles of Incorporation to eliminate cumulative voting in the election of directors (Proxy Item 6).

PROPOSAL TO APPROVE AN AMENDMENT TO GOODYEAR’S CODE OF REGULATIONS WITH RESPECT TO CALLING SPECIAL MEETINGS

(Item 7 on your Proxy)

Our Board of Directors recommends that Article I, Section 2 of the Regulations be amended to change the time by which a special meeting must be called after a request for a special meeting is received from between seven and sixty days to between seven and one hundred twenty days. The text of the amendment to the Regulations is set forth in Exhibit B to this Proxy Statement.

Our Regulations currently provide that special meetings of the shareholders can be called by certain officers of the Company, the Board of Directors or 25% of the holders of our outstanding Common Stock. Upon delivery of a request for a special meeting to a designated officer of the Company, that officer is required to provide notice to the shareholders that a special meeting has been called on a date fixed by that officer that is not less than seven or more than sixty days after the receipt of the request.

In light of the voting thresholds that are proposed to be reduced by Proxy Item 4 (removal of directors) and Proxy Item 5 (business combination transactions), the Board of Directors believes that the maximum time within which a special meeting is required to be called should be extended from sixty days to one hundred twenty days. This amendment will ensure that shareholders and the Board have sufficient time to fully consider the matters to be presented at a special meeting prior to voting, facilitate an orderly special meeting process, including the potential preparation of proxy materials, and allow shareholders adequate time to be represented at a meeting, if desired. However, because the amendment potentially delays a vote on a business combination transaction, it may be viewed as an anti-takeover device that has the effect of discouraging a third party from acquiring or attempting to acquire control of the Company.

Adoption of this amendment to the Regulations requires the affirmative vote of a majority of our outstanding Common Stock.

Your Board of Directors unanimously recommends that shareholders vote FOR approval of an amendment to Goodyear’s Code of Regulations to extend the time to call special meetings (Proxy Item 7).

PROPOSAL TO APPROVE AN AMENDMENT TO GOODYEAR’S CODE OF REGULATIONS TO “OPT OUT” OF THE OHIO CONTROL SHARE ACQUISITION LAW

(Item 8 on your Proxy)

Currently, Section 1701.831 of the Ohio Revised Code (also known as the “Ohio Control Share Acquisition Law”) applies to Ohio corporations unless the corporation specifically opts out of the statute’s application. Our Articles and Regulations are silent on the matter, and therefore the Ohio Control Share Acquisition Law currently applies to us.

The Board of Directors recommends that shareholders vote to amend the Regulations to affirmatively state that the Ohio Control Share Acquisition Law does not apply to us. The text of the amendment to the Regulations is set forth in Exhibit B to this Proxy Statement.

The Ohio Control Share Acquisition Law generally prohibits transactions in which a person obtains one-fifth or more but less than one-third of all the voting power of a corporation, one-third or more but less than a majority of all the voting power of a corporation, or a majority or more of all the voting power of a corporation, unless the shareholders approve the transaction at a special meeting, at which a quorum is present, by both the affirmative vote of a majority of the voting power of the corporation represented at the meeting and the affirmative vote of a majority of the voting power of the corporation represented at the meeting excluding the voting power of interested shares. A corporation can provide in its articles of incorporation or code of regulations that Section 1701.831 does not apply to control share acquisitions of its shares. At this time, we have not provided in our Articles or Regulations that these provisions do not apply to us. If shareholders approve this proposal, a new provision will be added to our Regulations to provide that the Ohio Control Share Acquisition Law does not apply to us.

The Ohio Control Share Acquisition Law was adopted in 1982. At that time, control share acquisition provisions were viewed as an important means for protecting shareholders against coercive and manipulative practices arising in connection with unsolicited tender offers and other control transactions.

Since that time, takeover practices have changed, and other tools have become available for the protection of shareholders against abusive takeover techniques. In particular, in 1990 Ohio adopted Chapter 1704 of the Ohio Revised Code, which addresses interested shareholder transactions. Under Chapter 1704, if any person were to acquire common shares with 10% or more of our voting power without first obtaining approval by the Board of Directors, that person would be required to wait for three years before engaging in certain transactions with us, such as a merger or consolidation, the purchase or sale of substantial shares or assets, or the receipt of a loan or other financial assistance. Even after three years, certain fair price/supermajority vote provisions would apply to transactions between the interested shareholder and us. Our Board of Directors believes that Chapter 1704 gives the Board a reasonably effective tool to prevent abusive takeover techniques and, to that extent, diminishes the need for the protection afforded by control share acquisition provisions.

In addition, there may be circumstances in which the control share acquisition provisions might not be in our interests and the interests of our shareholders. Unlike Chapter 1704, the control share acquisition statute cannot be waived by the Board of Directors. For example, even if the Board approves a tender offer and recommends it to shareholders, the tender offer may not be completed without first calling a special meeting and obtaining shareholder approval in accordance with the control share acquisition provisions. In contrast, Board approval would waive the requirements of Chapter 1704 with respect to the proposed tender offer. Control share acquisition provisions are also generally opposed by investors and corporate governance advisors.

Adoption of the amendment to the Regulations requires the affirmative vote of a majority of our outstanding Common Stock.

Your Board of Directors unanimously recommends that shareholders vote FOR approval of the amendment to Goodyear’s Code of Regulations to “opt out” of the Ohio Control Share Acquisition Law (Proxy Item 8).

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as Goodyear’s independent registered public accounting firm for the fiscal year ending December 31, 2013. Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees Incurred by Goodyear for PwC

The following table presents fees and expenses for services rendered by PwC for fiscal 2012 and 2011.

(In thousands)	2012	2011
Audit Fees and Expenses(1)	$12,995	$13,126
Audit-Related Fees and Expenses(2)	1,932	1,167
Tax Fees and Expenses(3)	1,900	1,792
All Other Fees and Expenses(4)	712	1,038

Total	$17,539	$17,123

(1)	Audit fees and expenses represent fees and expenses for professional services provided in connection with the audit of our financial statements and the effectiveness of internal control over financial reporting, the review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	Audit-related fees and expenses consist primarily of accounting consultations and services related to business acquisitions and divestitures.

(3)	Tax fees and expenses consist primarily of assistance in the preparation of international tax returns and consultations on various tax matters worldwide.

(4)	All other fees and expenses principally include fees related to advisory services and information and education services.

All audit, audit-related, tax and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by PwC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Pre-Approval Policy provides for pre-approval of audit, audit-related, tax services and all other fees on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. Under the policy, the Audit Committee delegates pre-approval authority to the Chairman of the Committee. The Chairman is to report any such pre-approval decisions to the Audit Committee at its next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE

Management has the primary responsibility for the integrity of Goodyear’s financial information and the financial reporting process, including the system of internal control over financial reporting. PricewaterhouseCoopers LLP (“PwC”), Goodyear’s independent registered public accounting firm, is responsible for conducting independent audits of Goodyear’s financial statements and the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and expressing an opinion on the financial statements and the effectiveness of internal control over financial reporting based upon those audits. The Audit Committee is responsible for overseeing the conduct of these activities by management and PwC.

As part of its oversight responsibility, the Audit Committee has reviewed and discussed the audited financial statements, the adequacy of financial controls and the effectiveness of Goodyear’s internal control over financial reporting with management and PwC. The Audit Committee also has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the PCAOB in Rule 3200T. The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC their independence from Goodyear.

Based on the review and discussions with management and PwC referred to above, the Audit Committee has recommended to the Board of Directors that Goodyear include the audited consolidated financial statements of Goodyear and subsidiaries for the year ended December 31, 2012 in Goodyear’s Annual Report on Form 10-K for the year ended December 31, 2012 and in its 2012 Annual Report to Shareholders.

The Audit Committee

Peter S. Hellman, Chairman

James A. Firestone

Werner Geissler

W. Alan McCollough

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 9 on your Proxy)

The Audit Committee of the Board has appointed PwC as the independent registered public accounting firm to audit Goodyear’s consolidated financial statements as of and for the fiscal year ending December 31, 2013 and its internal control over financial reporting as of December 31, 2013. During fiscal year 2012, PwC served as Goodyear’s independent registered public accounting firm and also provided audit-related, tax and other services. See “Principal Accountant Fees and Services” above.

The following resolution will be presented by the Board of Directors at the Annual Meeting:

“RESOLVED, that the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2013 is hereby ratified.”

In the event the appointment of PwC is not ratified by the shareholders, the adverse vote will be deemed to be an indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for 2014.

Your Board of Directors unanimously recommends that shareholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013 (Proxy Item 9).

OTHER BUSINESS

Your Board of Directors does not intend to bring any other business before the Annual Meeting and is not aware of any other business intended to be presented by any other person.

After the conclusion of the matters described above, shareholders will have an opportunity to ask appropriate questions regarding Goodyear and its operations.

If any other matters properly come before the Annual Meeting, your proxy will be voted by Messrs. Bialosky, Wells or Bell in such manner as they, in their discretion, deem appropriate.

RELATED PERSON TRANSACTIONS

During 2012, Goodyear and its subsidiaries, in the ordinary course of their business and at competitive prices and terms, made sales to or purchases from, or engaged in other transactions with, corporations of which certain Goodyear non-management directors are executive officers and/or directors. Goodyear does not consider the transactions to be material to its business and believes such transactions were not material in relation to the business of such other corporations or the interests of the directors concerned.

On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire that requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. Under the “Board of Directors and Executive Officers Conflict of Interest Policy,” directors and executive officers are expected to promptly disclose potential conflicts of interest to Goodyear’s General Counsel, who may consult with the Chairman of the Governance Committee on matters of interpretation of the policy. Any waivers of the policy are required to be approved by the Board of Directors, and any such waivers will be promptly disclosed to shareholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers to file reports of holdings and transactions in our equity securities with the Securities and Exchange Commission. As a practical matter, we assist our directors and officers by completing and filing these reports electronically on their behalf. We believe that our directors and officers timely complied with all such filing requirements during 2012.

MISCELLANEOUS

Submission of Shareholder Proposals and Nominations

If a shareholder desires to have a proposal included in the proxy materials of the Board of Directors for the 2014 Annual Meeting of Shareholders, such proposal shall conform to the applicable proxy rules of the Securities and Exchange Commission concerning the submission and content of proposals, including Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and must be received by Goodyear prior to the close of business on November       , 2013. In addition, if a shareholder intends to present a proposal or other business (not including a proposal submitted for inclusion in our proxy materials pursuant to Rule 14a-8) or to nominate a candidate for election as a director at the 2014 Annual Meeting of Shareholders, the shareholder’s notice must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not earlier than December 16, 2013 and not later than the close of business on January 15, 2014. If notice of a proposal or a director nomination is not received by the Company in accordance with the dates specified in the Code of Regulations or pursuant to Rule 14a-8, as the case may be, then the proposal or director nomination will be deemed untimely and we will have the right to exercise discretionary voting authority and vote proxies returned to us with respect to such proposal or director nomination. Shareholder proposals or director nominations should be sent to the executive offices of Goodyear, 200 Innovation Way, Akron, Ohio 44316-0001, Attention: Office of the Secretary.

For a proposal or director nomination to be properly presented at an annual meeting of shareholders, a shareholder must comply with the deadlines described in the preceding paragraph, as well as all of the other requirements of the Code of Regulations. Goodyear reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal or director nomination that does not comply with these and other applicable requirements.

Savings Plan Shares

A separate “Confidential Voting Instructions” card is being sent to each employee or former employee participating in the Goodyear Common Stock fund of certain employee savings plans. Shares of Common Stock held in the trust for these plans will be voted by the trustee as instructed by the plan participants who participate in the Goodyear Common Stock fund. Shares held in the trust for which voting instructions are not received will be voted by the trustee in the same proportion as it votes shares for which voting instructions were received from participants in the Goodyear Common Stock fund of the applicable savings plan.

Internet and Telephone Voting

You may vote your shares using the internet by accessing the following web site:

http://www.proxyvote.com

or by making a toll-free telephone call within the United States of America or Canada using a touch-tone telephone to the toll-free number provided on your proxy card, or if you hold your shares in “street name,” on the voting instruction card provided by your broker or nominee.

Shareholders Sharing The Same Address

Goodyear has adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission. Under this procedure, Goodyear is delivering only one copy of the Annual Report and Proxy Statement to multiple shareholders who share the same address and have the same last name, unless Goodyear has received contrary instructions from an affected shareholder. This procedure reduces Goodyear’s printing costs, mailing costs and fees. Shareholders who participate in householding will continue to receive separate proxy cards.

Goodyear will deliver promptly upon written or oral request a separate copy of the Annual Report and the Proxy Statement to any shareholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the Annual Report or Proxy Statement, you may write or call Goodyear’s Investor Relations Department at The Goodyear Tire & Rubber Company, 200 Innovation Way, Akron, Ohio 44316-0001, Attention: Investor Relations, telephone (330) 796-3751. You may also access Goodyear’s Annual Report and Proxy Statement on the Investor Relations section of Goodyear’s website at www.goodyear.com or at www.proxyvote.com.

If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the Annual Report or Proxy Statement in the future, please contact Broadridge, either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

Any shareholders of record who share the same address and currently receive multiple copies of Goodyear’s Annual Report and Proxy Statement who wish to receive only one copy of these materials per household in the future should contact Goodyear’s Investor Relations Department at the address or telephone number listed above to participate in the householding program.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

Form 10-K

GOODYEAR WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF GOODYEAR’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2012, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS, AND ANY PARTICULAR EXHIBIT SPECIFICALLY REQUESTED. REQUESTS SHOULD BE SENT TO: THE GOODYEAR TIRE & RUBBER COMPANY, 200 INNOVATION WAY, AKRON, OHIO 44316-0001, ATTN: INVESTOR RELATIONS. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT WWW.GOODYEAR.COM.

Costs of Solicitation

The costs of soliciting proxies will be borne by Goodyear. Goodyear has retained D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005, to assist in distributing proxy materials and soliciting proxies for an estimated fee of $12,500, plus reimbursement of reasonable out-of-pocket expenses. D.F. King & Co. may solicit proxies from shareholders by mail, telephone or the internet. In addition, officers or other employees of Goodyear may, without additional compensation therefor, solicit proxies in person or by telephone or the internet.

March    , 2013

By Order of the Board of Directors

David L. Bialosky, Secretary

EXHIBIT A

2013 PERFORMANCE PLAN OF

THE GOODYEAR TIRE & RUBBER COMPANY

(Adopted April 15, 2013)

1. PURPOSE.

The purposes of the 2013 Performance Plan of The Goodyear Tire & Rubber Company (the “Plan”) are to advance the interests of the Company and its shareholders by strengthening the ability of the Company to attract, retain and reward highly qualified officers and other selected employees, to motivate officers and other selected employees to achieve business objectives established to promote the long term growth, profitability and success of the Company, and to encourage ownership of the Common Stock of the Company by participating officers, other selected employees and directors. The Plan authorizes performance based stock and cash incentive compensation in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance grants, and other stock-based grants.

2. DEFINITIONS.

For the purposes of the Plan, the following terms shall have the following meanings:

(a) “AWARD” means any Stock Option, Stock Appreciation Right, Restricted Stock Grant, Performance Grant or Stock-Based Grant granted pursuant to the Plan.

(b) “BOARD OF DIRECTORS” means the Board of Directors of the Company.

(c) “CHANGE IN CONTROL” has the meaning set forth in Section 14(b) hereof.

(d) “CODE” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute thereto, together with the published rulings, regulations and interpretations duly promulgated thereunder.

(e) “COMMITTEE” means the committee of the Board of Directors established and constituted as provided in Section 5 of the Plan.

(f) “COMMON STOCK” means the common stock, without par value, of the Company, or any security issued by the Company in substitution or exchange therefor or in lieu thereof.

(g) “COMMON STOCK EQUIVALENT” means a Unit (or fraction thereof, if authorized by the Committee) substantially equivalent to a hypothetical share of Common Stock, credited to a Participant and having a value at any time equal to the Fair Market Value of a share of Common Stock (or such fraction thereof) at such time.

(h) “COMPANY” means The Goodyear Tire & Rubber Company, an Ohio corporation, or any successor corporation.

(i) “DATE OF GRANT” means the date as of which an Award is determined to be effective as designated in a resolution by the Committee and is granted pursuant to the Plan. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Committee.

(j) “DIRECTOR” means any individual who is a member of the Board of Directors and who is not an Employee at the relevant time.

(k) “DIVIDEND EQUIVALENT” means, in respect of a Common Stock Equivalent or a Restricted Stock Unit and with respect to each dividend payment date for the Common Stock, an amount equal to the cash dividend on one share of Common Stock payable on such dividend payment date. No Dividend Equivalents shall relate to, or be granted with respect to, shares of Common Stock underlying a Stock Option or Stock Appreciation Right.

(l) “EMPLOYEE” means any individual, including any officer of the Company, who is on the active payroll of the Company or a Subsidiary at the relevant time.

(m) “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended and in effect from time to time, including all rules and regulations promulgated thereunder.

(n) “FAIR MARKET VALUE” means, in respect of any date on or as of which a determination thereof is being or to be made, the closing market price of the Common Stock reported on the NASDAQ Stock Market on such date, or, if the Common Stock was not traded on such date, on the next preceding day on which sales of shares of the Common Stock were reported on the NASDAQ Stock Market.

(o) “INCENTIVE STOCK OPTION” means any option to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan that is intended to be and is specifically designated as an “incentive stock option” within the meaning of Section 422(b) of the Code.

(p) “NON-QUALIFIED STOCK OPTION” means any option to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan that is not an Incentive Stock Option.

(q) “PARTICIPANT” means any Employee or Director who receives an Award under the Plan.

(r) “PERFORMANCE AWARD” has the meaning set forth in Section 9(a) hereof.

(s) “PERFORMANCE GOALS” mean, with respect to any Award granted pursuant to the Plan, the one or more targets, goals or levels of attainment required to be achieved in terms of the specified Performance Measure during the specified Performance Period, all as set forth in the related grant agreement.

(t) “PERFORMANCE GRANT” means an Award granted pursuant to Section 9 of the Plan which is contingent on the achievement of specific Performance Goals during a Performance Period, determined using a specific Performance Measure, all as specified in the grant agreement relating thereto.

(u) “PERFORMANCE MEASURE” means, with respect to any applicable Award granted pursuant to the Plan, one or more of the criteria selected by the Committee pursuant to Section 9(c) of the Plan for the purpose of establishing, and measuring attainment of, Performance Goals for a Performance Period in respect of such Award, as provided in the related grant agreement.

(v) “PERFORMANCE PERIOD” means, with respect to any applicable Award granted pursuant to the Plan, the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select during which the attainment of one or more Performance Goals will be measured to determine whether, and the extent to which, a Participant is entitled to receive payment of such Award.

(w) “PLAN” means this 2013 Performance Plan of the Company, as set forth herein and as hereafter amended from time to time in accordance with the terms hereof.

(x) “PRIOR AWARD” means any award or grant made pursuant to a Prior Plan that is outstanding and unexercised on the date of adoption of the Plan.

(y) “PRIOR PLAN” means the Company’s 2002 Performance Plan, 2005 Performance Plan or 2008 Performance Plan, as amended from time to time in accordance with the terms thereof.

(z) “QUALIFIED PERFORMANCE-BASED AWARD” means any Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

(aa) “RESTRICTED STOCK” means shares of Common Stock issued pursuant to a Restricted Stock Grant under Section 8 of the Plan so long as such shares remain subject to the restrictions and conditions specified in the grant agreement pursuant to which such Restricted Stock Grant is made.

(bb) “RESTRICTED STOCK GRANT” means an Award granted pursuant to the provisions of Section 8 of the Plan.

(cc) “RESTRICTED STOCK UNIT” means a Unit issued pursuant to a Restricted Stock Grant under Section 8 of the Plan so long as such Unit remains subject to the restrictions and conditions specified in the grant agreement pursuant to which such Restricted Stock Grant is made.

(dd) “STOCK APPRECIATION RIGHT” means an Award in the form of a right to benefit from the appreciation of the Common Stock made pursuant to Section 7 of the Plan.

(ee) “STOCK-BASED GRANT” has the meaning set forth in Section 10(a) hereof.

(ff) “STOCK OPTION” means and includes any Non-Qualified Stock Option and any Incentive Stock Option granted pursuant to Section 6 of the Plan.

(gg) “SUBSIDIARY” means any corporation or entity in which the Company directly or indirectly owns or controls securities having a majority of the voting power of such corporation or entity; provided, however, that (i) for purposes of determining whether any Employee may be a Participant with respect to any Award of Incentive Stock Options, the term “Subsidiary” has the meaning given to such term in Section 424 of the Code, as interpreted by the regulations thereunder and applicable law; and (ii) for purposes of determining whether any individual may be a Participant with respect to any Award of Stock Options or Stock Appreciation Rights that are intended to be exempt from Section 409A of the Code, the term “Subsidiary” means any corporation or other entity as to which the Company is an “eligible issuer of service recipient stock” (within the meaning of Section 409A of the Code).

(hh) “SUBSTITUTE AWARDS” means Awards that are granted in assumption of, or in substitution or exchange for, outstanding awards previously granted by an entity acquired directly or indirectly by the Company or with which the Company directly or indirectly combines.

(ii) “UNIT” means a bookkeeping entry used by the Company to record and account for the grant, settlement or, if applicable, deferral of an Award until such time as such Award is paid, canceled, forfeited or terminated, as the case may be, which, except as otherwise specified by the Committee, shall be equal to one Common Stock Equivalent.

3. EFFECTIVE DATE; TERM.

(a) EFFECTIVE DATE.    The Plan shall be effective on April 15, 2013, upon approval by the shareholders of the Company at the 2013 annual meeting of shareholders or any adjournments thereof and the Board of Directors.

(b) TERM. The Plan shall remain in effect through April 14, 2023, unless sooner terminated by the Board of Directors. Termination of the Plan shall not affect Awards then outstanding.

4. SHARES OF COMMON STOCK SUBJECT TO PLAN.

(a) MAXIMUM NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN.    The maximum aggregate number of shares of Common Stock which may be granted pursuant to Awards under the Plan, subject to Sections 4(b) and 4(c) of the Plan, shall be 11 million (11,000,000). Any shares of Common Stock that are subject to Awards of Stock Options or Stock Appreciation Rights shall be counted against this limit as one (1) share of Common Stock for every one (1) share of Common Stock granted. Any shares of Common Stock that are subject to Awards other than Stock Options or Stock Appreciation Rights shall be counted against this limit as 1.61 shares of Common Stock for every one (1) share of Common Stock granted. The shares of Common Stock which may be issued under the Plan may be authorized and unissued shares or issued shares reacquired by the Company. No fractional share of Common Stock shall be issued under the Plan. Awards of fractional shares of Common Stock, if any, shall be settled in cash.

Notwithstanding the limitations imposed upon the vesting of Awards granted to Employees elsewhere in the Plan, those vesting limitations shall not be applicable to up to a maximum aggregate number of shares of Common Stock granted pursuant to Awards under the Plan of 550,000 shares.

(b) CHARGING OF SHARES.    Shares of Common Stock subject to an Award or a Prior Award (other than a Substitute Award) that expires according to its terms or is forfeited, terminated, canceled or surrendered, in each case, without having been exercised or is settled, or can be paid only, in cash, and any shares of Common Stock subject to an Award or a Prior Award (other than a Stock Option or Stock Appreciation Right) that is surrendered in payment of the taxes associated with the vesting or settlement of such Award or Prior Award, will be available again for grant under the Plan, without reducing the number of shares of Common Stock that may be subject to Awards or that are available for the grant of Awards under the Plan and, with respect to Prior Awards under a Prior Plan, will become available for grant under the Plan, thereby increasing the number of shares of Common Stock that may be subject to Awards or that are available for the grant of Awards under the Plan. In no event shall (i) any shares of Common Stock subject to a Stock Option that is canceled upon the exercise of a tandem Stock Appreciation Right granted under the Plan or the Prior Plan, (ii) any shares of Common Stock subject to an Award or a Prior Award that is surrendered in payment of the exercise price of a Stock Option or in payment of taxes associated with the exercise of Stock Options or Stock Appreciation Rights granted under the Plan or the Prior Plan, (iii) any shares of Common Stock subject to a Stock Appreciation Right granted under the Plan or the Prior Plan that are not issued in connection with the stock settlement of the Stock Appreciation Right upon the exercise thereof, or (iv) any shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Stock Options under the Plan or a Prior Plan, become available for grant under the Plan pursuant to this paragraph. Any shares of Common Stock that become available for grant pursuant to this paragraph shall be added back (i) as one (1) share of Common Stock if such shares were subject to Stock Options or Stock Appreciation Rights granted under the Plan or were subject to stock options or stock appreciation rights granted under a Prior Plan, and (ii) as 1.61 shares of Common Stock if such shares were subject to Awards other than Stock Options or Stock Appreciation Rights granted under the Plan or were subject to Prior Awards other than stock options or stock appreciation rights granted under a Prior Plan.

Any Substitute Awards granted by the Company will not reduce the number of shares of Common Stock available for Awards under the Plan and will not count against the limits specified in Section 4(a) above. Available shares under a shareholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan (subject to applicable stock exchange requirements) and do not reduce the maximum number of shares under the Plan.

Units that represent deferred compensation, and shares of Common Stock issued in payment of deferred compensation, will not reduce the number of shares of Common Stock that may be subject to Awards or that are available for the grant of Awards under the Plan, except to the extent of matching or other related grants by the Company or any discount in the price used to convert the deferred compensation into Units or shares of Common Stock.

(c) ADJUSTMENTS UPON CHANGES IN CAPITAL STRUCTURE.    In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board of Directors may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to prevent dilution or enlargement of the rights of Participants to (A) the aggregate number and kind of shares of Common Stock reserved for issuance and delivery under the Plan, (B) the various maximum share limitations applicable to certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of shares of Common Stock subject to outstanding Awards; and (D) the exercise price of outstanding Stock Options and Stock Appreciation Rights. In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination, recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), the Committee or the Board of Directors shall make such equitable substitutions or adjustments to prevent dilution or enlargement of the rights of Participants to (A) the aggregate number and kind of shares of Common Stock reserved for issuance and delivery under the Plan, (B) the various maximum share limitations applicable to certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of shares of Common Stock subject to outstanding Awards; and (D) the exercise price of outstanding Stock Options and Stock Appreciation Rights. In the case of Corporate Transactions, such adjustments may include, without limitation, the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board of Directors in its sole discretion. In no event shall any adjustment be required under this Section 4(c) if the Committee determines that such action could cause an Award to fail to satisfy the conditions of an applicable exception from the requirements of Section 409A of the Code or otherwise could subject a Participant to the additional tax imposed under Section 409A in respect of an outstanding Award.

(d) LIMIT ON AWARDS TO DIRECTORS.    Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the Date of Grant in accordance with applicable financial accounting rules) of all Awards granted to any single Director during any single calendar year shall not exceed $250,000.

5. ADMINISTRATION.

(a) THE COMMITTEE.    The Plan shall be administered by the Committee to be appointed from time to time by the Board of Directors and comprised of not less than three of the then members of the Board of Directors who qualify as “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act, as “outside directors” within the meaning of Section 162(m) of the Code, and as “independent directors” for purposes of the rules and regulations of the NASDAQ Stock Market. Members of the Committee shall serve at the pleasure of the Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business and the acts of a majority of the members present at any meeting at which a quorum is present shall be the acts of the Committee. Any one or more members of the Committee may participate in a meeting by conference telephone or similar means where all persons participating in the meeting can hear and speak to each other, which participation shall constitute presence in person at such meeting. Action approved in writing by a majority of the members of the Committee then serving shall be fully as effective as if the action had been taken by a vote at a meeting duly called and held. The Company shall make and administer Awards under the Plan in accordance with the terms and conditions specified by the Committee, which terms and conditions shall be set forth in grant agreements and/or other instruments in such forms as the Committee shall approve.

(b) COMMITTEE POWERS.    The Committee shall have full power and authority to operate and administer the Plan in accordance with its terms. The powers of the Committee include, but are not limited to, the power to: (i) select Participants from among the Employees and Directors; (ii) establish the types of, and the terms and conditions of, all Awards made under the Plan, subject to any applicable limitations set forth in, and consistent with the express terms of, the Plan; (iii) make grants of and pay or otherwise effect Awards subject to, and consistent with, the express provisions of the Plan; (iv) establish Performance Goals, Performance Measures and Performance Periods, subject to, and consistent with, the express provisions of the Plan; (v) reduce the amount of any Award; (vi) prescribe the form or forms of grant agreements and other instruments evidencing Awards under the Plan; (vii) pay and to defer payment of Awards on such terms and conditions, not inconsistent with the express terms of the Plan, as the Committee shall determine; (viii) direct the Company to make conversions, accruals and payments pursuant to the Plan; (ix) construe and interpret the Plan and make any determination of fact incident to the operation of the Plan; (x) promulgate, amend and rescind rules and regulations relating to the implementation, operation and administration of the Plan; (xi) adopt such modifications, procedures and subplans as may be necessary or appropriate to comply with the laws of other countries with respect to Participants or prospective Participants employed in such other countries; (xii) delegate to other persons the responsibility for performing administrative or ministerial acts in furtherance of the Plan; (xiii) delegate to one or more officers (as that term is defined in Rule 16a-1(f) under the Exchange Act) of the Company the ability to make Awards under the Plan, provided that no such Awards may be made to officers or Directors; (xiv) engage the services of persons and firms, including banks, consultants and insurance companies, in furtherance of the Plan’s activities; and (xv) make all other determinations and take all other actions as the Committee may deem necessary or advisable for the administration and operation of the Plan.

(c) COMMITTEE’S DECISIONS FINAL.    Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan, and of any grant agreement, shall be final, conclusive and binding upon all Participants, and all persons claiming through Participants, affected thereby.

(d) ADMINISTRATIVE ACCOUNTS.    For the purpose of accounting for Awards deferred as to payment, the Company shall establish bookkeeping accounts expressed in Units bearing the name of each Participant receiving such Awards. Each account shall be unfunded, unless otherwise determined by the Committee in accordance with Section 16(d) of the Plan.

(e) CERTIFICATIONS.    In respect of each grant under the Plan of a Qualified Performance-Based Award, the provisions of the Plan and the related grant agreement shall be construed to confirm such intent, and to conform to the requirements of Section 162(m) of the Code, and the Committee shall certify in writing (which writing may include approved minutes of a meeting of the Committee) that the applicable Performance Goal(s), determined using the Performance Measure specified in the related grant agreement, was attained during the relevant Performance Period at a level that equaled or exceeded the level required for the payment of such Award in the amount proposed to be paid and that such Award does not exceed any applicable Plan limitation.

(f) AUTHORITY OF THE BOARD OF DIRECTORS.    The Board of Directors may reserve to itself any or all of the authority or responsibility of the Committee under the Plan or may act as the administrator of the Plan for any and all purposes. To the extent the Board of Directors has reserved any such authority or responsibility or during any time that the Board of Directors is acting as administrator of the Plan, the Board of Directors shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 5(f)) shall include the Board of Directors. To the extent that any action of the Board of Directors under the Plan conflicts with any action taken by the Committee, the action of the Board of Directors shall control.

6. STOCK OPTIONS.

(a) IN GENERAL.    Options to purchase shares of Common Stock may be granted under the Plan and may be Incentive Stock Options or Non-Qualified Stock Options. All Stock Options shall be subject to the terms and conditions of this Section 6 and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall determine. Stock Options may be granted in addition to, or in tandem with or independent of, Stock Appreciation Rights or other Awards under the Plan.

(b) ELIGIBILITY AND LIMITATIONS.    Any Employee or Director may be granted Stock Options. The Committee shall determine, in its discretion, the Employees and Directors to whom Stock Options will be granted, the timing of such Awards, and the number of shares of Common Stock subject to each Stock Option granted; provided, that (i) the maximum aggregate number of shares of Common Stock which may be issued and delivered upon the exercise of Incentive Stock Options shall be 11 million (11,000,000), (ii) the maximum number of shares of Common Stock in respect of which Stock Options may be granted to any single Participant during any calendar year shall be 1,000,000, (iii) Incentive Stock Options may only be granted to Employees, and (iv) in respect of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which an Incentive Stock Option becomes exercisable for the first time by an Employee during any calendar year shall not exceed $100,000, or such other limit as may be required by the Code, except that, if authorized by the Committee and provided for in the related grant agreement, any portion of any Incentive Stock Option that cannot be exercised as such because of this limitation will be converted into and exercised as a Non-Qualified Stock Option. In no event, without the approval of the Company’s shareholders, shall any Stock Option (i) be granted to a Participant in exchange for the Participant’s agreement to the cancellation of one or more Stock Options then held by such Participant if the exercise price of the new Award is lower than the exercise price of the Award to be cancelled, (ii) be amended to reduce the exercise price, or (iii) be cancelled in exchange for another Award or a cash payment. The immediately preceding sentence is intended to prohibit the repricing of “underwater” Stock Options without shareholder approval and will not be construed to prohibit the adjustments provided for in Section 4(c) of the Plan.

(c) OPTION EXERCISE PRICE.    The per share exercise price of each Stock Option granted under the Plan shall be determined by the Committee prior to or at the time of grant, but in no event shall the per share exercise price of any Stock Option be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant of such Stock Option, except for Substitute Awards provided for in Section 16(b) of the Plan.

(d) OPTION TERM.    The term of each Stock Option shall be fixed by the Committee; except that in no event shall the term of any Stock Option exceed ten years from the Date of Grant.

(e) EXERCISABILITY.    A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the Date of Grant. Except for Substitute Awards, upon a Change in Control, and in certain limited situations (including the death, disability or retirement of the Participant) as designated by the Committee in the applicable grant agreement, Stock Options granted to Employees that are subject solely to the continued service of the Participant shall become exercisable over a period of not less than three (3) years from the Date of Grant (and may, as determined by the Committee in its sole discretion, become exercisable in pro rata installments during such period). Stock Options granted to Employees that are subject to the achievement of one or more Performance Goals shall have a minimum Performance Period of one year. No Stock Option may be exercised unless the holder thereof is at the time of such exercise an Employee or Director and has been continuously an Employee or Director since the Date of Grant, except that the Committee may permit the exercise of any Stock Option for any period following the Participant’s termination of employment or service not in excess of the original term of the Stock Option on such terms and conditions as it shall deem appropriate and specify in the related grant agreement.

(f) METHOD OF EXERCISE.    A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the exercise price in cash or, if permitted by the terms of the related grant agreement or otherwise approved in advance by the Committee, in shares of Common Stock to be delivered upon exercise or already owned by the Participant, valued at the Fair Market Value of the Common Stock on the date of exercise.

7. STOCK APPRECIATION RIGHTS.

(a) IN GENERAL.    Stock Appreciation Rights in respect of shares of Common Stock may be granted under the Plan alone, in tandem with, in addition to or independent of a Stock Option or other Award under the Plan. Except for Substitute Awards provided for in Section 16(b) of the Plan, a Stock Appreciation Right entitles a Participant to receive an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the Date of Grant of the Stock Appreciation Right, or such other higher price as may be set by the Committee, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b) ELIGIBILITY AND LIMITATIONS.    Any Employee or Director may be granted Stock Appreciation Rights. The Committee shall determine, in its discretion, the Employees and Directors to whom Stock Appreciation Rights will be granted, the timing of such Awards and the number of shares of Common Stock in respect of which each Stock Appreciation Right is granted; provided that the maximum number of shares of Common Stock in respect of which Stock Appreciation Rights may be granted to any single Participant during any calendar year shall be 1,000,000. In no event, without the approval of the Company’s shareholders, shall any Stock Appreciation Right (i) be granted to a Participant in exchange for the Participant’s agreement to the cancellation of one or more Stock Appreciation Rights then held by such Participant if the exercise price of the new Award is lower than the exercise price of the Award to be cancelled, (ii) be amended to reduce the exercise price, or (iii) be cancelled in exchange for another Award or a cash payment. The immediately preceding sentence is intended to prohibit the repricing of “underwater” Stock Appreciation Rights without shareholder approval and will not be construed to prohibit the adjustments provided for in Section 4(c) of the Plan.

(c) TERM; EXERCISABILITY; EXERCISE; FORM OF PAYMENT.    The term of each Stock Appreciation Right shall be fixed by the Committee; except that in no event shall the term of any Stock Appreciation Right exceed ten years from the Date of Grant. A Stock Appreciation Right may be exercised by a Participant at such time or times and in such manner as shall be authorized by the Committee and set forth in the related grant agreement. Except for Substitute Awards, upon a Change in Control, and in certain limited situations (including the death, disability or retirement of the Participant) as designated by the Committee in the applicable grant agreement, Stock Appreciation Rights granted to Employees that are subject solely to the continued service of the Participant shall become exercisable over a period of not less than three (3) years from the Date of Grant (and may, as determined by the Committee in its sole discretion, become exercisable in pro rata installments during such period). Stock Appreciation Rights granted to Employees that are subject to the achievement of one or more Performance Goals shall have a minimum Performance Period of one year. The Committee may provide that a Stock Appreciation Right shall be automatically exercised on one or more specified dates. No Stock Appreciation Right may be exercised unless the holder thereof is at the time of exercise an Employee or Director and has been continuously an Employee or Director since the Date of Grant, except that the Committee may permit the exercise of any Stock Appreciation Right for any period following the Participant’s termination of employment or service not in excess of the original term of the Stock Appreciation Right on such terms and conditions as it shall deem appropriate and specify in the related grant agreement. A Stock Appreciation Right may be exercised, in whole or in part, by giving the Company a written notice specifying the number of shares of Common Stock in respect of which the Stock Appreciation Right is to be exercised. Stock Appreciation Rights may be paid upon exercise in cash, in shares of Common Stock, or in any combination of cash and shares of Common Stock as determined by the Committee. With respect to any Stock Appreciation Rights granted in tandem with a Stock Option, the tandem Stock Appreciation Rights may be exercised only at a time when the related Stock Option is also exercisable and at a time when the “spread” is positive, and by surrender of the related Stock Option for cancellation.

8. RESTRICTED STOCK GRANTS.

(a) IN GENERAL.    A Restricted Stock Grant is the issue of shares of Common Stock or Units in the name of an Employee or Director, which issuance is subject to such terms and conditions as the Committee shall deem appropriate, including, without limitation, restrictions on the sale, assignment, transfer or other disposition of such shares or Units and the requirement that the Employee or Director forfeit such shares or Units back to the Company (i) upon termination of employment for specified reasons within a specified period of time, (ii) if any specified Performance Goals are not achieved during a specified Performance Period, or (iii) if such other conditions as the Committee may specify are not satisfied.

(b) ELIGIBILITY AND TERMS.    Any Employee or Director may receive a Restricted Stock Grant. The Committee, in its sole discretion, shall determine whether a Restricted Stock Grant shall be made, the Employee or Director to receive the Restricted Stock Grant, whether the Restricted Stock Grant will consist of Restricted Stock or Restricted Stock Units, or both, and the conditions and restrictions imposed on the Restricted Stock Grant.

(c) RESTRICTION PERIOD.    Restricted Stock Grants shall provide that in order for a Participant to receive shares of Common Stock or Units free of restrictions, the Participant must remain an Employee or Director of the

Company or its Subsidiaries for a period of time specified by the Committee (the “Restriction Period”). The Committee may also establish one or more Performance Goals that are required to be achieved during one or more Performance Periods within the Restriction Period as a condition to the lapse of the restrictions. Except for Substitute Awards, upon a Change in Control, and in certain limited situations (including the death, disability or retirement of the Participant) as designated by the Committee in the applicable grant agreement, Restricted Stock Grants to Employees that are subject solely to the continued service of the Participant shall have a Restriction Period of not less than three (3) years from the Date of Grant. The Committee, in its sole discretion, may provide for the pro rata lapse of restrictions in installments during the Restriction Period. Restricted Stock Grants to Employees that are subject to the achievement of one or more Performance Goals shall have a minimum Restriction Period of one year.

(d) RESTRICTIONS.    The following restrictions and conditions shall apply to each Restricted Stock Grant during the Restriction Period: (i) the Participant may not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of or realize on the shares of Common Stock or Units subject to the Restricted Stock Grant; and (ii) the shares of the Common Stock issued as Restricted Stock or the Restricted Stock Units shall be forfeited to the Company if the Participant for any reason ceases to be an Employee or Director prior to the end of the Restriction Period, except due to circumstances specified in the related grant agreement or otherwise approved by the Committee. Unless otherwise directed by the Committee, (i) all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares of Common Stock, or (ii) all uncertificated shares of Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock. The Committee may, in its sole discretion, include such other restrictions and conditions as it may deem appropriate.

(e) PAYMENT.    Upon expiration of the Restriction Period and if all conditions have been satisfied and any applicable Performance Goals attained, the shares of the Restricted Stock will be made available to the Participant or the Restricted Stock Units will be vested in the account of the Participant, free of all restrictions; provided, that the Committee may, in its discretion, require (i) the further deferral of any Restricted Stock Units beyond the initially specified Restriction Period, and (ii) that the Participant receive a cash payment in lieu of delivery of shares of Common Stock under Restricted Stock Units.

(f) RIGHTS AS A SHAREHOLDER.    A Participant shall have, with respect to shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and, unless otherwise determined by the Committee, receive any cash dividends paid thereon. A Participant shall not have, with respect to Restricted Stock Units, any voting or other rights of a shareholder of the Company, but unless otherwise determined by the Committee shall have the right to receive Dividend Equivalents. Stock dividends distributed with respect to shares of Restricted Stock or Restricted Stock Units shall be treated as additional shares or Units, as the case may be, under the Restricted Stock Grant and shall be subject to the restrictions and other terms and conditions set forth therein. Notwithstanding the foregoing, with respect to Restricted Stock Grants that are subject to the attainment of Performance Goals, any dividends or Dividend Equivalents with respect to such Awards shall be accumulated until the applicable Award is earned, and such dividends or Dividend Equivalents shall not be paid if the Performance Goals are not satisfied.

9. PERFORMANCE GRANTS.

(a) ELIGIBILITY AND TERMS.    The Committee may grant to Employees the prospective contingent right, expressed in Units, to receive payments of shares of Common Stock, cash or any combination thereof, with each Unit equivalent in value to one share of Common Stock, or equivalent to such other value or monetary amount as may be designated or established by the Committee (“Performance Grants”), based upon the achievement of Performance Goals over a specified Performance Period. The Committee shall, in its sole discretion, determine the Employees eligible to receive a Performance Grant and establish the applicable Performance Periods, the

Performance Measures and the Performance Goals in respect of such Performance Grant. The number of shares of Common Stock and/or the amount of cash earned and payable in settlement of a Performance Grant shall be determined at the end of the Performance Period (a “Performance Award”). The Committee may, in its sole discretion, provide for the payment of Dividend Equivalents with respect to Performance Grants; provided that any such Dividend Equivalents shall be accumulated until the applicable Award is earned, and such Dividend Equivalents shall not be paid if the Performance Goals are not satisfied.

(b) FORM OF GRANTS.    Performance Grants may be made on such terms and conditions not inconsistent with the Plan, and in such form or forms, as the Committee may from time to time approve. Performance Grants may be made alone, in addition to, in tandem with, or independent of other grants and Awards under the Plan. Subject to the terms of the Plan, the Committee shall, in its discretion, determine the number of Units subject to each Performance Grant made to a Participant and the Committee may impose different terms and conditions on any particular Performance Grant made to any Participant. The Performance Goals, the Performance Period or Periods, and the Performance Measures applicable to a Performance Grant shall be set forth in the relevant grant agreement.

(c) PAYMENT OF AWARDS.    Each Participant shall be entitled to receive payment in an amount equal to the aggregate Fair Market Value (if the Unit is equivalent to a share of Common Stock), or such other value as the Committee shall specify, of the Units earned in respect of such Performance Award. Payment in settlement of a Performance Award may be made in shares of Common Stock, in cash, or in any combination of Common Stock and cash, and at such time or times, as the Committee, in its discretion, shall determine.

10. OTHER STOCK-BASED GRANTS.

(a) IN GENERAL.    The Committee may grant other Awards pursuant to which Common Stock is, or in the future may be, acquired by Participants, and other Awards to Participants denominated in Common Stock Equivalents or other Units (“Stock-Based Grants”). Such Stock-Based Grants may be made alone, in addition to, in tandem with, or independent of other Awards under the Plan, including, without limitation, unrestricted shares of Common Stock. The Committee may make Stock-Based Grants as a bonus or in lieu of other compensation to a Participant, or may make Stock-Based Grants in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property (including Common Stock) under a deferred compensation plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee in a manner that complies with Section 409A of the Code.

(b) ELIGIBILITY AND TERMS.    The Committee may make Stock-Based Grants to Employees or Directors. Subject to the provisions of the Plan, the Committee shall have authority to determine the Employees and Directors to whom, and the time or times at which, Stock-Based Grants will be made, the number of shares of Common Stock, if any, to be subject to or covered by each Stock-Based Grant, and any and all other terms and conditions of each Stock-Based Grant. The Committee may, in its sole discretion, provide for the payment of Dividend Equivalents with respect to Stock-Based Grants; provided that any Dividend Equivalents with respect to Stock-Based Grants that are subject to the attainment of Performance Goals shall be accumulated until the applicable Award is earned, and such Dividend Equivalents shall not be paid if the Performance Goals are not satisfied.

(c) FORM OF GRANTS; PAYMENT OF AWARDS.    Stock-Based Grants may be made in such form or forms and on such terms and conditions, including the attainment of specific Performance Goals, as the Committee, in its discretion, shall approve. Payment of Stock-Based Awards may be made in cash, in shares of Common Stock, or in any combination of cash and shares of Common Stock, and at such time or times, as the Committee, in its discretion, shall determine.

11. AWARDS SUBJECT TO THE ATTAINMENT OF PERFORMANCE GOALS.

(a) PERFORMANCE GOALS, PERFORMANCE MEASURES AND PERFORMANCE PERIODS.    Each Performance Grant and each other Award subject to the attainment of Performance Goals shall specify the Performance Goals,

Performance Period (which shall have a minimum duration of one year) and Performance Measures to which such Award is subject. The Performance Goals and Performance Period shall be established by the Committee in its sole discretion. The Committee shall establish one or more Performance Measures for each Performance Period for determining the portion of the Award which will be earned or forfeited based on the extent to which the Performance Goals are achieved or exceeded. The term Performance Measures includes one or more of the criteria established pursuant to the Plan for Participants who have received Performance Grants or other Awards subject to the attainment of Performance Goals. The Performance Measures applicable to any Qualified Performance-Based Award will be based on specified levels of or growth in one or more of the following criteria: (i) net income per share; (ii) net income; (iii) return on sales; (iv) total shareholder return; (v) return on assets; (vi) economic value added; (vii) cash flow; (viii) return on equity; (ix) operating income (which shall equal consolidated sales minus cost of goods sold and selling, administrative and general expense); and (x) return on invested capital. The Performance Measures may be calculated before or after taxes, interest, depreciation, amortization, discontinued operations, effect of accounting changes, acquisition expenses, restructuring expenses, extraordinary items, non-operating items or unusual charges, as determined by the Committee at the time the Performance Measures are established. Performance Goals may be established on a corporate-wide basis, with respect to one or more business units, divisions, subsidiaries or business segments and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. Performance Goals may include minimum, maximum and target levels of performance, with the size of the Performance Award or other payout of the Award based on the level attained. Once established by the Committee and specified in the grant agreement, and if and to the extent provided in or required by the grant agreement, the Performance Goals and the Performance Measure in respect of any Qualified Performance-Based Award (including any Performance Grant or other Award subject to the attainment of Performance Goals) shall not be changed. The Committee may, in its discretion, eliminate or reduce (but not increase) the amount of any Qualified Performance-Based Award that otherwise would be payable to a Participant upon attainment of the Performance Goals.

(b) INDIVIDUAL LIMITS.    The maximum aggregate number of shares of Common Stock which may be the subject of Awards (other than Stock Options and Stock Appreciation Rights) subject to the attainment of Performance Goals that are granted to any single Participant during any calendar year shall be 500,000. The maximum aggregate amount of cash that may be paid to any single Participant during any calendar year pursuant to Awards that can be paid only in cash subject to the attainment of Performance Goals shall be $20,000,000.

12. DEFERRALS.

To the extent permitted by Section 409A of the Code, the Committee may, whether at the time of grant or at anytime thereafter prior to payment or settlement, require a Participant to defer, or permit (subject to such conditions as the Committee may from time to time establish) a Participant to elect to defer, receipt of all or any portion of any payment of cash or shares of Common Stock that would otherwise be due to such Participant in payment or settlement of any Award under the Plan. If any such deferral is required by the Committee (or is elected by the Participant with the permission of the Committee), the Committee shall establish rules and procedures for such payment deferrals. The Committee may provide for the payment or crediting of interest, at such rate or rates as it shall in its discretion deem appropriate, on such deferred amounts credited in cash and the payment or crediting of Dividend Equivalents in respect of deferred amounts credited in Common Stock Equivalents or Restricted Stock Units. Deferred amounts may be paid in a lump sum or in installments in the manner and to the extent permitted, and in accordance with rules and procedures established, by the Committee. This Section 12 shall not apply to any grant of Stock Options or Stock Appreciation Rights that are intended to be exempt from Section 409A of the Code.

13. NON-TRANSFERABILITY OF AWARDS.

No Award under the Plan, and no right or interest therein, shall be (i) assignable, alienable or transferable by a Participant, except by will or the laws of descent and distribution, or (ii) subject to any obligation, or the lien or claims of any creditor, of any Participant, or (iii) subject to any lien, encumbrance or claim of any party made in respect of or through any Participant, however arising. During the lifetime of a Participant, Stock Options and Stock Appreciation Rights are exercisable only by, and shares of Common Stock issued upon the exercise of Stock Options and Stock Appreciation Rights or in settlement of other Awards will be issued only to, and other payments in settlement of any Award will be payable only to, the Participant or his or her legal representative. The Committee may, in its sole discretion, authorize written designations of beneficiaries and authorize Participants to designate beneficiaries with the authority to exercise Stock Options and Stock Appreciation Rights granted to a Participant in the event of his or her death. Notwithstanding the foregoing, the Committee may, in its sole discretion and on and subject to such terms and conditions as it shall deem appropriate, which terms and conditions shall be set forth in the related grant agreement: (i) authorize a Participant to transfer all or a portion of any Award made to such Participant; provided, that in no event shall any transfer be made to any person or persons other than such Participant’s spouse, children or grandchildren, or a trust or partnership (or other legal entity which the Committee may approve) for the exclusive benefit of one or more such persons, which transfer must be made as a gift and without any consideration; and (ii) provide for the transferability of a particular Award pursuant to a qualified domestic relations order. All other transfers and any retransfer by any permitted transferee are prohibited and any such purported transfer shall be null and void. Each Award which becomes the subject of a permitted transfer (and the Participant to whom it was granted by the Company) shall continue to be subject to the same terms and conditions as were in effect immediately prior to such permitted transfer. The Participant shall remain responsible to the Company for the payment of all withholding taxes incurred as a result of any exercise of such Award. In no event shall any permitted transfer of an Award create any right in any party in respect of any Award, other than the rights of the qualified transferee in respect of such Award specified in the related grant agreement.

14. CHANGE IN CONTROL.

(a) EFFECT ON GRANTS.    The Committee may, in its sole discretion and without the consent of Participants, either by the terms of the applicable grant agreement or by resolution adopted prior to the occurrence of the Change in Control, determine whether and to what extent outstanding Awards under the Plan shall be assumed, converted or replaced by the resulting entity in connection with a Change in Control (or, if the Company is the resulting entity, whether such Awards shall be continued by the Company), in each case subject to equitable adjustments in accordance with Section 4(c) of the Plan.

(1)	To the extent outstanding Awards granted under this Plan are not assumed, converted or replaced by the resulting entity in connection with a Change in Control (or, if the Company is the resulting entity, to the extent such Awards are not continued by the Company) in accordance with Section 14(a) of this Plan, then effective immediately prior to the Change in Control: (i) all Stock Options and Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable; (ii) all restrictions and conditions in respect of all Restricted Stock Grants then outstanding shall be deemed satisfied as of the date of the Change in Control; and (iii) all Performance Grants and Stock-Based Grants shall be deemed to have been fully earned, at the target amount of the award opportunity specified in the grant agreement, as of the date of the Change in Control.

(2)	To the extent outstanding Awards granted under this Plan are assumed, converted or replaced by the resulting entity in the event of a Change in Control (or, if the Company is the resulting entity, to the extent such Awards are continued by the Company) as provided in this Section 14(a) of this Plan, then all Awards shall continue to vest during the applicable vesting period, if any, in accordance with their terms, subject to the immediately following sentence. In the event of a Severance (as defined below) of a Participant, and notwithstanding any other provision of the Plan or a grant agreement to the contrary (unless the grant agreement provides otherwise with specific reference to this Section): (i) all Stock Options and Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Severance, whether or not then exercisable; (ii) all restrictions and conditions in respect of all Restricted Stock Grants then outstanding shall be deemed satisfied as of the date of the Severance; and (iii) all Performance Grants and Stock-Based Grants shall be deemed to have been fully earned, at the target amount of the award opportunity specified in the grant agreement, as of the date of the Severance.

(b) DEFINITIONS.    As used in the Plan, the following terms shall have the following meanings (unless otherwise prescribed by the Committee in a grant agreement):

(1)	“Affiliate” shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act.

(2)	“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(3)	“Cause” means (1) the continued failure by the Participant to substantially perform the Participant’s duties with the Company or a Subsidiary (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness), (2) the engaging by the Participant in conduct which is demonstrably injurious to the Company, monetarily or otherwise, (3) the Participant committing any felony or any crime involving fraud, breach of trust or misappropriation or (4) any breach or violation of any agreement relating to the Participant’s employment with the Company or a Subsidiary where the Company or a Subsidiary, in its discretion, determines that such breach or violation materially and adversely affects the Company.

(4)	A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i)	any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company other than securities acquired by virtue of the exercise of a conversion or similar privilege or right unless the security being so converted or pursuant to which such right was exercised was itself acquired directly from the Company) representing 20% or more of (A) the then outstanding shares of Common Stock of the Company or (B) the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

(ii)	the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board of Directors (the “Incumbent Board”): individuals who, on the Effective Date, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, without limitation, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)	there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary of the Company with any other corporation, other than a merger or consolidation pursuant to which (A) the voting securities of the Company outstanding immediately prior to such merger or consolidation will continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (B) no Person will become the Beneficial Owner, directly or indirectly, of securities of the Company or such surviving entity or any parent thereof representing 20% or more of the outstanding shares of common stock or the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to such merger or consolidation) and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation (or any parent thereof) resulting from such merger or consolidation; or

(iv)	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, (A) more than 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of which (or of any parent of such entity) is owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, (B) in which (or in any parent of such entity) no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the outstanding shares of common stock resulting from such sale or disposition or the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to such sale or disposition) and (C) in which (or in any parent of such entity) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors.

(5)	“Effective Date” means the date set forth in Section 3(a) hereof.

(6)	“Good Reason” as a reason for a Participant’s termination of employment shall have the meaning assigned such term, if any, under (i) The Goodyear Tire & Rubber Company Executive Severance and Change in Control Plan, as amended from time to time, or any successor plan, but only if he or she participates in that plan immediately prior to the Severance, or (ii) under the Goodyear Continuity Plan for Salaried Employees as amended from time to time, or any successor plan, but only if he or she participates in that plan (and that plan defines “Good Reason” for purposes of his or her termination of employment) immediately prior to the Severance.

(7)	“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(D) and 14(D) thereof, except that such term shall not include (1) the Company or any of its Affiliates, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (3) an underwriter temporarily holding securities pursuant to an offering of such securities or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(8)	“Severance” means from the date of a Change in Control until the second anniversary of the Change in Control, the termination of a Participant’s employment with the Company or a Subsidiary (A) by the Company or a Subsidiary, other than for Cause or pursuant to mandatory retirement policies of the Company or a Subsidiary that existed prior to the Change in Control or (B) by the Participant for Good Reason, but only if he or she either participates in The Goodyear Tire & Rubber Company Executive Severance and Change in Control Plan, as amended from time to time, or any successor plan, or participates in the Goodyear Continuity Plan for Salaried Employees as amended from time to time, or any successor plan (and that plan defines “Good Reason” for purposes of his or her termination of employment), immediately prior to the date of termination.

A Participant will not be considered to have incurred a Severance if his or her employment is discontinued by reason of the Participant’s death or a physical or mental condition causing such Participant’s inability to substantially perform his or her duties with the Company or a Subsidiary, including, without limitation, such condition entitling him or her to benefits under any sick pay or disability income policy or program of the Company or a Subsidiary.

15. AMENDMENT AND TERMINATION.

The Board of Directors may terminate the Plan at any time, except with respect to grants then outstanding. The Board of Directors may amend the Plan at any time and from time to time in such respects as the Board of Directors may deem necessary or appropriate without approval of the shareholders, unless such approval is necessary in order to comply with applicable laws, including the Exchange Act and the Code, or the rules and regulations of any securities exchange on which the Common Stock is listed. In no event may the Board of Directors amend the Plan without the approval of the shareholders to (i) increase the maximum number of shares of Common Stock which may be issued pursuant to the Plan, (ii) increase any limitation set forth in the Plan on the number of shares of Common Stock which may be issued, or the aggregate value of Awards which may be made, in respect of any type of grant to any single Participant during any specified period, (iii) reduce the minimum exercise price for Stock Options and Stock Appreciation Rights, (iv) change the restrictions on the repricing of Stock Options or Stock Appreciation Rights contained in the penultimate sentence of Sections 6(b) or 7(b) of the Plan, or (v) change the Performance Measure criteria applicable to any Qualified Performance-Based Award identified in Section 9(c) of the Plan.

Subject to Sections 6(b) and 7(b) hereof, the Committee may amend the terms of any Award granted under the Plan prospectively or retroactively, except in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of such Award under Section 162(m) of the Code. Subject to Section 4(c) above, no amendment shall materially impair the rights of any Participant without his or her consent; provided, however, that the Committee may modify an Incentive Stock Option held by a Participant to disqualify such Stock Option from treatment as an “incentive stock option” under Section 422 of the Code without the Participant’s consent.

16. MISCELLANEOUS.

(a) WITHHOLDING TAXES.    All Awards under the Plan will be made subject to any applicable withholding for taxes of any kind. The Company shall have the right to deduct from any amount payable under the Plan, including delivery of shares of Common Stock to be made under the Plan, all federal, state, city, local or foreign taxes of any kind required by law to be withheld with respect to such payment and to take such other actions as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. If shares of Common Stock are used to satisfy withholding taxes, such shares shall be valued based on the Fair Market Value thereof on the date when the withholding for taxes is required to be made and shall be withheld only up to the minimum required tax withholding rates or such other rate that will not trigger a negative accounting impact on the Company. The Company shall have the right to require a Participant to pay cash to satisfy withholding taxes as a condition to the payment of any amount (whether in cash or shares of Common Stock) under the Plan.

(b) SUBSTITUTE AWARDS FOR AWARDS GRANTED BY OTHER ENTITIES.    Substitute Awards may be granted under the Plan for grants or awards held by employees of a company or entity who become Employees as a result of the acquisition, merger or consolidation of the employer company by or with the Company or a Subsidiary. Except as otherwise provided by applicable law and notwithstanding anything in the Plan to the contrary, the terms, provisions and benefits of the Substitute Awards so granted may vary from those set forth in or required or authorized by this Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or part, to the terms, provisions and benefits of the grants or awards in substitution for which they are granted.

(c) NO RIGHT TO EMPLOYMENT.    Neither the adoption of the Plan nor the grant of any Award shall confer upon any Employee any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Employee at any time, with or without cause.

(d) UNFUNDED PLAN.    The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan shall be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

(e) PAYMENTS TO TRUST.    The Committee is authorized to cause to be established a trust agreement or several trust agreements whereunder the Committee may make payments of amounts due or to become due to Participants in the Plan.

(f) ENGAGING IN COMPETITION WITH COMPANY.    In the event a Participant terminates his or her employment with the Company or a Subsidiary for any reason whatsoever, and within eighteen (18) months after the date thereof accepts employment with any competitor of, or otherwise engages in competition with, the Company, the Committee, in its sole discretion, may require such Participant to return, or (if not received) to forfeit, to the Company the economic value of any Award which is realized or obtained (measured at the date of exercise, vesting or payment) by such Participant (i) at any time after the date which is six months prior to the date of such Participant’s termination of employment with the Company or (ii) during such other period as the Committee may determine.

(g) COMPENSATION RECOVERY POLICY.    Any Award granted to a Participant shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy maintained by the Company from time to time, including any such policy that may be adopted or amended to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the Securities and Exchange Commission or applicable securities exchange.

(h) OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS.    Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any pension or other employee benefit plan or similar arrangement provided by the Company or any Subsidiary, unless (i) expressly so provided by such other plan or arrangement or (ii) the Committee expressly determines that an Award or a portion thereof should be included as recurring compensation. Nothing contained in the Plan shall prohibit the Company or any Subsidiary from establishing other special awards, incentive compensation plans, compensation programs and other similar arrangements providing for the payment of performance, incentive or other compensation to Employees or Directors. Payments and benefits provided to any Employee or Director under any other plan, including, without limitation, any stock option, stock award, restricted stock, deferred compensation, savings, retirement or other benefit plan or arrangement, shall be governed solely by the terms of such other plan.

(i) SECURITIES LAW RESTRICTIONS.    In no event shall the Company be obligated to issue or deliver any shares of Common Stock if such issuance or delivery shall constitute a violation of any provisions of any law or regulation of any governmental authority or securities exchange on which the Common Stock is listed. No shares of Common Stock shall be issued under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with all applicable federal and state securities laws and regulations and all requirements of any securities exchange on which the Common Stock is listed.

(j) GRANT AGREEMENTS.    Each grant of an Award under the Plan shall be evidenced by a grant agreement, in a form specified by the Committee, which shall set forth the terms and conditions of the Award and such related matters as the Committee shall, in its sole discretion, determine consistent with this Plan. A grant agreement may be in an electronic medium, may be limited to a notation on the books and records of the Company and, unless determined otherwise by the Committee, need not be signed by a representative of the Company or a Participant.

(k) FOREIGN EMPLOYEES.    Without amending the Plan, the Committee may grant Awards to Participants who are foreign nationals, or who are subject to applicable laws of one or more non-United States jurisdictions, on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, and the like as may be necessary or advisable to comply with provisions of applicable laws of other countries in which the Company or its Subsidiaries operate or have employees.

(l) SEVERABILITY.    In the event any provision of the Plan shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the remaining provisions of the Plan.

(m) GOVERNING LAW.    The Plan shall be governed by and construed in accordance with the laws of the State of Ohio, without references to principles of conflicts of laws.

(n) COMPLIANCE WITH SECTION 409A OF THE CODE.    Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the grant agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any grant agreement (unless the grant agreement provides otherwise with specific reference to this Section), an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. Neither the Company, its Subsidiaries, nor their respective directors, officers, employees or advisers shall be liable to any Participant (or any other individual claiming a benefit through the Participant) for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise or payment of any Award under the Plan.

EXHIBIT B

Proxy Item 4 — Text of amendments to the Code of Regulations:

ARTICLE II, SECTION 3.             Vacancies; Resignations; Removal of Directors. In the event of the occurrence of any vacancy or vacancies in the Board, however caused, the remaining directors, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill any such vacancy for the unexpired term. Any director may resign at any time by oral statement to that effect made at a meeting of the Board or in a writing to that effect delivered to the Secretary, such resignation to take effect immediately or at such other time thereafter as the director may specify. All the directors, or any individual director, may be removed from office by the vote of the holders of shares entitling them to exercise ~~two-thirds~~60 percent of the voting power of the Company entitled to vote to elect directors in place of the director or directors to be removed, provided that unless all the directors are removed, no individual director shall be removed if the votes of a sufficient number of shares are cast against such director’s removal which, if cumulatively voted at an election of all the directors would be sufficient to elect at least one director; provided further, that, if shareholders do not have the right to vote cumulatively under the laws of the State of Ohio or the Articles of Incorporation, such directors or individual director may be removed from office by the vote of the holders of shares entitling them to exercise ~~two-thirds~~60 percent of the voting power of the Company entitled to vote to elect directors in place of the director or directors to be removed. In the event of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director so removed from office shall be deemed to create a vacancy in the Board of Directors. Notwithstanding Article X of these Regulations, the provisions of this Section 3 of Article II may be amended, repealed or supplemented only by the shareholders at a meeting held for such purpose by the affirmative vote of the holders of shares entitling them to exercise ~~two-thirds~~60 percent of the voting power of the Company on such proposal.

Proxy Item 5 — Text of amendments to the Amended Articles of Incorporation:

New Article Eighth would read in its entirety as follows:

(a)	Notwithstanding any provision of the laws of the State of Ohio requiring the vote of the holders of a designated proportion (but less than all) of the voting power of the Corporation, the vote of such holders required to approve, adopt or authorize any Business Combination (as hereinafter defined), where any provision of the laws of the State of Ohio requires such a vote, shall be the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on the proposal, and the affirmative vote of the holders of shares of any particular class that is otherwise required by these Articles of Incorporation.

(b)	A Business Combination, for purposes of this Article Eighth, shall mean:

(i)	any merger or consolidation of the Corporation into or with any other person, corporation or entity; or

(ii)	any sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of the Corporation to or with any other corporation, person or entity.

Proxy Item 6 — Text of amendments to the Amended Articles of Incorporation:

New Article Ninth would read in its entirety as follows:

No holder of shares of the Corporation shall have the right to cumulate his or her voting power in the election of directors of the Corporation.

Article Seventh would be amended as follows:

SEVENTH: In order for a nominee to be elected a director of the corporation in an uncontested election ~~for which cumulative voting is not in effect~~, the nominee must receive a greater number of votes cast “for” his or her election

B-1

than “against” his or her election. In a contested election ~~or if cumulative voting is in effect~~, the nominees receiving the greatest number of votes shall be elected, up to the number of directors to be elected. An election shall be considered contested if there are more nominees for election than director positions to be filled in that election.

Proxy Item 7 — Text of amendment to the Code of Regulations:

ARTICLE I, SECTION 2.             Special Meetings. Special meetings of the shareholders of the Company may be held on any business day, when called by the Chairman of the Board, the Chief Executive Officer, the President, or a Vice President, or by the Board acting at a meeting, or by a majority of the directors acting without a meeting, or by the persons who hold twenty-five percent of all shares outstanding and entitled to vote thereat. Upon request in writing delivered either in person or by registered mail to the Chief Executive Officer, the President or the Secretary by any persons entitled to call a meeting of shareholders, such officer shall forthwith cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than seven or more than ~~sixty~~one hundred twenty days after the receipt of such request, as such officer may fix. If such notice is not given within thirty days after the delivery or mailing of such request, the persons calling the meeting may fix the time of the meeting and give notice thereof in the manner provided by law or as provided in these Regulations, or cause such notice to be given by any designated representative. Each special meeting shall be called to convene between nine o’clock a.m. and four o’clock p.m. and shall be held at the principal office of the Company in Akron, Ohio, unless the same is called by the directors, acting with or without a meeting, in which case such meeting may be held at any place either within or without the State of Ohio designated by the directors and specified in the notice of such meeting.

Proxy Item 8 — Text of amendment to the Code of Regulations:

New Article XI would read in its entirety as follows:

The Ohio Control Share Acquisition Law found in Section 1701.831 of the Ohio Revised Code, and any subsequent amendments thereto, shall not apply to the Company.

B-2

C/O COMPUTERSHARE TRUST COMPANY, N.A. P.O. BOX 43069 PROVIDENCE, RI 02940-3069

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
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THE GOODYEAR TIRE & RUBBER COMPANY
The Board of Directors recommends that you vote FOR the election of all Nominees.
ITEM 1. Election of Directors NOMINEES:	For	Against	Abstain
1a) William J. Conaty 1b) James A. Firestone 1c) Werner Geissler 1d) Peter S. Hellman	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	1k) Thomas H. Weidemeyer 1l) Michael R. Wessel The Board of Directors recommends that you vote FOR the following proposals.	For ☐ ☐	Against ☐ ☐	Abstain ☐ ☐
1e) Richard J. Kramer 1f) W. Alan McCollough 1g) John E. McGlade 1h) Roderick A. Palmore 1i) Shirley D. Peterson 1j) Stephanie A. Streeter	☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐

ITEM 2. Advisory vote to approve executive compensation.

ITEM 3. Approve the adoption of the 2013 Performance Plan.

ITEM 4. Approve amendments to the Code of Regulations to reduce               the vote required to remove directors.

ITEM 5. Approve amendments to the Articles of Incorporation to reduce               the vote required for certain business combination transactions.

ITEM 6. Approve amendments to the Articles of Incorporation to               eliminate cumulative voting in the election of directors.

ITEM 7. Approve an amendment to the Code of Regulations to extend               the time to call special meetings.

ITEM 8. Approve an amendment to the Code of Regulations to “opt out”               of the Ohio Control Share Acquisition Law.

ITEM 9. Retification of appointment of PricewaterhouseCooper LLP as Independent Registered Public Accounting Firm.

					☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

Please indicate if you plan to attend this meeting.	☐ Yes	☐ No

Please sign name exactly as it appears above. Each joint owner should sign. Please indicate title if you are signing as executor, administrator,   trustee, custodian, guardian or corporate officer.

The undersigned hereby acknowledges receipt of the Notice of 2013 Annual Meeting of Shareholders and Proxy Statement.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

ANNUAL MEETING OF SHAREHOLDERS

THE  GOODYEAR  TIRE  &  RUBBER  COMPANY

APRIL 15, 2013

4:30 P.M.

HILTON AKRON/FAIRLAWN

3180 WEST MARKET STREET

AKRON, OHIO

PLEASE VOTE — YOUR VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The 2013 Notice and Proxy Statement and 2012 Annual Report are available at www.proxyvote.com.

M42877-P20443

THE GOODYEAR TIRE & RUBBER COMPANY
PROXY FOR 2013 ANNUAL MEETING OF SHAREHOLDERS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a holder (or designated proxy) of shares of the Common Stock of The Goodyear Tire & Rubber Company, hereby appoints David L. Bialosky, Darren R. Wells and Bertram Bell and each or any of them, the proxies or proxy of the undersigned, with full power of substitution, to represent the undersigned, and to vote all of the shares of Common Stock that the undersigned is entitled to vote, at the Annual Meeting of Shareholders of the Company to be held at the Hilton Akron/Fairlawn in Akron, Ohio, on Monday, April 15, 2013, at 4:30 P.M., Akron time, and at any and all adjournments thereof; with the power to vote said shares for the election of twelve Directors of the Company (with discretionary authority to cumulate votes), upon the other matters listed on the reverse side hereof and upon all other matters as may properly come before the meeting or any adjournment thereof. This Proxy is given and is to be construed according to the laws of the State of Ohio.

If you sign and return this card without marking, this proxy card will be treated as being FOR the election of Directors (with discretionary authority to cumulate votes), and FOR Items 2 through 9.

If you plan to attend the 2013 ANNUAL MEETING, please mark the box indicated on the reverse side.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

C/O COMPUTERSHARE TRUST COMPANY, N.A. P.O. BOX 43069 PROVIDENCE, RI 02940-3069

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 10, 2013. Have your voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by The Goodyear Tire & Rubber Company in mailing proxy materials, you can consent to receiving all future proxy statements, voting instruction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY TELEPHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 10, 2013. Have your voting instruction card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to The Goodyear Tire & Rubber Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote via the Internet or by phone,

please do not mail your card.

Your vote is important. Please vote immediately.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M42878-P20443 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE GOODYEAR TIRE & RUBBER COMPANY
The Board of Directors recommends that you vote FOR the election of all Nominees.
ITEM 1. Election of Directors NOMINEES:	For	Against	Abstain
1a) William J. Conaty 1b) James A. Firestone 1c) Werner Geissler 1d) Peter S. Hellman	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	1k) Thomas H. Weidemeyer 1l) Michael R. Wessel The Board of Directors recommends that you vote FOR the following proposals.	For ☐ ☐	Against ☐ ☐	Abstain ☐ ☐
1e) Richard J. Kramer 1f) W. Alan McCollough 1g) John E. McGlade 1h) Roderick A. Palmore 1i) Shirley D. Peterson 1j) Stephanie A. Streeter	☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐

ITEM 2. Advisory vote to approve executive compensation.

ITEM 3. Approve the adoption of the 2013 Performance Plan.

ITEM 4. Approve amendments to the Code of Regulations to reduce               the vote required to remove directors.

ITEM 5. Approve amendments to the Articles of Incorporation to reduce               the vote required for certain business combination transactions.

ITEM 6. Approve amendments to the Articles of Incorporation to eliminate               cumulative voting in the election of directors.

ITEM 7. Approve an amendment to the Code of Regulations to extend               the time to call special meetings.

ITEM 8. Approve an amendment to the Code of Regulations to “opt out”               of the Ohio Control Share Acquisition Law.

ITEM 9. Retification of appointment of PricewaterhouseCooper LLP as Independent Registered Public Accounting Firm.

					☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

Please indicate if you plan to attend this meeting.	☐ Yes	☐ No

Authorization: I acknowledge receipt of the Notice of 2013 Annual Meeting of Shareholders and Proxy Statement. I hereby instruct the trustee to vote by proxy, in the form solicited by the Board of Directors, the number of full shares in this Plan account(s) as specified above, or, if not specified above, as recommended by the Board of Directors.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

ANNUAL MEETING OF SHAREHOLDERS

THE  GOODYEAR  TIRE  &  RUBBER  COMPANY

APRIL 15, 2013

4:30 P.M.

HILTON AKRON/FAIRLAWN

3180 WEST MARKET STREET

AKRON, OHIO

PLEASE VOTE — YOUR VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The 2013 Notice and Proxy Statement and 2012 Annual Report are available at www.proxyvote.com.

M42879-P20443

CONFIDENTIAL VOTING INSTRUCTIONS 2013 ANNUAL MEETING OF SHAREHOLDERS FOR EMPLOYEE SAVINGS AND OTHER PLANS Solicited on Behalf of the Board of Directors April 15, 2013

The proxy soliciting materials furnished by the Board of Directors of The Goodyear Tire & Rubber Company in connection with the Annual Meeting of Shareholders to be held on Monday, April 15, 2013, are delivered herewith.

Under each employee savings or similar plan in which you participate, you have the right to give written instructions to the trustee for such plan to vote as you specify the number of full shares of Common Stock of The Goodyear Tire & Rubber Company representing your proportionate interest in each such plan on February 20, 2013.

As a participant in and a named fiduciary (i.e., the responsible party identified in the voting section of each Plan Document) under an employee savings plan or other similar plan, you have the right to direct The Northern Trust Company, as trustee, how to vote the shares of Common Stock of The Goodyear Tire & Rubber Company allocated to this account under such plan as well as a portion of any shares for which no timely voting instructions are received from other participants. Each savings plan provides that the trustee will vote the shares for which voting instructions have not been received in the same proportion as it votes the shares for which it has received such instructions unless to do so would be inconsistent with the trustee’s duties. If you wish to have the shares allocated to this account under the plan as well as a portion of any shares for which no timely voting instructions are received from other participants voted by the trustee in accordance with your instructions, please sign the authorization on the reverse side of this card and return it in the enclosed envelope or give your instructions by telephone or via the Internet.

I hereby instruct the trustee to vote (or cause to be voted) all shares of Common Stock of The Goodyear Tire & Rubber Company credited to this account under each plan at February 20, 2013 at the Annual Meeting of Shareholders to be held on April 15, 2013 and at any adjournment thereof as indicated on the reverse side hereof and upon all other matters as may properly come before the meeting or any adjournment thereof.

Unless otherwise specified on the reverse side, if you give your instructions by signing and returning this card, or by telephone or via the Internet, the Trustee will vote FOR the election of Directors (with discretionary authority to cumulate votes), and FOR Items 2 through 9.

If you plan to attend the 2013 ANNUAL MEETING, please mark the box indicated on the reverse side.

THIS CONFIDENTIAL VOTING INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE.

PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.